Registration No. 333-281270

As filed with the Securities and Exchange Commission on August 12, 2024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BLUE STAR FOODS CORP.

(Exact name of registrant as specified in its charter)

Delaware	3510	82-4270040
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

John Keeler

Chief Executive Officer and Executive Chairman

Blue Star Foods Corp.

3000 NW 109th Avenue

Miami, Florida 33172

(305) 836-6858

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark Crone, Esq.

Joseph Laxague, Esq.

The Crone Law Group, P.C.

420 Lexington Avenue, Suite 2446

New York, New York 10170

mcrone@cronelawgroup.com

jlaxague@cronelawgroup.com

Telephone: (646) 861-7891

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION	DATED August 12, 2024

BLUE STAR FOODS CORP.

3,743,000 shares of Common Stock

This prospectus relates to the potential offer and resale by the Selling Stockholder identified in this prospectus or their permitted transferees (the “Selling Stockholder”) of 3,743,000 shares of our common stock, $0.0001par value per share, (the “Common Stock”) issuable pursuant to that certain purchase agreement (the “ELOC Purchase Agreement”) dated May 16, 2023, by and between ClearThink Capital Partners, LLC (“ClearThink”) and us. See the section of this prospectus entitled “Offering” for a description of the transactions and the section entitled “Selling Stockholder” for additional information about the Selling Stockholder.

The registration of the shares of our Common Stock covered by this prospectus does not necessarily mean that any shares of our Common Stock will be sold by any of the Selling Stockholder, and we cannot predict when or in what amounts any of the Selling Stockholder may sell any of our shares of Common Stock offered by this prospectus.

The Selling Stockholder, or their respective transferees, pledgees, donees or other successors-in-interest, may sell the Common Stock through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Stockholder may sell any, all or none of the securities offered by this prospectus, and we do not know when or in what amount the Selling Stockholder may sell their shares of Common Stock hereunder following the effective date of this registration statement. We provide more information about how a Selling Stockholder may sell its shares of Common Stock in the section titled “Plan of Distribution” on page 31.

There is currently a limited public trading market for our Common Stock.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “BSFC.” The last reported sale price of our common stock on the Nasdaq Capital Market on August 2, 2024, was $1.85 per share. ClearThink is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

We are registering the shares of Common Stock on behalf of the Selling Stockholder, to be offered and sold by them from time to time. We will not receive any proceeds from the sale of the Common Stock by the Selling Stockholder in the offering described in this prospectus. We have agreed to bear all of the expenses incurred in connection with the registration of the Common Stock. The Selling Stockholder will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of the Common Stock.

Investing in our securities involves a high degree of risk. Before making any investment decision, you should carefully review and consider all the information in this prospectus and the documents incorporated by reference herein, including the risks and uncertainties described under “Risk Factors” beginning on page 11.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

The date of this prospectus is _________, 2024.

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BLUE STAR FOODS CORP.

You should rely only on the information contained in this prospectus. Neither we, nor the Selling Stockholder have authorized anyone to provide information different from that contained in this prospectus. The Selling Stockholder are offering to sell, and seeking offers to buy, shares of Common Stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Common Stock.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any documents incorporated by reference herein and therein may contain forward looking statements that involve significant risks and uncertainties. All statements other than statements of historical fact contained in this prospectus and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus and the documents incorporated by reference herein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and assumptions about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the SEC which are incorporated by reference herein.

We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of the significant risks, uncertainties and assumptions that accompany forward-looking statements, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

Any forward-looking statement you read in this prospectus, or any document incorporated by reference reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, operating results, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements because such statements speak only as to the date when made. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as otherwise required by applicable law. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Forms 10-Q, 8-K, and 10-K filed with the SEC. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

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PROSPECTUS SUMMARY

We are an international sustainable marine protein company that owns and operates several portfolio companies with an emphasis on environmental, social and governance values. We seek to create a vertically integrated seafood company that offers customers high quality products while maintaining a focus on our core values of delivering food safety, traceability and certified resource sustainability. Our companies include:

John Keeler & Co., Inc. (“Keeler & Co.”) doing business as Blue Star Foods, which imports, packages and sells refrigerated pasteurized crab meat sourced primarily from Southeast Asia and other premium seafood products;

Coastal Pride Seafood, LLC (“Coastal Pride”) which imports pasteurized and fresh crab meat sourced primarily from Mexico and Latin America and sells premium branded label crab meat throughout North America;

Taste of BC Aquafarms, Inc. (“TOBC”), a land-based recirculating aquaculture systems (“RAS”) salmon farming operation, which sells its steelhead salmon to distributors in Canada; and

Afritex Ventures Inc., (“AFVFL”), a Florida corporation and wholesaler of food products.

We distribute our imported blue and red swimming crabmeat in the United States under the brand names Blue Star, Pacifika, Oceanica, Crab & Go Premium Seafood, First Choice, Good Stuff and Coastal Pride Fresh and steelhead salmon and rainbow trout fingerlings produced by TOBC under the brand name Little Cedar Falls.

Blue Star is packed with only high quality Portunus Pelagicus species crab and is produced under exacting specifications and quality control requirements.

Pacifika is a quality brand for the price conscious end user. The Portunus Haanii crab meat is packed in China and is ideal for upscale plate presentations.

Oceanica is made from the Portunus Haanii crab, which is caught and processed in Vietnam. It is an affordable choice to help reduce food cost without sacrificing the look/taste of dishes.

Crab + Go Premium Seafood is geared towards millennials as part of the trend toward pre-packaged, grab-and-go items. The product is packaged in flexible foil pouches.

Lubkin Brand is packed with quality Portunus Pelagicus species crab in the Philippines and Indonesia.

First Choice is a quality brand packed with Portunus Haanii crab meat from Malaysia.

Good Stuff is a premium brand packed with high quality Callinectes species crab from Mexico.

Coastal Pride Fresh is packed with Callinectes Sapidus from Venezuela and the United States.

Steelhead salmon and rainbow trout fingerlings are produced by TOBC under the Little Cedar Falls brand. The fish are sashimi grade and only sold as a fresh item, usually reaching end users within days of harvest.

Competitive Strengths

Sustainable and Traceable Product Sourcing. We believe that our greatest point of differentiation from other seafood companies is our efforts to ensure that our seafood products are ethically sourced in a method that is consistent with our core values and those of our customers.

Proprietary Brands. We have created several brands of crab meat that are well regarded amongst our customers and are differentiated by product quality and price point.

Eco-Friendly Packaging. Another major point of differentiation from our competitors is our use of sustainable and ethical packaging. Our green pouches for Eco-Fresh crab meat are patented in the United States, Europe, Thailand, the Philippines and Indonesia under patent Nos.1526091 B1 and US Patents 8,337,922 and 8,445,046. We believe since their introduction in 2003, these pouches have saved in excess of a million metric tons of carbon dioxide emissions versus metal can packaging material.

We intend to grow our business in several ways, including:

Our long-term strategy is to create a vertically integrated seafood company that offers customers high quality products while maintaining a focus on our core values of delivering food safety, traceability and certified resource sustainability. We plan to grow the Company organically by continuing to increase our customer base and by introducing new high-value product lines and categories, as well as strategically acquiring companies that focus on additional species and proprietary technologies that we believe we can integrate into a larger, diversified company.

Growing our existing businesses. The three current existing businesses each have different pathways to organic growth, including by increasing their reliable access to sustainably sourced marine product and supplying to a larger and more diversified customer base. Our key objective is to optimize the management of the companies across all companies, specifically in the marketing, sourcing and financing departments.

Strategic Acquisitions. We will continue to seek opportunities to acquire companies that allow us to expand into new territories, diversify our species product categories, and where operational synergies with our existing companies may exist. We believe that we may have the ability to layer on a sustainability model to certain companies that operate in a more traditional way, with an opportunity to increase margins by selling a more premium product.

Scaling the RAS Business. We have an internal goal to reach production of 21,000 metric tons of steelhead salmon by 2028. If we can successfully access the necessary funding through the equity capital markets and through certain debt facilities, we hope to build a series of 1,500 metric ton and 3,000 metric ton facilities throughout strategic locations in British Columbia, Canada, where TOBC is currently based.

We purchase crab meat directly from six processors with which we have long-standing relationships, that have agreed to source their product in a sustainable manner. All crab meat is sourced under the Company’s FDA approved HACCP Plan. Additionally, all suppliers are certified grade A by the BRC and are audited annually to ensure safety and quality.

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The Company had four major suppliers located in the United States, Canada and China which accounted for approximately 82% of the Company’s total purchases during the year ended December 31, 2023. The Company’s largest supplier is located in Miami and accounted for 35% of the Company’s total purchases in the year ended December 31, 2023.

The Company’s products are sold in the United States and Canada. Its primary current source of revenue is purchasing blue and red swimming crab meat primarily from our largest supplier in Miami and distributing it in the United States and Canada under several brand names such as Blue Star, Oceanica, Pacifika, Crab & Go, Lubkin’s Coastal Pride, First Choice, Good Stuff, Coastal Pride Fresh and TOBC steelhead salmon and rainbow trout fingerlings produced under the brand name Little Cedar Falls.

The Company stores its crab meat inventory at a third-party facility in Miami, Florida and distribution takes place from this facility.

The Company has a sales team based throughout the United States who sell directly to customers, most of whom are in the food service and retail industry and also manage a network of regional and national brokers, that cover both the retail and wholesale segments. The sales team and brokers help to pull the products through the system by creating demand at the end user level and pulling the demand through our distributor customers. The Company sells to retail customers either directly or via distributors that specialize in the retail segment.

The Company does not own its own fleet of trucks and utilizes less than truckload freight shipping (“LTL”) national freight carriers to deliver its products to its customers. LTL is used for the transportation of small freight or when freight does not require the use of an entire trailer. When shipping LTL, the Company pays for a portion of a standard truck trailer, and other shippers and their shipments fill the unoccupied space.

Recent Events

NASDAQ Compliance

On September 26, 2023, we received a letter from the Listing Qualifications Department of The NASDAQ Stock Market LLC (“NASDAQ”) notifying the Company that, based upon the closing bid price of the Company’s common stock for the last 30 consecutive business days, the Company was not in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing on The NASDAQ Capital Market, as set forth in NASDAQ Listing Rule 5550(a)(2) (the “Minimum Bid Requirement”).

We were provided a compliance period of 180 calendar days, or until March 25, 2024, to regain compliance with NASDAQ Listing Rule 5550(a)(2). If at any time before March 25, 2024, the closing bid price of our common stock closed at or above $1.00 per share for a minimum of ten consecutive business days, NASDAQ would provide written notification that the Company has achieved compliance with the Minimum Bid Requirement and the matter would be resolved. On March 26, 2024, we received a letter from NASDAQ stating the Company had not regained compliance with the Minimum Bid Requirement and is not eligible for a second 180-day period because it is not in compliance with NASDAQ’s $5,000,000 minimum stockholders’ equity initial listing requirement.

The Company appealed this determination to the Nasdaq Hearings Panel (the “Panel”) in writing on April 1, 2024.

On April 10, 2024, the Panel notified the Company that it had granted the request of the Company to continue its listing on NASDAQ until May 30, 2024, subject to on or before April 1, 2024, the Company filing its Form 10-K for the year ended December 31, 2023, filing its Form 10-Q for the quarter ended March 31, 2024 by May 15, 2024, and on or before May 30, 2024, the Company shall have demonstrated compliance with Listing Rule 5550(a)(2) by evidencing a closing bid price of $1.00 or more per share for a minimum of ten (10) consecutive trading sessions, and evidence compliance with all applicable criteria for continued listing.

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Minimum Stockholder’s Equity

The Company was notified on May 23, 2023 by NASDAQ that it no longer complied with the minimum $2,500,000 stockholders’ equity required for continued listing on NASDAQ. At a hearing with NASDAQ on June 29, 2023, the Company’s request for continued listing on The NASDAQ Capital Market was granted, subject to filing a registration statement with the SEC for a $5 million public offering by July 28, 2023 and demonstrating compliance with the minimum stockholders’ equity requirement by August 18, 2023, which date was extended to September 15, 2023.On September 11, 2023, the Company closed its $5 million public offering. On October 16, 2023, NASDAQ notified the Company that it had regained compliance with the minimum $2,500,000 stockholders’ equity requirement. However, the Company is subject to a mandatory panel monitor until October 16, 2024. If, within that one-year monitoring period, NASDAQ finds the Company out of compliance, the Company will have an opportunity to request a new hearing on the matter.

The Company was notified again on November 27, 2023 by NASDAQ that it no longer complied with the minimum $2,500,000 stockholders’ equity required for continued listing on NASDAQ. As the Company is subject to a mandatory panel monitor for a period of one year, we are not eligible for a compliance period. On December 4, 2023, the Company requested a hearing with the Panel, which was scheduled for March 5, 2024. On March 22, 2024, the Panel notified the Company that it had granted the request of the Company to continue its listing on NASDAQ until May 15, 2024, subject to on or before April 1, 2024, the Company filing its Form 10-K for the year ended December 31, 2023, and filing its Form 10-Q for the quarter ended March 31, 2024 by May 15, 2024.

On June 11, 2024, the Company received a letter from the Panel indicating that the Company demonstrated compliance with the bid price requirement in Listing Rule 5550(a)(2) and the minimum stockholders’ equity requirement in Listing Rule 5550(b)(1).

Additionally, the Company will be subject to a Discretionary Panel Monitor for a period of one year, until June 11, 2025. If the Company fails to maintain compliance with any continued listing requirement during the one-year monitoring period, the Company will have an opportunity to request a new hearing with the initial Panel or a newly convened Hearings Panel if the initial Panel is unavailable.

Agile Loans

On May 9, 2024 the Company entered into a subordinated business loan and security agreement with Agile Lending, LLC and Agile Capital Funding, LLC as collateral agent (collectively “Agile”), which provides for a term loan to the Company in the form of a promissory note in the aggregate principal amount of $210,000 (the “May Agile Loan”). The May Agile Loan will accrue principal and interest of $84,000 and has a maturity date of November 22, 2024. Commencing May 17, 2024, the Company is required to make weekly payments of $10,500 until the maturity date.

The Company shall have the right to make a full prepayment or partial prepayment of the May Agile Loan. Upon prepayment of any principal amount, the Company is obligated to pay a make-whole premium payment on account of such principal so paid, which shall be equal to the aggregate and actual amount of interest (at the contract rate of interest) that would be paid through the maturity date.

In the event of a default (as described in the May Agile Loan), the Agile Loan shall accrue interest at a fixed per annum rate equal to the rate that is otherwise applicable thereto plus an additional 5%. The Company also agreed to pay Agile an administration fee of $10,000 upon execution.

While the May Agile Loan remains outstanding, the Company will grant Agile a continuing security interest in its Collateral (defined as all properties, rights and assets of the Company), wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.

The Company shall use some of the proceeds of the May Agile Loan to pay off its existing loan balance of $116,658 for the loan funded by Agile on June 26, 2023. The rest of the proceeds will be used for general corporate purposes.

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On July 25, 2024 the Company entered into a second subordinated business loan and security agreement with Agile which provides for a term loan to the Company in the form of a promissory note in the aggregate principal amount of $210,000 (the “July Agile Loan”). The July Agile Loan will accrue principal and interest of $84,000 and has a maturity date of January 31, 2025. Commencing August 2, 2024, the Company is required to make weekly payments of $10,889 until the maturity date. The proceeds of the July Agile Loan will be used for general corporate purposes.

All the other terms and provision of the July Agile Loan are exactly the same as the May Agile Loan.

FirstFire Note

On May 17, 2024, the Company entered into a promissory note with FirstFire Global Opportunities Fund, LLC, a Delaware limited liability company (“FirstFire”), pursuant to which the Company issued a promissory note in the principal amount of $240,000 at a rate of 19% per annum (the “FirstFire Note”). The FirstFire Note also has a one-time interest payment of $45,600 and a maturity date of April 17, 2025. The proceeds from the FirstFire Note are for general corporate purposes.

The FirstFire Note has mandatory monthly payments due the 17th of each month. The initial payment on August 17, 2024 is $185,600. Monthly payments from September 2024 – December 2024 are $22,000. Monthly payments from January 2025 - April 2025 are $3,000. The Company may prepay the FirstFire Note at any time without penalty. The Company’s failure to comply with the material terms of the FirstFire Note will be considered an event of default and the principal sum of the FirstFire Note will become immediately due and payable at an amount equal to 150% times the sum of (i) the then outstanding principal amount of the note plus (ii) accrued and unpaid interest on the unpaid principal amount of the note to the date of payment plus (iii) default interest, plus (iv) any other amounts owed to FirstFire.

After the occurrence of an event of default, at any time, FirstFire shall have the right to convert all or any part of the outstanding and unpaid amount of the FirstFire Note into fully paid and non-assessable shares of our common stock. The conversion price shall be 61% multiplied by the Market Price (as defined in the FirstFire Note). While the FirstFire Note remains outstanding, we will reserve 2,000,000 shares of our common stock free from preemptive rights, to provide for the issuance upon the full conversion of the FirstFire Note. The shares will be subject to Rule 144.

While the FirstFire Note remains outstanding, we shall not, without FirstFire’s written consent, sell, lease, or otherwise dispose of any significant portion of our assets outside the ordinary course of business.

Lind Waiver and Acknowledge Agreement

On August 3, 2024 the Company and Lind Global Fund II LP (“Lind”) entered into a waiver and acknowledgement agreement (the “Waiver Agreement”).

The Company and Lind previously entered into that certain Securities Purchase Agreement, dated as of May 20, 2023, as amended on July 27, 2023 pursuant to which the Company issued Lind a senior convertible promissory note in the principal amount of $300,000.

The Company intends to engage in an at-the-market offering in connection with which HC Wainwright & Co, LLC or an affiliate thereof will act as placement agent (the “HCW ATM”)

Pursuant to the Waiver Agreement, it is agreed, solely as it relates to the HCW ATM to the wavier of Sections 3.4(a)(v) (Adjustments for Issuance of Additional Shares of Common Stock) and 4.1(f) (Prohibited Transactions) of the note and Section 5.9 (Prohibited Transactions) of the Securities Purchase Agreement. The waiver is subject to the following conditions: (i) the Company may not make any sales of securities under the HCW ATM until 3 Trading Days have elapsed from the date that the terms of this Agreement are publicly announced, (ii) for the period beginning on the date hereof and ending on that the day that is 60 days thereafter, the aggregate amount of gross proceeds receivable under the HCW ATM for the sale of securities by the Company may not exceed $1,000,000, and (iii) for the period beginning on the date that is 61 days following the date hereof and ending on that the day that is 150 days thereafter, the aggregate amount of total gross proceeds receivable under the HCW ATM for the sale of securities by the Company may not exceed an additional $1,000,000. Additionally, on the date that is the earlier of (i) the date that gross the proceeds for the sale of securities by the Company under the HCW ATM equals or is in excess of $500,000.00, or (ii) the date that is 120 days from the date hereof, the Company shall pay to Lind $100,000.00 and an additional $3,000.00 for the Lind’s legal expenses relating to the preparation of this Agreement.

If the Company sells securities prior to the date permitted, in excess of the amounts agreed to, or if the Company fails to make the payments as required the Waiver Agreement will be deemed to have not been given.

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our Common Stock held by non-affiliates equals or exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our Common Stock held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter.

Corporate Information

We were incorporated on October 17, 2017 in the State of Delaware as a blank check company to be used as a vehicle to pursue a business combination. Prior to the Merger, we engaged in organizational efforts. Following the Merger, we discontinued our prior activities of seeking a business for a merger or acquisition and acquired the business of John Keeler & Co. Inc., d/b/a Blue Star Foods, a Florida corporation formed on May 5, 1995. Our executive offices are located at 3000 NW 109th Avenue, Miami, Florida 33172 and our telephone number is (305) 836-6858. Our website address is https://bluestarfoods.com/. Except for any documents that are incorporated by reference into this prospectus that may be accessed from our website, the information available on or through our website is not part of this prospectus.

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The Offering

On May 16, 2023, the Company entered into a Purchase Agreement (the “ELOC Purchase Agreement”) with ClearThink Capital Partners, LLC (“ClearThink”). Pursuant to the ELOC Purchase Agreement, ClearThink has agreed to purchase from the Company, from time to time upon delivery by the Company to ClearThink of request notices (each a “Request Notice”), and subject to the other terms and conditions set forth in the ELOC Purchase Agreement, up to an aggregate of $10,000,000 of the Company’s Common Stock. The purchase price of the shares of Common Stock to be purchased under the ELOC Purchase Agreement will be equal to 80% of the two lowest daily VWAPs during a valuation period of six trading days, beginning three trading days preceding the draw down or put notice to three trading days commencing on the first trading day following delivery and clearing of the delivered shares. Each purchase under the ELOC Purchase Agreement will be in a minimum amount of $25,000 and a maximum amount equal to the lesser of (i) $1,000,000 and (ii) 300% of the average daily trading value of the Common Stock over the ten days preceding the Request Notice date. In addition, pursuant to the ELOC Purchase Agreement, the Company agreed to issue to ClearThink 1,250 restricted shares of the Company’s Common Stock as a “Commitment Fee.” The ELOC Purchase Agreement has a maturity date of May 16, 2025.

The issuance of shares to ClearThink are subject to a beneficial ownership limitation so that in no event will shares be issued which would result in ClearThink beneficially owning, together with its affiliates, more than 9.99% of the Company’s outstanding shares of Common Stock.

The Company may not deliver to ClearThink a Request Notice if we are in default. Events of default include:

(a) the effectiveness of a registration statement registering the resale of the Securities lapses for any reason for a period of ten (10) consecutive business days or for more than an aggregate of thirty (30) business days in any 365-day period, with certain exceptions;

(b) the suspension of the Common Stock from trading on the principal market for a period of one (1) business day, provided that the Company may not direct ClearThink to purchase any shares of Common Stock during any such suspension;

(c) the delisting of the Common Stock from The OTCQB, provided, however, that the Common Stock is not immediately thereafter trading on the New York Stock Exchange, The Nasdaq Global Market, The Nasdaq Global Select Market, the NYSE American (or nationally recognized successor to any of the foregoing);

(d) if the exchange cap is reached unless and until stockholder approval is obtained;

(e) the failure for any reason by the transfer agent to issue shares to ClearThink within three (3) business days after the applicable purchase date on which ClearThink is entitled to receive such shares;

(f) the Company breaches any representation, warranty, covenant or other term or condition under any of their transaction documents with ClearThink;

(g) if any person commences a proceeding against the Company pursuant to or within the meaning of any bankruptcy law or if the Company commences a proceeding within the meaning of any bankruptcy law;

(h) if at any time the Company is not eligible to transfer its Common Stock electronically as DWAC shares.

The ELOC Purchase Agreement terminates as follows:

(a) If pursuant to or within the meaning of any bankruptcy law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors, any of which would be an event of default, and shall automatically terminate without any liability or payment to the Company without further action or notice by any person;

(b) In the event that the commencement of the ELOC Purchase Agreement shall not have occurred on or before December 31, 2023;

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(c) for any reason or for no reason by delivering notice to ClearThink electing to terminate;

(d) automatically on the date that the Company sells and ClearThink purchases the full available amount under the ELOC Purchase Agreement;

(e) May 16, 2025.

ClearThink, its agents, representatives or affiliates, will not in any manner whatsoever, enter into or effect directly or indirectly, any (i) “short sale” of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

It is possible that we may not have access to the full amount available to us under the ELOC Purchase Agreement. We have also indemnified ClearThink pursuant to the ELOC Purchase Agreement.

In connection with the ELOC Purchase Agreement, the Company entered into a Registration Rights Agreement with ClearThink under which the Company agreed to file a registration statement with the Securities and Exchange Commission covering the shares of Common Stock issuable under the ELOC Purchase Agreement.

On May 16, 2023, the Company and ClearThink also entered into a Securities Purchase Agreement (the “SPA”) under which ClearThink has agreed to purchase from the Company an aggregate of 1,000 shares of the Company’s restricted Common Stock for a total purchase price of $200,000 in four closings. The first closing occurred on the execution date of the SPA and the second, third, and fourth closings shall be within 60 days after the first closing.

SUMMARY OF THE OFFERING

The following is a summary of the shares being offered by the Selling Stockholder:

Common Stock offered by Selling Stockholder	3,743,000 shares of common stock, $0.0001par value per share (the “Common Stock”) issuable pursuant to that certain purchase agreement (the “ELOC Purchase Agreement”) dated May 16, 2023, by and between ClearThink Capital Partners, LLC (“ClearThink”) and us.

Common Stock outstanding prior to the offering	2,511,458 shares

Nasdaq Capital Market Symbol	BSFC

Use of proceeds	We will not receive any proceeds from the sale of shares of our Common Stock by the Selling Stockholder.

Risk factors	You should carefully read “Risk Factors” in this prospectus for a discussion of factors that you should consider before deciding to invest in our Common Stock.

The number of shares of our Common Stock that will be outstanding immediately after this offering is based on 2,511,458 shares of Common Stock outstanding as of July 24, 2024 and excludes an aggregate of 331,245 shares of Common Stock issuable upon the exercise of stock options and warrants as follows:

●	4,111 shares of our common stock issuable upon the exercise of stock options;

●	12,261 shares of our common stock issuable upon exercise of warrants;

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●	103,150 shares of our common stock that may be issued upon conversion of a secured, two-year, interest-free convertible promissory note and 8,701 shares of our common stock that may be issued upon exercise of a common stock purchase warrant that we issued to Lind Global Fund II LP on May 30, 2023, each of which is subject to potential anti-dilution adjustment as a result of this offering; and;

●	199,517 shares of our common stock that may be issued upon conversion of a secured, two-year, interest-free convertible promissory note and 3,505 shares of our common stock that may be issued upon exercise of a common stock purchase warrant that we issued to Lind Global Fund II LP on July 27, 2023, each of which is subject to potential anti-dilution adjustment as a result of this offering.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Before investing in our Common Stock, you should carefully consider the risks described below, as well as the other information in this prospectus, including our consolidated financial statements and the related notes. In addition, we may face additional risks and uncertainties not currently known to us, or which as of the date of this registration statement we might not consider significant, which may adversely affect our business. If any of the following risks occur, our business, financial condition and results of operations could be materially adversely affected. In such case, the trading price of our Common Stock could decline due to any of these risks or uncertainties, and you may lose part or all of your investment.

Risks Related to Our Business and Industry

The operation of our planned digital banking platform may subject us to costs and risks associated with various laws and regulations, including those relating to data privacy, security and protection. Developments in these and other laws and regulations could harm our business, financial condition or results of operations.

Future acquisitions may have an adverse effect on our ability to manage our business.

Selective acquisitions currently form part of our strategy to further expand our business. If we are presented with appropriate opportunities, we may acquire additional businesses, services or products that are complementary to our core business. Future acquisitions and the subsequent integration of new companies into ours would require significant attention from management. Future acquisitions would also expose us to potential risks, including risks associated with the assimilation of new operations, services and personnel, unforeseen or hidden liabilities, the diversion of resources from our existing businesses and technologies, the inability to generate sufficient revenue to offset the costs and expenses of acquisitions and potential loss of, or harm to, relationships with employees as a result of integration of new businesses. The diversion of our management’s attention and any difficulties encountered in any integration process could have a material adverse effect on our ability to manage our business.

The value of crab meat is subject to fluctuation which may result in volatility of our results of operations and the value of an investment in the Company.

Our business is dependent upon the sale of a commodity which value is subject to fluctuation. Our net sales and operating results vary significantly due to the volatility of the value of the crab meat that we sell which may result in the volatility of the market price of our Common Stock.

A material decline in the population and biomass of crab meat that we sell in the fisheries from which we obtain our crab meat would materially and adversely affect our business.

The population and biomass of crab meat are subject to natural fluctuations which are beyond our control and which may be exacerbated by disease, reproductive problems or other biological issues and may be affected by changes in weather and the global environment. The overall health of a crab or other fish is difficult to measure, and fisheries management is still a relatively inexact science. Since we are unable to predict the timing and extent of fluctuations in the population and biomass of our products, we are unable to engage in any measures that might alleviate the adverse effects of these fluctuations. Any such fluctuation which results in a material decline in the population and biomass in the fisheries from which we obtain our crab meat would materially and adversely affect our business. Our operations are also subject to the risk of variations in supply.

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We are subject to the risk of product contamination and product liability claims.

The sales of our products may involve the risk of injury to consumers. Such injuries may result from tampering by unauthorized personnel, product contamination or spoilage, including the presence of foreign objects, substances, chemicals, or residues introduced during the packing, storage, handling or transportation phases. While we are subject to governmental inspection and regulations and believe our facilities comply in all material respects with all applicable laws and regulations, including internal product safety policies, we cannot be sure that consumption of our products will not cause a health-related illness in the future or that we will not be subject to claims or lawsuits relating to such matters. Even if a product liability claim is unsuccessful, the negative publicity surrounding any assertion that our products caused illness or injury could adversely affect our reputation with existing and potential customers and our brand image.

A significant portion of our revenues are derived from a single product, crab meat, and therefore we are highly susceptible to changes in market demand, which may be affected by factors over which we have limited or no control.

A significant portion of our revenues are derived from a single product, crab meat. We therefore are highly susceptible to changes in market demand, which may be impacted by factors over which we have limited or no control. Factors that could lead to a decline in market demand for crab meat include economic conditions and evolving consumer preferences. A substantial downturn in market demand for crab meat may have a material adverse effect on our business and on our results of operations.

Risks Related to Our Industry and TOBC’s RAS Operations

Regulation of the fishing industry may have an adverse impact on our business.

The international community has been aware of and concerned with the worldwide problem of depletion of natural fish stocks. In the past, these concerns have resulted in the imposition of quotas that subject individual countries to strict limitations on the amount of seafood that is allowed to be caught or harvested. Environmental groups have been lobbying for additional limitations. If international organizations or national governments were to impose additional limitations on crab meat or the seafood products we sell, this could have a negative impact on our results of operations.

Segments of the seafood industry in which we operate are competitive, and our inability to compete successfully could adversely affect our business, results of operations and financial condition.

We compete with major integrated seafood companies such as Tri Union Frozen Products, Inc. (Chicken of the Sea Frozen Foods), Phillips Foods, Inc., Harbor Seafood, Inc., and Twin Tails Seafood Corp. in our traditional sustainable seafood business and our primary competitors in our RAS business are Aquabounty, Atlantic Sapphire, Aquacon, Nordic Aquafarms, Whole Oceans, West Coast Salmon and Pure Salmon. Some of our competitors have the benefit of marketing their products under brand names that have better market recognition than ours or have stronger marketing and distribution channels than we do. Increased competition as to any of our products could result in price reduction, reduced margins and loss of market share, which could negatively affect our profitability. An increase in imported products in the United States at low prices could also negatively affect our profitability.

Our insurance coverage may be inadequate to cover losses we may incur or to fully replace a significant loss of assets.

Our involvement in the fishing industry may result in liability for pollution, property damage, personal injury or other hazards. Although we believe we have obtained insurance in accordance with industry standards to address such risks, such insurance has limitations on liability and/or deductible amounts that may not be sufficient to cover the full extent of such liabilities or losses. In addition, such risks may not, in all circumstances, be insurable or, in certain circumstances, we may choose not to obtain insurance to protect against specific risks due to the high premiums associated with such insurance or for other reasons. The payment of such uninsured liabilities would reduce the funds available to us. If we suffer a significant event or occurrence that is not fully insured, or if the insurer of such event is not solvent, we could be required to divert funds from capital investment or other uses towards covering any liability or loss for such events.

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Our operations, revenue and profitability could be adversely affected by changes in laws and regulations in the countries where we do business.

The governments of countries into which we sell our products, from time to time, consider regulatory proposals relating to raw materials, food safety and markets, and environmental regulations, which, if adopted, could lead to disruptions in distribution of our products and increase our operational costs, which, in turn, could affect our profitability. To the extent that we increase our product prices as a result of such changes, our sales volume and revenues may be adversely affected.

Furthermore, these governments may change import regulations or impose additional taxes or duties on certain imports from time to time. These regulations and fees or new regulatory developments may have a material adverse impact on our operations, revenue and profitability. If one or more of the countries into which we sell our products bars the import or sale of crab meat or related products, our available market would shrink significantly, adversely impacting our results of operations and growth potential.

A decline in discretionary consumer spending may adversely affect our industry, our operations and ultimately our profitability.

Luxury products, such as premium grade crab meat, are discretionary purchases for consumers. Any reduction in consumer discretionary spending or disposable income may affect the crab meat industry significantly. Many economic factors outside of our control could affect consumer discretionary spending, including the financial markets, consumer credit availability, prevailing interest rates, energy costs, employment levels, salary levels, and tax rates. Any reduction in discretionary consumer spending could materially adversely affect our business and financial condition.

Our business is affected by the quality and quantity of the salmon that is harvested by TOBC.

We sell our products in a highly competitive market. The ability of TOBC to successfully sell its salmon and the price therefor, is highly dependent on the quality of the salmon. A number of factors can negatively affect the quality of the salmon sold, including the quality of the broodstock, water conditions in the farm, the food and additives consumed by the fish, population levels in the tanks, and the amount of time that it takes to bring a fish to harvest, including transportation and processing. Optimal growing conditions cannot always be assured. Although fish grown in RAS production systems are not subject to the disease and parasite issues that can affect salmon grown in ocean pens, there is the potential for organisms that are ubiquitous to freshwater environments to become pathogenic if the fish are subjected to stressful conditions or there is an issue with biomass management.

High standards for the quality of the product are maintained and if we determine that a harvest has not met such standards, we may be required to reduce inventory and write down the value of the harvest to reflect net realizable value. Sub-optimal conditions could lead to smaller harvests and or lower quality fish. Conversely, if we experience better than expected growth rates, we may not be able to process and bring our fish to market in a timely manner, which may result in overcrowding that can cause negative health impacts and/or require culling our fish population.

Furthermore, if our salmon is perceived by the market to be of lower quality than other available sources of salmon or other fish, we may experience reduced demand for our product and may not be able to sell our products at the prices that we expect or at all.

As we continue to expand our operations and build new farms, we potentially may face additional challenges with maintaining the quality of our products. We cannot guarantee that we will not face quality issues in the future, any of which could cause damage to our reputation, and a loss of consumer confidence in our products, which could have a material adverse effect on our business results and the value of our brands.

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A shutdown, damage to any of our farms, or lack of availability of power, fuel, oxygen, eggs, water, or other key components needed for our operations, could result in our prematurely harvesting fish, a loss of a material percentage of our fish in production, a delay in our commercialization plans, and a material adverse effect on our operations, business results, reputation, and the value of our brands.

An interruption in the power, fuel, oxygen supply, water quality systems, or other critical infrastructure of an aquaculture facility for more than a short period of time could lead to the loss of a large number of fish. A shutdown of or damage to our farm due to natural disaster, shortages of key components to our operations due to a pandemic, reduction in water supply, contamination of our aquifers, interruption in services, or human interference could require us to prematurely harvest some or all of the fish or could result in a loss of our fish in production.

We also are dependent on egg availability. If we had a disruption in our ability to purchase eggs, we would not be able to continue to stock our farm. We cannot guarantee that any disruptions might not occur in the future, any of which could cause loss of salmon to sell, damage to our reputation, loss of consumer confidence in our products and company, and lost revenues, all of which could have a material adverse effect on our business results.

The successful development of our TOBC business depends on TOBC’s ability to efficiently and cost-effectively produce and sell salmon at large commercial scale.

Our business plans depend on our ability to increase our production capacity through the development of larger farms. We have limited experience constructing, ramping up, and managing such large, commercial-scale facilities, and we may not have anticipated all of the factors or costs that could affect our production, harvest, sale, and delivery of salmon at such a scale. Our salmon may not perform as expected when raised at very large commercial scale, we may encounter operational challenges, control deficiencies may surface, our vendors may experience capacity constraints, or our production cost and timeline projections may prove to be inaccurate. Any of these could decrease process efficiency, create delays, and increase our costs. We are also subject to volatility in market demand and prices, such as the disruption of the salmon market including reduction in market prices for salmon.

In addition, competitive pressures, customer volatility and the possible inability to secure established and ongoing customer partnerships and contracts, may result in a lack of buyers for our fish. Customers of our fish may not wish to follow our terms and conditions of sale, potentially resulting in a violation of labeling or disclosure laws, improper food handling, nonpayment for product, and similar issues. The competitive landscape for salmon may create challenges in securing competitive pricing for our salmon to reach our competitive goals. In addition, it is possible that we may not be able to service our customers to meet their expectations regarding fish quality, ongoing harvest supply availability, order processing fill rate, on time or correct deliveries, potential issues with third party processors, and other factors, which could impact our relationships with customers, our reputation, and our business results.

Risks Related to Our Reliance on Third Parties

We are dependent on third parties for our operations and our business may be affected by supply chain interruptions and delays.

Our business is dependent upon our relationships with vendors in Southeast Asia and Latin America for co-packing, processing and shipping product to us. If for any reason these companies became unable or unwilling to continue to provide services to us, this would likely lead to a temporary interruption in our ability to import our products until we found another entity that could provide these services. Moreover, if supply chain delays occur, our product will arrive late which will adversely impact our revenue. Failure to find a suitable replacement, even on a temporary basis, would have an adverse effect on our results of operations.

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We do not have long-term agreements with many of our customers and suppliers.

Many of our customers and suppliers operate through purchase orders. Though we have long-term business relationships with many of our customers and suppliers and alternative sources of supply for key items, we do not have long-term agreements with such customers and suppliers and cannot be sure that any of these customers or suppliers will continue to do business with us on the same basis or on terms that are favorable to us. The termination or modification of any of these relationships may adversely affect our business, financial performance and results of operations.

Risks Related to Our Financial Condition and Capital Requirements

Our independent registered public accounting firm has included an explanatory paragraph relating to our ability to continue as a going concern in its report on our audited financial statements.

The report from our independent registered public accounting firm for the year ended December 31, 2023 includes an explanatory paragraph stating that the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent on its ability to increase revenues, execute on its business plan to acquire complimentary companies, raise capital and continue to sustain adequate working capital to finance its operations. If we are unable to do so, our financial condition and results of operations will be materially and adversely affected and we may be unable to continue as a going concern.

We face risks related to the current global economic environment which could harm our business, financial condition and results of operations.

The state of the global economy continues to be uncertain. The current global economic conditions and uncertain credit markets, concerns regarding the availability of credit pose a risk that could impact our international relationships, as well as our ability to manage normal commercial relationships with our customers, suppliers and creditors, including financial institutions. Global trade issues and the impositions of tariffs could also have an adverse effect on our international business activities. If the current global economic environment deteriorates, our business could be negatively affected.

We may need to raise additional capital to fund our existing commercial operations and develop and commercialize new products and expand our operations.

Based on our current business plan, we believe the net proceeds from our underwritten offering, together with our current cash and cash equivalents and cash receipts from sales will enable us to conduct our planned operations for at least the next 12 months. If our available cash balances, net proceeds from the offering and anticipated cash flow from operations are insufficient to satisfy our liquidity requirements including because of lower demand for our products or due to other risks described herein, we may seek to sell Common Stock or preferred stock or convertible debt securities, enter into an additional credit facility or another form of third-party funding or seek other debt financing.

We may consider raising additional capital in the future to expand our business, to pursue strategic investments, to take advantage of financing opportunities or for other reasons, including to:

●	increase our sales and marketing efforts and address competitive developments;

●	provide for supply and inventory costs;

●	fund development and marketing efforts of any future products or additional features to then-current products;

●	acquire, license or invest in new technologies;

●	acquire or invest in complementary businesses or assets; and

●	finance capital expenditures and general and administrative expenses

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Our present and future funding requirements will depend on many factors, including:

●	our ability to achieve revenue growth and improve gross margins;

●	the cost of expanding our operations and offerings, including our sales and marketing efforts;

●	the effect of competing market developments; and

●	costs related to international expansion.

The various ways we could raise additional capital carry potential risks. If we raise funds by issuing equity securities, dilution to our stockholders could result. Any equity securities issued also could provide for rights, preferences or privileges senior to those of holders of our Common Stock. If we raise funds by issuing debt securities, those debt securities would have rights, preferences and privileges senior to those of holders of our Common Stock. The terms of debt securities issued or borrowings pursuant to a credit agreement could impose significant restrictions on our operations. If we raise funds through collaborations and licensing arrangements, we might be required to relinquish significant rights or grant licenses on terms that are not favorable to us.

We incur significant costs as a result of operating as a public company and our management devotes substantial time to public company compliance.

As a public company, we incur significant legal, accounting and other expenses due to our compliance with regulations and disclosure obligations applicable to us, including compliance with the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), and the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) as well as rules implemented by the SEC. Stockholder activism, the current political environment and the current high level of government intervention and regulatory reform may lead to substantial new regulations and disclosure obligations, which may lead to additional compliance costs and impact, in ways we cannot currently anticipate, the manner in which we operate our business. Our management and other personnel devote a substantial amount of time to monitoring of and compliance with, public company reporting obligations. These rules and regulations cause us to incur significant legal and financial compliance costs and make some activities more time consuming and costly.

To comply with the requirements of being a public company, we may need to undertake various actions, including implementing internal controls and procedures. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal control over financial reporting. We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we file with the SEC is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms, and that information required to be disclosed in reports under the Securities Exchange Act of 1934 is accumulated and communicated to our principal executive and financial officers. Any failure to develop or maintain effective controls could harm our operating results, cause us to fail to meet our reporting obligations or result in a restatement of prior period financial statements. In the event that we are not able to demonstrate compliance with the Sarbanes-Oxley Act, that our internal control over financial reporting is perceived as inadequate or that we are unable to produce timely or accurate financial statements, investors may lose confidence in our operating results and the price of our Common Stock could decline. In addition, if we are unable to continue to meet these requirements, our Common Stock may not be able to continue to meet the eligibility requirements for the NASDAQ Stock Market

Our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until the later of our second annual report or the first annual report required to be filed with the SEC following the date we are no longer an “emerging growth company” as defined in the JOBS Act depending on whether we choose to rely on certain exemptions set forth in the JOBS Act. If we are unable to assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion on the effectiveness of our internal control over financial reporting, we could lose investor confidence in the accuracy and completeness of our financial reports, which could harm our business.

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Risks Related to Administrative, Organizational and Commercial Operations and Growth

We may be unable to manage our future growth effectively, which could make it difficult to execute our business strategy.

We anticipate growth in our business operations. This future growth could create a strain on our organizational, administrative and operational infrastructure, including manufacturing operations, quality control, technical support and customer service, sales force management and general and financial administration. Our ability to manage our growth properly will require us to continue to improve our operational, financial and management controls, as well as our reporting systems and procedures. If we are unable to manage our growth effectively, we may be unable to execute our business plan, which could have a material adverse effect on our business and our results of operations.

If we are unable to support demand for our current and our future products, including ensuring that we have adequate resources to meet increased demand and mitigate any supply chain delays our business could be harmed.

As our commercial operations and sales volume grow, we will need to continue to increase our workflow capacity for processing, customer service, billing and general process improvements and expand our internal quality assurance program, and mitigate any supply chain delays we could have with our vendors, among other things. We may also need to purchase additional equipment and increase our manufacturing, maintenance, software and computing capacity to meet increased demand. We cannot assure you that any of these increases in scale, expansion of personnel, purchase of equipment or process enhancements will be successfully implemented.

The loss of our Executive Chairman and Chief Executive Officer or our inability to attract and retain highly skilled officers and key personnel could negatively impact our business.

Our success depends on the skills, experience and performance of John Keeler, our Executive Chairman and Chief Executive Officer. The individual and collective efforts of such individual will be important as we continue to develop and expand our commercial activities. The loss or incapacity of Mr. Keeler could negatively impact our operations if we experience difficulties in hiring qualified successors. Qualified employees periodically are in great demand and may be unavailable in the time frame required to satisfy our customers’ requirements. Expansion of our business could require us to employ additional personnel. There can be no assurance that we will be able to attract and retain sufficient numbers of skilled employees in the future. The loss of personnel or our inability to hire or retain sufficient personnel at competitive rates could impair the growth of our business.

If we were sued for product liability or professional liability, we could face substantial liabilities that exceed our resources.

The marketing and sale of our products could lead to the filing of product liability claims alleging that our product made users ill. A product liability claim could result in substantial damages and be costly and time-consuming for us to defend.

We maintain product liability insurance, but this insurance may not fully protect us from the financial impact of defending against product liability claims. Any product liability claim brought against us, with or without merit, could increase our insurance rates or prevent us from securing insurance coverage in the future. Additionally, any product liability lawsuit could lead to regulatory investigations, product recalls or withdrawals, damage our reputation or cause current vendors, suppliers and customers to terminate existing agreements and potential customers and partners to seek other suppliers, any of which could negatively impact our results of operations.

We face risks associated with our international business.

Our international business operations are subject to a variety of risks, including:

●	difficulties with managing foreign and geographically dispersed operations;

●	having to comply with various U.S. and international laws, including export control laws and the FCPA, and anti-money laundering laws;

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●	changes in uncertainties relating to foreign rules and regulations;

●	tariffs, export or import restrictions, restrictions on remittances abroad, imposition of duties or taxes that limit our ability to import product;

●	limitations on our ability to enter into cost-effective arrangements with distributors, or at all;

●	fluctuations in foreign currency exchange rates;

●	imposition of limitations on production, sale or export in foreign countries;

●	imposition of limitations on or increase of withholding and other taxes on remittances and other payments by foreign processors or joint ventures;

●	imposition of differing labor laws and standards;

●	economic, political or social instability in foreign countries and regions;

●	an inability, or reduced ability, to protect our intellectual property, including any effect of compulsory licensing imposed by government action;

●	availability of government subsidies or other incentives that benefit competitors in their local markets that are not available to us;

●	difficulties in recruiting and retaining personnel, and managing international operations;

●	less developed infrastructure; and impositions on operations as a result of the COVID-19 pandemic.

If we expand into other target markets, we cannot assure you that our expansion plans will be realized, or if realized, be successful. We expect each market to have particular regulatory and funding hurdles to overcome and future developments in these markets, including the uncertainty relating to governmental policies and regulations, could harm our business. If we expend significant time and resources on expansion plans that fail or are delayed, our reputation, business and financial condition may be harmed.

Our results may be impacted by changes in foreign currency exchange rates.

Currently, the majority of our international sales contracts are denominated in U.S. dollars. We pay certain of our suppliers in a foreign currency and we may pay others in the future in foreign currency. As a result, an increase in the value of the U.S. dollar relative to foreign currencies could require us to reduce our selling price or risk making our product less competitive in international markets or our costs could increase. Also, if our international sales increase, we may enter into a greater number of transactions denominated in non-U.S. dollars, which could expose us to foreign currency risks, including changes in currency exchange rates.

A larger portion of our revenues may be denominated in other foreign currencies if we expand our international operations. Conducting business in currencies other than U.S. dollars subjects us to fluctuations in currency exchange rates that could have a negative impact on our operating results. Fluctuations in the value of the U.S. dollar relative to other currencies impact our revenues, cost of revenues and operating margins and result in foreign currency translation gains and losses.

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We could be negatively impacted by violations of applicable anti-corruption laws or violations of our internal policies designed to ensure ethical business practices.

We operate in a number of countries throughout the world, including in countries that do not have as strong a commitment to anti-corruption and ethical behavior that is required by U.S. laws or by corporate policies. We are subject to the risk that we, our U.S. employees or our employees located in other jurisdictions or any third parties that we engage to do work on our behalf in foreign countries may take action determined to be in violation of anti-corruption laws in any jurisdiction in which we conduct business. Any violation of anti-corruption laws or regulations could result in substantial fines, sanctions, civil and/or criminal penalties and curtailment of operations in certain jurisdictions and might harm our business, financial condition or results of operations. Further, detecting, investigating and resolving actual or alleged violations is expensive and can consume significant time and attention of our senior management.

We depend on our information technology systems, and any failure of these systems could harm our business.

We depend on information technology and telecommunications systems for significant elements of our operations. We have developed propriety software for the management and operation of our business. We have installed and expect to expand a number of enterprise software systems that affect a broad range of business processes and functional areas, including for example, systems handling human resources, financial controls and reporting, contract management, regulatory compliance and other infrastructure operations.

Information technology and telecommunications systems are vulnerable to damage from a variety of sources, including telecommunications or network failures, malicious human acts and natural disasters. Moreover, despite network security and back-up measures, some of our servers are potentially vulnerable to physical or electronic break-ins, computer viruses and similar disruptive problems. Despite the precautionary measures we have taken to prevent unanticipated problems that could affect our information technology and telecommunications systems, failures or significant downtime of our information technology or telecommunications systems or those used by our third-party service providers could prevent us from providing support services and product to our customers and managing the administrative aspects of our business. Any disruption or loss of information technology or telecommunications systems on which critical aspects of our operations depend could harm our business.

Our operations are vulnerable to interruption or loss due to natural or other disasters, power loss, strikes and other events beyond our control.

We conduct a significant portion of our activities, including administration and data processing, at facilities located in Southern Florida that have experienced major hurricanes and floods which could affect our facilities, significantly disrupt our operations, and delay or prevent product shipment during the time required to repair, rebuild or replace damaged processing facilities. Our suppliers in Southeast Asia and Latin America are also vulnerable to natural disasters which could disrupt their operations and their ability to supply product to us. If any of our customers’ facilities are negatively impacted by a disaster, product shipments could be delayed. Additionally, customers may delay purchases of products until operations return to normal. Even if we and/or our suppliers are able to quickly respond to a disaster, the ongoing effects of the disaster could create some uncertainty in the operations of our business. In addition, our facilities may be subject to a shortage of available electrical power and other energy supplies. Any shortages may increase our costs for power and energy supplies or could result in blackouts, which could disrupt the operations of our affected facilities and harm our business.

Risks Related to Intellectual Property

Our intellectual property rights are valuable, and any inability to adequately protect, or uncertainty regarding validity, enforceability or scope of them could undermine our competitive position and reduce the value of our products, services and brand, and litigation to protect our intellectual property rights may be costly.

We attempt to strengthen and differentiate our product portfolio by developing new and innovative products and product improvements. As a result, our patents, trademarks, trade secrets, copyrights and other intellectual property rights are important assets to us. Various events outside of our control pose a threat to our intellectual property rights as well as to our products and services. For example, effective intellectual property protection may not be available in countries in which our products are sold. Also, although we have registered our trademark in various jurisdictions, our efforts to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to compete. Litigation might be necessary to protect our intellectual property rights and any such litigation may be costly and may divert our management’s attention from our core business. An adverse determination in any lawsuit involving our intellectual property is likely to jeopardize our business prospects and reputation. Although we are not aware of any of such litigation, we have no insurance coverage against litigation costs, and we would be forced to bear all litigation costs if we cannot recover them from other parties. All foregoing factors could harm our business, financial condition, and results of operations. Any unauthorized use of our intellectual property could harm our operating results.

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We may be exposed to infringement or misappropriation claims by third parties, which, if determined against us, could adversely affect our business and subject us to significant liability to third parties.

Our success mainly depends on our ability to use and develop our technology and product designs without infringing upon the intellectual property rights of third parties. We may be subject to litigation involving claims of patent infringement or violations of other intellectual property rights of third parties. Holders of patents and other intellectual property rights potentially relevant to our product offerings may be unknown to us, which may make it difficult for us to acquire a license on commercially acceptable terms. There may also be technologies licensed to us and that we rely upon that are subject to infringement or other corresponding allegations or claims by third parties which may damage our ability to rely on such technologies. In addition, although we endeavor to ensure that companies that work with us possess appropriate intellectual property rights or licenses, we cannot fully avoid the risks of intellectual property rights infringement created by suppliers of components used in our products or by companies we work with in cooperative research and development activities. Our current or potential competitors may obtain patents that will prevent, limit or interfere with our ability to make, use or sell our products. The defense of intellectual property claims, including patent infringement suits, and related legal and administrative proceedings can be both costly and time consuming, and may significantly divert the efforts and resources of our technical personnel and management. These factors could effectively prevent us from pursuing some or all of our business operations and result in our customers or potential customers deferring, canceling or limiting their purchase or use of our products, which may have a material adverse effect on our business, financial condition and results of operations.

Our commercial success will depend in part on our success in obtaining and maintaining issued patents and other intellectual property rights in the United States and elsewhere. If we do not adequately protect our intellectual property, competitors may be able to use our processes and erode or negate any competitive advantage we may have, which could harm our business.

We cannot provide any assurances that any of our patents have, or that any of our pending patent applications that mature into issued patents will include, claims with a scope sufficient to protect our products, any additional features we develop or any new products. Patents, if issued, may be challenged, deemed unenforceable, invalidated or circumvented.

Furthermore, though an issued patent is presumed valid and enforceable, its issuance is not conclusive as to its validity or its enforceability and it may not provide us with adequate proprietary protection or competitive advantages against competitors with similar products. Competitors may also be able to design around our patents. Other parties may develop and obtain patent protection for more effective technologies, designs or methods. We may not be able to prevent the unauthorized disclosure or use of our knowledge or trade secrets by consultants, suppliers, vendors, former employees and current employees. The laws of some foreign countries do not protect our proprietary rights to the same extent as the laws of the United States, and we may encounter significant problems in protecting our proprietary rights in these countries. If any of these developments were to occur, they each could have a negative impact on our sales.

If we are unable to protect the confidentiality of our trade secrets, our business and competitive position could be harmed.

We rely upon copyright and trade secret protection, as well as non-disclosure agreements and invention assignment agreements with our employees, consultants and third parties, to protect our confidential and proprietary information. In addition to contractual measures, we try to protect the confidential nature of our proprietary information using physical and technological security measures. Such measures may not, for example, in the case of misappropriation of a trade secret by an employee or third party with authorized access, provide adequate protection for our proprietary information. Our security measures may not prevent an employee or consultant from misappropriating our trade secrets and providing them to a competitor, and recourse we take against such misconduct may not provide an adequate remedy to protect our interests fully. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret can be difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, trade secrets may be independently developed by others in a manner that could prevent legal recourse by us. If any of our confidential or proprietary information, such as our trade secrets, were to be disclosed or misappropriated, or if any such information was independently developed by a competitor, our competitive position could be harmed.

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We may not be able to enforce our intellectual property rights throughout the world.

The laws of some foreign countries do not protect intellectual property rights to the same extent as the laws of the United States. Many companies have encountered significant problems in protecting and defending intellectual property rights in certain foreign jurisdictions. This could make it difficult for us to stop the infringement or the misappropriation of our intellectual property rights. Many foreign countries have compulsory licensing laws under which a patent owner must grant licenses to third parties. In addition, many countries limit the enforceability of patents against third parties, including government agencies or government contractors. In these countries, patents may provide limited or no benefit. Patent protection must ultimately be sought on a country-by-country basis, which is an expensive and time-consuming process with uncertain outcomes. Accordingly, we may choose not to seek patent protection in certain countries, and we will not have the benefit of patent protection in such countries.

Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial costs and divert our efforts from other aspects of our business. Accordingly, our efforts to protect our intellectual property rights in such countries may be inadequate. In addition, changes in the law and legal decisions by courts in the United States and foreign countries may affect our ability to obtain adequate protection for our technology and the enforcement of intellectual property.

Third parties may assert that our employees or consultants have wrongfully used or disclosed confidential information or misappropriated trade secrets.

Although we try to ensure that our employees and consultants do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that we or our employees, consultants or independent contractors have inadvertently or otherwise used or disclosed intellectual property, including trade secrets or other proprietary information, of a former employer or other third parties. Litigation may be necessary to defend against these claims. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

Risks Related to Regulatory Matters

Our products and operations are subject to government regulation and oversight both in the United States and abroad, and our failure to comply with applicable requirements could harm our business.

The FDA and other government agencies regulate, among other things, with respect to our products and operations:

●	design, development and manufacturing;

●	testing, labeling, content and language of instructions for use and storage;

●	product safety;

●	marketing, sales and distribution;

●	record keeping procedures;

●	advertising and promotion;

●	recalls and corrective actions; and

●	product import and export.

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The regulations to which we are subject are complex and have tended to become more stringent over time. Regulatory changes could result in restrictions on our ability to carry on or expand our operations, higher than anticipated costs or lower than anticipated sales.

The failure to comply with applicable regulations could jeopardize our ability to sell our products and result in enforcement actions such as:

●	warning letters;

●	fines;

●	injunctions;

●	civil penalties;

●	termination of distribution;

●	recalls or seizures of products;

●	delays in the introduction of products into the market; and

●	total or partial suspension of production.

We may also be required to take corrective actions, such as installing additional equipment or taking other actions, each of which could require us to make substantial capital expenditures. We could also be required to indemnify our employees in connection with any expenses or liabilities that they may incur individually in connection with regulatory action against them. As a result, our future business prospects could deteriorate due to regulatory constraints, and our profitability could be impaired by our obligation to provide such indemnification to our employees.

Any of these sanctions could result in higher than anticipated costs or lower than anticipated sales and harm our reputation, business, financial condition and results of operations.

Product liability claims could divert management’s attention from our business, be expensive to defend and result in sizeable damage awards against us that may not be covered by insurance.

Risks Relating to Our Common Stock

The price of our Common Stock may be volatile and may be influenced by numerous factors, some of which are beyond our control.

Factors that could cause volatility in the market price of our Common Stock include:

●	actual or anticipated fluctuations in our financial condition and operating results;

●	actual or anticipated changes in our growth rate relative to our competitors;

●	commercial success and market acceptance of our products;

●	success of our competitors in commercializing products;

●	strategic transactions undertaken by us;

●	additions or departures of key personnel;

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●	product liability claims;

●	prevailing economic conditions;

●	disputes concerning our intellectual property or other proprietary rights;

●	U.S. or foreign regulatory actions affecting us or our industry;

●	sales of our Common Stock by our officers, directors or significant stockholders;

●	future sales or issuances of equity or debt securities by us;

●	business disruptions caused by natural disasters; and

●	issuance of new or changed securities analysts’ reports or recommendations regarding us.

In addition, the stock markets in general have experienced extreme volatility that have been often unrelated to the operating performance of the issuer. These broad market fluctuations may negatively impact the price or liquidity of our Common Stock. In the past, when the price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the issuer. If any of our stockholders were to bring such a lawsuit against us, we could incur substantial costs defending the lawsuit and the attention of our management would be diverted from the operation of our business.

You may experience dilution of your ownership interests because of the future issuance of additional shares of our Common Stock or preferred stock or other securities that are convertible into or exercisable for our Common Stock or preferred stock.

If our existing stockholders exercise warrants or sell, or indicate an intention to sell, substantial amounts of our Common Stock in the public market, the price of our Common Stock could decline. The perception in the market that these sales may occur could also cause the price of our Common Stock to decline.

In the future, we may issue authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of the then current stockholders. We are authorized to issue an aggregate of 100,000,000 shares of Common Stock and 5,000,000 shares of “blank check” preferred stock. We may issue additional shares of our Common Stock or other securities that are convertible into or exercisable for our common stock in connection with hiring or retaining employees, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our Common Stock may create downward pressure on the trading price of the Common Stock. We may need to raise additional capital in the near future to meet our working capital needs, and there can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with the capital raising efforts, including at a price (or exercise prices) below the price you paid for your stock.

Management may have broad discretion as to the use of the proceeds from offerings of its securities and may not use the proceeds effectively.

Because the Company may not designate the amount of net proceeds from offerings to be used for any particular purpose, management may have broad discretion as to the application of the net proceeds and could use them for purposes other than those contemplated at the time of such offering. Management may use net proceeds for corporate purposes that may not improve the Company’s financial condition or market value.

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If we fail to comply with the Nasdaq Capital Market listing requirements, we will be subject to potential delisting from the Nasdaq Capital Market.

Our Common Stock has been approved for listing on NASDAQ under the symbol “BSFC.” However, if we fail to comply with NASDAQ’s rules for continued listing, including, without limitation, minimum market capitalization and other requirements, NASDAQ may take steps to delist our shares. Failure to maintain our listing, or de-listing from NASDAQ, would make it more difficult for shareholders to sell our Common Stock and more difficult to obtain accurate price quotations on our Common Stock. This could have an adverse effect on the price of our Common Stock. Our ability to issue additional securities for financing or other purposes, or otherwise to arrange for any financing we may need in the future, may also be materially and adversely affected if our Common Stock is not traded on a national securities exchange. Additionally, our loan or other agreements, may contain covenants to maintain the listing of our Common Stock on NASDAQ. Accordingly, failure to maintain such listing may constitute a default under such agreements.

We are subject to a Discretionary Panel Monitor until June 11, 2025 as it pertains to the minimum bid price requirement and failure to maintain compliance with this standard could result in delisting and adversely affect the market price and liquidity of our Common Stock.

Our Common Stock is currently traded on the Nasdaq Capital Market under the symbol “BSFC.” If we fail to meet any of the continued listing standards of NASDAQ, our Common Stock will be delisted. These continued listing standards include specifically enumerated criteria, such as a $1.00 minimum closing bid price.

On September 26, 2023, we received a letter from the Listing Qualifications Department of The NASDAQ Stock Market LLC (“NASDAQ”) notifying the Company that, based upon the closing bid price of the Company’s common stock for the last 30 consecutive business days, the Company was not in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing on The NASDAQ Capital Market, as set forth in NASDAQ Listing Rule 5550(a)(2) (the “Minimum Bid Requirement”).

We were provided a compliance period of 180 calendar days, or until March 25, 2024, to regain compliance with NASDAQ Listing Rule 5550(a)(2). If at any time before March 25, 2024, the closing bid price of our common stock closed at or above $1.00 per share for a minimum of ten consecutive business days, NASDAQ would provide written notification that the Company has achieved compliance with the Minimum Bid Requirement and the matter would be resolved. On March 26, 2024, we received a letter from NASDAQ stating the Company had not regained compliance with the Minimum Bid Requirement and is not eligible for a second 180-day period because it is not in compliance with NASDAQ’s $5,000,000 minimum stockholders’ equity initial listing requirement.

The Company appealed this determination to the Nasdaq Hearings Panel (the “Panel”) in writing on April 1, 2024.

On April 10, 2024, the Panel notified the Company that it had granted the request of the Company to continue its listing on NASDAQ until May 30, 2024, subject to on or before April 1, 2024, the Company filing its Form 10-K for the year ended December 31, 2023, filing its Form 10-Q for the quarter ended March 31, 2024 by May 15, 2024, and on or before May 30, 2024, the Company shall have demonstrated compliance with Listing Rule 5550(a)(2) by evidencing a closing bid price of $1.00 or more per share for a minimum of ten (10) consecutive trading sessions, and evidence compliance with all applicable criteria for continued listing.

On June 11, 2024, the Company received a letter from the Panel indicating that the Company demonstrated compliance with the bid price requirement in Listing Rule 5550(a)(2).

The Company will be subject to a Discretionary Panel Monitor for a period of one year, until June 11, 2025. If the Company fails to maintain compliance with any continued listing requirement during the one-year monitoring period, the Company will have an opportunity to request a new hearing with the initial Panel or a newly convened Hearings Panel if the initial Panel is unavailable.

Our Common Stock may be deemed a “penny stock” which may reduce the value of an investment in the stock.

Rule 15g-9 under the Exchange Act establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

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In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. If our Common Stock is or becomes subject to the “penny stock” rules, it may be more difficult for investors to dispose of our Common Stock and cause a decline in the market value of our Common Stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about commissions payable to both the broker or dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The sales practice requirements of the Financial Industry Regulatory Authority’s (“FINRA”) may limit a stockholder’s ability to buy and sell our Common Stock.

FINRA has adopted rules requiring that, in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative or low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA has indicated its belief that there is a high probability that speculative or low-priced securities will not be suitable for at least some customers. If these FINRA requirements are applicable to us or our securities, they may make it more difficult for broker-dealers to recommend that at least some of their customers buy our Common Stock, which may limit the ability of our stockholders to buy and sell our Common Stock and could have an adverse effect on the market for and price of our Common Stock.

Our operating results for a particular period may fluctuate significantly or may fall below the expectations of investors or securities analysts, each of which may cause the price of our Common Stock to fluctuate or decline.

We expect our operating results to be subject to fluctuations. Our operating results will be affected by numerous factors, including:

●	variations in the level of expenses related to future development plans;

●	fluctuations in value of the underlying commodity;

●	inability to procure sufficient quantities to meet demand due to the scarcity of the product available from its suppliers;

●	level of underlying demand for our products and any other products we sell;

●	any intellectual property infringement lawsuit or opposition, interference or cancellation proceeding in which we may become involved;

●	regulatory developments affecting us or our competitors; and

●	the continuing effects of the COVID-19 pandemic.

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If our operating results for a particular period fall below the expectations of investors or securities analysts, the price of our Common Stock could decline substantially. Furthermore, any fluctuations in our operating results may, in turn, cause the price of our Common Stock to fluctuate substantially. We believe that comparisons of our financial results from various reporting periods are not necessarily meaningful and should not be relied upon as an indication of our future performance

Issuance of stock to fund our operations may dilute your investment and reduce your equity interest.

We may need to raise capital in the future to fund the development of our seafood business. Any equity financing may have significant dilutive effect to stockholders and a material decrease in our stockholders’ equity interest in us. Equity financing, if obtained, could result in substantial dilution to our existing stockholders. At its sole discretion, our board of directors may issue additional securities without seeking stockholder approval, and we do not know when we will need additional capital or, if we do, whether it will be available to us.

Provisions of our charter documents or Delaware law could delay or prevent an acquisition of the Company, even if such an acquisition would be beneficial to our stockholders, which could make it more difficult for you to change management.

Provisions in our certificate of incorporation and our bylaws may discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. In addition, these provisions may frustrate or prevent any attempt by our stockholders to replace or remove our current management by making it more difficult to replace or remove our board of directors.

In addition, Delaware law prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder, generally a person who, together with its affiliates, owns, or within the last three years has owned, 15% or more of our voting stock, for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. Accordingly, Delaware law may discourage, delay or prevent a change in control of the company. Furthermore, our certificate of incorporation will specify that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for most legal actions involving actions brought against us by stockholders. We believe this provision benefits us by providing increased consistency in the application of Delaware law by chancellors particularly experienced in resolving corporate disputes, efficient administration of cases on a more expedited schedule relative to other forums and protection against the burdens of multi-forum litigation. However, the provision may have the effect of discouraging lawsuits against our directors and officers. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any applicable action brought against us, a court could find the choice of forum provisions contained in our certificate of incorporation to be inapplicable or unenforceable in such action.

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We do not anticipate paying any cash dividends on our common stock in the foreseeable future therefore capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

We have never declared or paid cash dividends on our Common Stock. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. In addition, our current loan and security agreement with Lighthouse contains, and our future loan arrangements, if any, may contain, terms prohibiting or limiting the amount of dividends that may be declared or paid on our Common Stock. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

Risks Related to this Offering

We could face significant penalties for our failure to comply with the terms of our outstanding convertible notes.

Our convertible notes contain positive and negative covenants and customary events of default including requiring us in many cases to timely file SEC reports. In the event we fail to timely file our SEC reports in the future, or any other events of defaults occur under the notes, we could face significant penalties and/or liquidated damages and/or the conversion price of such notes could be adjusted downward significantly, all of which could have a material adverse effect on our results of operations and financial condition, or cause any investment in the Company to decline in value or become worthless.

Certain of our outstanding convertible promissory notes include favored nations rights.

Certain of our outstanding convertible promissory notes include provisions which provide that, so long as such notes are outstanding, the Company shall not enter into any public or private offering of its securities (including securities convertible into shares of our Common Stock) with any individual or entity that has the effect of establishing rights or otherwise benefiting such other investor in a manner more favorable in any material respect to such other investor than the rights and benefits established in favor of the holder of our convertible notes unless, in any such case, the holder has been provided with such rights and benefits pursuant to a definitive written agreement or agreements between the Company and the holder. Such favored nations provisions could be triggered in the future and could materially change the terms of the notes. In the event any favored nations provisions of the notes are triggered, it may cause the terms of such notes to be materially amended in favor of the holders thereof, cause significant dilution to existing shareholders, and otherwise have a material adverse effect on the Company.

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USE OF PROCEEDS

We will not receive any proceeds from the sales of shares of our common stock by the Selling Stockholder.

DETERMINATION OF OFFERING PRICE

The Selling Stockholder will offer shares of our Common Stock at the prevailing market prices or privately negotiated prices. The offering price of our Common Stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Our Common Stock may not trade at the market prices in excess of the offering prices for Common Stock in any public market, will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for our Common Stock.

MARKET PRICE OF AND DIVIDENDS ON THE COMPANY’S

COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our Common Stock is quoted on the Nasdaq Capital Market under the symbol “BSFC.” On August 2, 2024, the closing price on Nasdaq of our Common Stock was $1.85.

Holders

As of August 5, 2024, there were 64 holders of record of our Common Stock.

Dividend Policy

We have not paid any dividends since our incorporation and do not anticipate the payment of dividends in the foreseeable future. At present, our policy is to retain earnings, if any, to develop and market our products and implement our business plan. The payment of dividends in the future will depend upon, among other factors, our earnings, capital requirements, and operating financial conditions.

SELLING STOCKHOLDER

This prospectus relates to the potential offer and resale by the Selling Stockholder identified in this prospectus or their permitted transferees (the “Selling Stockholder”) of 3,743,000 shares of our common stock, $0.0001par value per share, (the “Common Stock”) issuable pursuant to that certain purchase agreement (the “ELOC Purchase Agreement”) dated May 16, 2023, by and between ClearThink Capital Partners, LLC (“ClearThink”) and us.

ClearThink ELOC Purchase Agreement

On May 16, 2023, the Company entered into a Purchase Agreement (the “ELOC Purchase Agreement”) with ClearThink Capital Partners, LLC (“ClearThink”). Pursuant to the ELOC Purchase Agreement, ClearThink has agreed to purchase from the Company, from time to time upon delivery by the Company to ClearThink of request notices (each a “Request Notice”), and subject to the other terms and conditions set forth in the ELOC Purchase Agreement, up to an aggregate of $10,000,000 of the Company’s Common Stock. The purchase price of the shares of Common Stock to be purchased under the ELOC Purchase Agreement will be equal to 80% of the two lowest daily VWAPs during a valuation period of six trading days, beginning three trading days preceding the draw down or put notice to three trading days commencing on the first trading day following delivery and clearing of the delivered shares. Each purchase under the ELOC Purchase Agreement will be in a minimum amount of $25,000 and a maximum amount equal to the lesser of (i) $1,000,000 and (ii) 300% of the average daily trading value of the Common Stock over the ten days preceding the Request Notice date. In addition, pursuant to the ELOC Purchase Agreement, the Company agreed to issue to ClearThink 1,250 restricted shares of the Company’s Common Stock as a “Commitment Fee.” The ELOC Purchase Agreement has a maturity date of May 16, 2025.

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The issuance of shares to ClearThink are subject to a beneficial ownership limitation so that in no event will shares be issued which would result in ClearThink beneficially owning, together with its affiliates, more than 9.99% of the Company’s outstanding shares of common stock.

The Company may not deliver to ClearThink a Request Notice if we are in default. Events of default include:

(a) the effectiveness of a registration statement registering the resale of the Securities lapses for any reason for a period of ten (10) consecutive business days or for more than an aggregate of thirty (30) business days in any 365-day period, with certain exceptions;

(b) the suspension of the Common Stock from trading on the principal market for a period of one (1) business day, provided that the Company may not direct ClearThink to purchase any shares of Common Stock during any such suspension;

(c) the delisting of the Common Stock from The OTCQB, provided, however, that the Common Stock is not immediately thereafter trading on the New York Stock Exchange, The Nasdaq Global Market, The Nasdaq Global Select Market, the NYSE American (or nationally recognized successor to any of the foregoing);

(d) if the exchange cap is reached unless and until stockholder approval is obtained;

(e) the failure for any reason by the transfer agent to issue shares to ClearThink within three (3) business days after the applicable purchase date on which ClearThink is entitled to receive such shares;

(f) the Company breaches any representation, warranty, covenant or other term or condition under any of their transaction documents with ClearThink;

(g) if any person commences a proceeding against the Company pursuant to or within the meaning of any bankruptcy law or if the Company commences a proceeding within the meaning of any bankruptcy law;

(h) if at any time the Company is not eligible to transfer its Common Stock electronically as DWAC shares.

The ELOC Purchase Agreement terminates as follows:

(a) If pursuant to or within the meaning of any bankruptcy law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors, any of which would be an event of default and shall automatically terminate without any liability or payment to the Company without further action or notice by any person;

(b) In the event that the commencement of the ELOC Purchase Agreement shall not have occurred on or before December 31, 2023;

(c) for any reason or for no reason by delivering notice to ClearThink electing to terminate;

(d) automatically on the date that the Company sells and ClearThink purchases the full available amount under the ELOC Purchase Agreement;

(e) May 16, 2025.

ClearThink, its agents, representatives or affiliates, will not in any manner whatsoever, enter into or effect directly or indirectly, any (i) “short sale” of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

It is possible that we may not have access to the full amount available to us under the ELOC Purchase Agreement. We have also indemnified ClearThink pursuant to the ELOC Purchase Agreement.

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In connection with the ELOC Purchase Agreement, the Company entered into a Registration Rights Agreement with ClearThink under which the Company agreed to file a registration statement with the Securities and Exchange Commission covering the shares of Common Stock issuable under the ELOC Purchase Agreement.

On May 16, 2023, the Company and ClearThink also entered into a Securities Purchase Agreement (the “SPA”) under which ClearThink has agreed to purchase from the Company an aggregate of 1,000 shares of the Company’s restricted Common Stock for a total purchase price of $200,000 in four closings. The first closing occurred on the execution date of the SPA and the second, third, and fourth closings shall be within 60 days after the first closing.

The Selling Stockholder, may, from time to time, offer and sell pursuant to this prospectus any or all of the shares referred to above. The Selling Stockholder may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act.

The Selling Stockholder may sell some, all or none of its shares. We do not know how long the Selling Stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholder regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. The percentage of shares beneficially owned prior to the offering is based on 2,511,458 shares of our Common Stock outstanding as of August 5, 2024.

The following table sets forth the shares beneficially owned, as of July 24, 2024 by the Selling Stockholder prior to the offering contemplated by this prospectus, the number of shares that the Selling Stockholder may offer and sell from time to time under this prospectus and the number of shares which the Selling Stockholder would own beneficially if all such offered shares are sold.

Name of Selling Stockholder	Beneficial Ownership Before the Offering	Shares of Common Stock Included in Prospectus		Beneficial Ownership After the Offering	Percentage of Ownership After the Offering

ClearThink Capital Partners, LLC (3)	7,924	3,743,000	(1)(2)	3,750,924	*

* less than 1%

(1) Such amount of Common Stock is solely for the purposes of making a good faith estimate as to the number of shares issuable to be registered.

(2) Represents up to 3,743,000 shares of our Common Stock issuable pursuant to the ELOC Purchase Agreement.

(3) Brian Loper, the Managing Member of ClearThink Capital Partners, LLC has sole voting and dispositive power over the shares of Common Stock held by ClearThink Capital Partners, LLC. The principal business address of ClearThink Capital Partners, LLC is 10 Times Square, Floor 5, New York, NY 10018.

Other than as disclosed above, none of the Selling Stockholder has had a material relationship with us or any of our affiliates other than as a stockholder at any time within the past three years.

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PLAN OF DISTRIBUTION

The Selling Stockholder and any of their respective pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on any trading market, stock exchange or other trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales;
●	in transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of such securities at a stipulated price per security;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities covered hereby, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

ClearThink is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act and will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. ClearThink will pay any underwriting discounts and selling commissions that may relate to the sale of their shares. We have agreed to pay the legal, accounting, printing, and other expenses related to the registration of the resale of the shares.

We intend to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

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Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and are informing the Selling Stockholder of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Penny Stock Rules

Our shares of Common Stock are subject to the “penny stock” rules of the Exchange Act. In general terms, “penny stock” is defined as any equity security that has a market price less than $5.00 per share, subject to certain exceptions. The rules provide that any equity security is considered to be a penny stock unless that security is registered and traded on a national securities exchange meeting specified criteria set by the SEC, authorized for quotation from the NASDAQ stock market, issued by a registered investment company, and excluded from the definition on the basis of price (at least $5.00 per share), or based on the issuer’s net tangible assets or revenues. In the last case, the issuer’s net tangible assets must exceed $3,000,000 if in continuous operation for at least three years or $5,000,000 if in operation for less than three years, or the issuer’s average revenues for each of the past three years must exceed $6,000,000.

Trading in shares of penny stock is subject to additional sales practice requirements for broker-dealers who sell penny stocks to persons other than established customers and accredited investors. Accredited investors, in general, include individuals with assets in excess of $1,000,000 or annual income exceeding $200,000 (or $300,000 together with their spouse), and certain institutional investors. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of the security and must have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, the rules require the delivery prior to the first transaction, of a risk disclosure document relating to the penny stock. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the security. Finally, monthly statements must be sent disclosing recent price information for the penny stocks. These rules may restrict the ability of broker-dealers to trade or maintain a market in our Common Stock, to the extent it is penny stock, and may affect the ability of stockholders to sell their shares.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion together with our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that are based on our current expectations, estimates and projections about our business and operations. Our actual results may differ materially from those currently anticipated and expressed in such forward-looking statements. All share and per share amounts in this section have been retrospectively adjusted for all periods presented to reflect the reverse stock split effectuated on May 20, 2024.

Overview

We are an international seafood company that imports, packages and sells refrigerated pasteurized crab meat, and other premium seafood products. Our current source of revenue is from importing blue and red swimming crab meat primarily from Indonesia, the Philippines and China and distributing it in the United States and Canada under several brand names such as Blue Star, Oceanica, Pacifika, Crab & Go, First Choice, Good Stuff and Coastal Pride Fresh, and steelhead salmon and rainbow trout fingerlings produced under the brand name Little Cedar Farms for distribution in Canada. The crab meat which we import is processed in six out of the ten plants available throughout Southeast Asia. Our suppliers are primarily via co-packing relationships, including two affiliated suppliers. We sell primarily to food service distributors. We also sell our products to wholesalers, retail establishments and seafood distributors.

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Recent Events

Afritex Manufacturing Agreement

As previously reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 1, 2024, on February 1, 2024, the Company entered into a ninety-day Master Services Agreement (the “Services Agreement”) with Afritex Ventures, Inc. a Texas corporation and a commercial manufacturer of food products (“Afritex”), which was subsequently extended to August 31, 2024, pursuant to which the Company will be responsible for all of Afritex’s operations and finance functions. Among other things, the Company will provide Afritex with working capital in order to sustain operations and will purchase certain inventory listed in the Services Agreement. In addition, through its newly-formed subsidiary, Afritex Ventures, Inc. a Florida corporation (“AFVFL”), the Company will be purchasing product from Afritex for sale to Afritex customers and the Company has the option to purchase assets from Afritex under an Intangibles Assets and Machinery Option To Purchase Agreement, dated February 12, 2024, with Afritex (the “Option Agreement”) pursuant to which, among other things, the Company has the option to purchase Afritex’s intangible assets, machinery and equipment set forth in the Option Agreement. In connection with the Services Agreement and Option Agreement, on April 4, 2024, the Company entered into a two-year contract manufacturing agreement with Afritex and Eagle Rising Food Solutions LLC, a Florida corporation and a national seafood distributor (the “Buyer”), effective March 21, 2024. The agreement automatically renews for successive one-year terms if not terminated by either party at least sixty days prior to the end of the then current term. Pursuant to the agreement, Afritex will manufacture certain food products and provide consulting services to Buyer based on Buyer’s purchase orders. The Buyer granted Afritex a non-exclusive, worldwide, royalty-free license to use its trademarks for such products. Under the agreement, Afritex is responsible for product production and certain storage and the Buyer is responsible for the cost of freight and delivery of the products and is required to pay invoices within 35 days of receipt of the products. Late payments are subject to interest of 1% of the outstanding amount per month. The agreement may be terminated in the event of certain defaults which are not cured as set forth in the agreement. Either party may terminate the agreement in the event of the other party’s insolvency or inability to meet obligations, (ii) filing of voluntary or involuntary petition of bankruptcy, (iii) institution of legal proceedings against the other party by creditors or stockholders, or (iv) appointment of a receiver.

NASDAQ Compliance

On March 26, 2024, the Company received a letter from the Listing Qualifications Staff of The Nasdaq Stock Market LLC indicating that as of March 25, 2024, the Company had not regained compliance with the minimum bid price requirement of Nasdaq Listing Rule 5550(a)(2). The Company appealed this determination to the Nasdaq Hearings Panel (the “Panel”) on April 1, 2024.

On April 10, 2024, the Company received a letter from the Panel indicating that the Company’s request for continued on Nasdaq was granted subject to the following: (i) on or before April 1, 2024, the Company file its Form 10-K for the period ended December 31, 2023 demonstrating compliance with Listing Rule 5550(b)(1); (ii) on or before May 15, 2024, the Company file its Form 10-Q for the quarter ended March 31, 2024 demonstrating continued compliance with Listing Rule 5550(b)(1), and (iii) on or before May 30, 2024, the Company shall have demonstrated compliance with Listing Rule 5550(a)(2) by evidencing a closing bid price of $1.00 or more per share for a minimum of ten consecutive trading sessions, and evidence compliance with all applicable criteria for continued listing.

On June 11, 2024, the Company received a letter from the Nasdaq Hearings Panel (the “Panel”) indicating that the Company demonstrated compliance with the bid price requirement in Listing Rule 5550(a)(2).

Additionally, the Company will be subject to a Discretionary Panel Monitor for a period of one year, until June 11, 2025. If the Company fails to maintain compliance with any continued listing requirement during the one-year monitoring period, the Company will have an opportunity to request a new hearing with the initial Panel or a newly convened Hearings Panel if the initial Panel is unavailable.

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Hart Note

On April 16, 2024, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with Hart Associates, LLC, a Delaware limited liability company (the “Hart”), pursuant to which the Company issued a promissory note in the principal amount of $300,000 and will issue 10,000 shares of its common stock to Hart (the “Hart Note”). The Hart Note has a one-time interest payment of $50,000 payable on the maturity date of May 15, 2024, which can be extended up to 90 days. The proceeds from the sale of the Hart Note are for general working capital. The Company may prepay the Hart Note at any time without penalty. The Company’s failure to comply with the material terms of the Hart Note will be considered an event of default and the principal sum of the Hart Note will increase by 20% of the outstanding balance for each subsequent 30 days it remains in default.

1800 Diagonal Note

On April 16, 2024, the Company issued to 1800 Diagonal Lending LLC, a Virginia limited liability company (“Diagonal”), a convertible promissory note in the principal amount of $138,000 with an original issue discount of $23,000 (the “Diagonal Note”). The Diagonal Note has a one-time interest payment of $26,220 paid upon issuance and a maturity date of January 15, 2025. The proceeds from the sale of the Diagonal Note are for general working capital.

Upon the occurrence of an event of default as described in the Diagonal Note, the Diagonal Note will become immediately due and payable at a default interest rate of 150% of the then outstanding principal amount of the Diagonal Note. Additionally, Diagonal will have the right to convert all or any part of the outstanding and unpaid amount of the Diagonal Note into shares of the Company’s common stock at a conversion price of 61% of the market price as described in the Diagonal Note. The Company may not, without Diagonal’s written consent, sell, lease, or otherwise dispose of any significant portion of its assets except in the ordinary course of business. The Company will reserve a sufficient number of shares to provide for the issuance of shares upon the full conversion of the Diagonal Note.

Agile Loans

On May 9, 2024 the Company entered into a subordinated business loan and security agreement with Agile Lending, LLC and Agile Capital as collateral agent (collectively “Agile”), which provides for a term loan to the Company in the form of a promissory note in the aggregate principal amount of $210,000 (the “May Agile Loan”). The May Agile Loan will accrue principal and interest of $84,000 and has a maturity date of November 22, 2024. Commencing May 17, 2024, the Company is required to make weekly payments of $10,500 until the maturity date.

The Company shall have the right to make a full prepayment or partial prepayment of the May Agile Loan. Upon prepayment of any principal amount, the Company is obligated to pay a make-whole premium payment on account of such principal so paid, which shall be equal to the aggregate and actual amount of interest (at the contract rate of interest) that would be paid through the maturity date.

In the event of a default (as described in the May Agile Loan), the Agile Loan shall accrue interest at a fixed per annum rate equal to the rate that is otherwise applicable thereto plus an additional 5%. The Company also agreed to pay Agile an administration fee of $10,000 upon execution.

While the May Agile Loan remains outstanding, the Company will grant Agile a continuing security interest in its Collateral (defined as all properties, rights and assets of the Company), wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.

The Company shall use some of the proceeds of the May Agile Loan to pay off its existing loan balance of $116,658 for the loan funded by Agile on June 26, 2023. The rest of the proceeds will be used for general corporate purposes.

On July 25, 2024 the Company entered into a second subordinated business loan and security agreement with Agile which provides for a term loan to the Company in the form of a promissory note in the aggregate principal amount of $210,000 (the “July Agile Loan”). The July Agile Loan will accrue principal and interest of $84,000 and has a maturity date of January 31, 2025. Commencing August 2, 2024, the Company is required to make weekly payments of $10,889 until the maturity date. The proceeds of the July Agile Loan will be used for general corporate purposes.

All the other terms and provision of the July Agile Loan are exactly the same as the May Agile Loan.

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FirstFire Note

On May 17, 2024, the Company entered into a promissory note with FirstFire Global Opportunities Fund, LLC, a Delaware limited liability company (the “FirstFire”), pursuant to which the Company issued a promissory note in the principal amount of $240,000 at a rate of 22% per annum (the “FirstFire Note”). The FirstFire Note also has a one-time interest payment of $45,600 and a maturity date of April 17, 2025. The proceeds from the sale of the FirstFire Note are for general corporate purposes.

The FirstFire Note has mandatory monthly payments due the 17th of each month. The initial payment on August 17, 2024 is $185,600. Monthly payments from September 2024 – December 2024 are $22,000. Monthly payments from January 2025 - April 2025 are $3,000. The Company may prepay the FirstFire Note at any time without penalty. The Company’s failure to comply with the material terms of the FirstFire Note will be considered an event of default and the principal sum of the FirstFire Note will become immediately due and payable at an amount equal to 150% times the sum of (i) the then outstanding principal amount of the note plus (ii) accrued and unpaid interest on the unpaid principal amount of the note to the date of payment plus (iii) default interest, (iv) plus (v) any other amounts owed to FirstFire.

After the occurrence of an event of default, at any time, the FirstFire shall have the right, to convert all or any part of the outstanding and unpaid amount of the FirstFire Note into fully paid and non-assessable shares of our common stock. The conversion price shall be 61% multiplied by the Market Price (as defined in the FirstFire Note) (representing a discount rate of 39%). While the FirstFire Note remains outstanding, we will reserve 2,000,000 shares of our common stock free from preemptive rights, to provide for the issuance upon the full conversion of the FirstFire Note. The shares will be subject to Rule 144.

While the FirstFire Note remains outstanding, we shall not, without the FirstFire’s written consent, sell, lease, or otherwise dispose of any significant portion of our assets outside the ordinary course of business.

Reverse Stock Split

On May 20, 2024, we filed a certificate of amendment to our amended and restated articles of incorporation with the Secretary of State of the State of Delaware to effect the 1-for-50 Reverse Stock Split, which became effective the same day. Prior to the filing of the Certificate of Amendment, the Company had 100,000,000 shares of Common Stock authorized, out of which 57,149,378 shares were issued and outstanding. As a result of the filing of the Certificate of Amendment, and the resulting effectiveness of the Reverse Stock Split, the 57,149,378 shares of the Company’s Common Stock issued and outstanding immediately prior to the Reverse Stock Split were converted into 1,142,949 shares of the Company’s Common Stock. The Reverse Stock Split did not change the Company’s current authorized number of shares of Common Stock, or its par value. The Reverse Stock Split also did not change the Company’s authorized, or issued, and outstanding, number of shares of preferred stock, or its par value. Unless expressly stated in this registration statement, all share and per share information included herein has been adjusted to account for the Reverse Stock Split.

As of August 5, 2024, we had 2,511,458 shares of Common Stock and no shares of preferred stock issued and outstanding.

ATM Agreement

On May 3, 2024, the Company entered into an At The Market Offering Agreement (the “ATM Agreement”) with H.C. Wainwright & Co., LLC, as sales agent (“Wainwright”), pursuant to which the Company may offer and sell, from time to time through Wainwright, shares of common stock for aggregate gross proceeds of up to $2,199,769. pursuant to a shelf registration statement on Form S-3 (File No. 333-268564) and the related prospectus, as supplemented by a prospectus supplement, dated May 3, 2024 (the “Registration Statement”) and filed with the SEC on such date. The Company intends to use the net proceeds from the offering, if any, for working capital and general corporate purposes and to repay certain indebtedness.

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Pursuant to the ATM Agreement, Wainwright may sell shares in sales deemed to be “at-the-market” equity offerings as defined in Rule 415 promulgated under the Securities Act, including sales made directly on or through the Nasdaq Capital Market. If agreed to in a separate terms’ agreement, the Company may sell shares to Wainwright as principal, at a purchase price agreed upon by Wainwright and the Company. Wainwright may also sell shares in negotiated transactions with the Company’s prior approval. The offer and sale of the shares pursuant to the ATM Agreement will terminate upon the earlier of (a) the issuance and sale of all of the shares subject to the ATM Agreement or (b) the termination of the ATM Agreement by Wainwright or the Company pursuant to the terms thereof. The Company has no obligation to sell any of the shares, and may at any time suspend offers under the Agreement or terminate the Agreement. The Company will pay Wainwright a commission of 3.0% of the aggregate gross proceeds from any shares sold by Wainwright and will reimburse Wainwright for certain specified expenses in connection with entering into the ATM Agreement.

On July 12, 2024 we amended the prospectus supplement dated May 3, 2024 increasing the amount of shares of Common Stock we may offer and sell under the Sales Agreement to an aggregate offering price of up to $5,377,860 from time to time through Wainwright.

Resignation of Chief Financial Officer and Director

On May 10, 2024, Silvia Alana, a director and the Company’s Chief Financial Officer, notified the Company of her resignation from the board of directors and as Chief Financial Officer, effective May 28, 2024.

Lind Waiver and Acknowledge Agreement

On August 3, 2024 the Company and Lind Global Fund II LP (“Lind”) entered into a waiver and acknowledgement agreement (the “Waiver Agreement”).

The Company and Lind previously entered into that certain Securities Purchase Agreement, dated as of May 30, 2023, as amended on July 27, 2023 pursuant to which the Company issued Lind a senior convertible promissory note in the principal amount of $300,000.

The Company intends to engage in an at-the-market offering in connection with which HC Wainwright & Co, LLC or an affiliate thereof will act as placement agent (the “HCW ATM”)

Pursuant to the Waiver Agreement, it is agreed, solely as it relates to the HCW ATM to the wavier of Sections 3.4(a)(v) (Adjustments for Issuance of Additional Shares of Common Stock) and 4.1(f) (Prohibited Transactions) of the note and Section 5.9 (Prohibited Transactions) of the Securities Purchase Agreement. The waiver is subject to the following conditions: (i) the Company may not make any sales of securities under the HCW ATM until 3 Trading Days have elapsed from the date that the terms of this Agreement are publicly announced, (ii) for the period beginning on the date hereof and ending on that the day that is 60 days thereafter, the aggregate amount of gross proceeds receivable under the HCW ATM for the sale of securities by the Company may not exceed $1,000,000, and (iii) for the period beginning on the date that is 61 days following the date hereof and ending on that the day that is 150 days thereafter, the aggregate amount of total gross proceeds receivable under the HCW ATM for the sale of securities by the Company may not exceed an additional $1,000,000. Additionally, on the date that is the earlier of (i) the date that gross the proceeds for the sale of securities by the Company under the HCW ATM equals or is in excess of $500,000.00, or (ii) the date that is 120 days from the date hereof, the Company shall pay to Lind $100,000.00 and an additional $3,000.00 for the Lind’s legal expenses relating to the preparation of this Agreement.

If the Company sells securities prior to the date permitted, in excess of the amounts agreed to, or if the Company fails to make the payments as required the Waiver Agreement will be deemed to have not been given.

Results of Operations

The following discussion and analysis of financial condition and results of operations of the Company is based upon, and should be read in conjunction with, the financial statements and accompanying notes elsewhere in this prospectus.

Three months ended March 31, 2024 and 2023

Net Revenue. Revenue for the three months ended March 31, 2024 increased 19.1% to $2,260,329 as compared to $1,898,439 for the three months ended March 31, 2023 as a result of an increase in poundage and new packaged seafood inventory sold during the three months ended March 31, 2024.

Cost of Goods Sold. Cost of goods sold for the three months ended March 31, 2024 increased to $2,089,567 as compared to $1,614,077 for the three months ended March 31, 2023. This increase is attributable to the increase in poundage and new packaged seafood inventory sold in the cost of goods and increases in inventory reserves.

Gross Profit. Gross profit for the three months ended March 31, 2024 decreased to $170,762 as compared to gross profit of $284,362 in the three months March 31, 2023. This decrease is attributable to the increase in inventory reserves for the three months ended March 31, 2024.

Commissions Expense. Commissions expense increased to $4,221 for the three months ended March 31, 2024 from $973 for the three months ended March 31, 2023. This increase was due to higher commissionable revenues for the three months ended March 31, 2024.

Salaries and Wages Expense. Salaries and wages expense decreased to $301,790 for the three months ended March 31, 2024 as compared to $530,838 for the three months ended March 31, 2023. This decrease is mainly attributable to a strategic reduction in salaries for the three months ended March 31, 2024.

Depreciation and Amortization. Depreciation and amortization expense decreased to $1,299 for the three months ended March 31, 2024 as compared to $2,669 for the three months ended March 31, 2023. This decrease is attributable to lower depreciation due to the impairment of fixed assets and intangible assets in the year ended December 31, 2022.

Other Operating Expense. Other operating expense increased to $705,651 for the three months ended March 31, 2024 from $700,090 for the three months ended March 31, 2023. This increase is mainly attributable to legal and professional fees related to our business operations.

Other Income. Other income decreased for the three months ended March 31, 2024 to $1,535 from $1,902 for the three months ended March 31, 2023. This decrease is mainly attributable to the collections by Coastal Pride of receivables existing prior to the acquisition of Coastal Pride by the Company during the three months ended March 31, 2023 and no such collection in the three months ended March 31, 2024.

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Change in Fair Value of Derivatives and Warrants Liabilities. Change in fair value of derivatives and warrants liabilities increased to $82,636 for the three months ended March 31, 2024 from $0 for the three months ended March 31, 2023. This increase is attributable to the 2023 Lind notes embedded conversion feature due to the variable conversion price on the promissory notes.

Loss on Settlement of Debt. Loss on settlement of debt decreased to $0 for the three months ended March 31, 2024 from $648,430 for the three months ended March 31, 2023.

Interest Expense. Interest expense decreased to $335,067 for the three months ended March 31, 2024 from $354,666 for the three months ended March 31, 2023. The decrease is attributable to the lower amortization of the Lind convertible debt discounts.

Net Loss. Net loss was $1,093,095 for the three months ended March 31, 2024 as compared to $1,951,402 for the three months ended March 31, 2023. The decrease in net loss is primarily attributable to the decrease of salaries and wages, interest expense and loss on settlement of debt.

Liquidity and Capital Resources

The Company had cash of $22,298 as of March 31, 2024. At March 31, 2024, the Company had a working capital surplus of $869,797, including $86,038 in stockholder loans, and the Company’s primary sources of liquidity consisted of inventory of $2,280,480 and accounts receivable of $910,815.

The Company has historically financed its operations through the cash flow generated from operations, capital investment, notes payable and a working capital line of credit.

Cash (Used in) Operating Activities. Cash used in operating activities during the three months ended March 31, 2024 was $679,928 as compared to cash used in operating activities of $1,406,778 for the three months ended March 31, 2023. The decrease is primarily attributable to decrease in inventory of $1,126,542 and decrease in payables of $1,623,191, offset by the increase in other current assets of $148,813 for the three months ended March 31, 2024 compared with the three months ended March 31, 2023.

Cash (Used in) Investing Activities. Cash used in investing activities for the three months ended March 31, 2024 was $23,146 as compared to cash used in investing activities of $15,351 for the three months ended March 31, 2023. The increase was mainly attributable to an increase in the purchase of fixed assets for the three months ended March 31, 2024 compared to the purchases of fixed assets for the three months ended March 31, 2023.

Cash Provided by Financing Activities. Cash provided by financing activities for the three months ended March 31, 2024 was $622,626 as compared to cash provided by financing activities of $1,515,941 for the three months ended March 31, 2023. The decrease is mainly attributable due to the increased repayments of short-term loans and less proceeds from common stock offering during the three months ended March 31, 2024.

Working Capital Line of Credit

On March 31, 2021, Keeler & Co. and Coastal Pride entered into a loan and security agreement (“Loan Agreement”) with Lighthouse Financial Corp., a North Carolina corporation (“Lighthouse”). Pursuant to the terms of the Loan Agreement, Lighthouse made available to Keeler & Co. and Coastal Pride (together, the “Borrowers”) a $5,000,000 revolving line of credit for a term of thirty-six months, renewable annually for one-year periods thereafter. Amounts due under the line of credit were represented by a revolving credit note issued to Lighthouse by the Borrowers.

The advance rate of the revolving line of credit was 85% with respect to eligible accounts receivable and the lower of 60% of the Borrowers’ eligible inventory, or 80% of the net orderly liquidation value, subject to an inventory sublimit of $2,500,000. Interest on the line of credit was the prime rate (with a floor of 3.25%), plus 3.75%. The Borrowers paid Lighthouse a facility fee of $50,000 in three instalments of $16,667 in March, April and May 2021 and paid an additional facility fee of $25,000 on each anniversary of March 31, 2021. On January 14, 2022, the maximum inventory advance under the line of credit was adjusted from 50% to 70% until June 30, 2022, 65% to July 31, 2022, 60% to August 31, 2022 and 55% to September 30, 2022 at a monthly fee of 0.25% on the portion of the loan in excess of the 50% advance in order to increase imports to meet customer demand. On July 29, 2022, the Loan Agreement was further amended to set the annual interest rate on the outstanding principal amount at 4.75% above the prime rate and to reduce the monthly required cash flow requirements beginning July 31, 2022. The amendment also updated the maximum inventory advance under the line of credit to 60% from August 31, 2022 through September 29, 2022 and 50% from September 30, 2022 and thereafter.

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The line of credit was secured by a first priority security interest on all the assets of each Borrower. Pursuant to the terms of a guaranty agreement, the Company guaranteed the obligations of the Borrowers under the note and John Keeler, Executive Chairman and Chief Executive Officer of the Company, provided a personal guaranty of up to $1,000,000 to Lighthouse.

On June 16, 2023, the Company terminated the Loan Agreement and paid a total of approximately $108,400 to Lighthouse which included, as of June 16, 2023, an outstanding principal balance of approximately $93,400, accrued interest of approximately $9,900, and other fees incurred in connection with the line of credit of approximately $4,991. Upon the repayment of the total outstanding indebtedness owing to Lighthouse, the Loan Agreement and all other related financing agreements and documents entered into in connection with the Loan Agreement were deemed terminated.

John Keeler Promissory Notes

From January 2006 through May 2017, Keeler & Co issued 6% demand promissory notes in the aggregate principal amount of $2,910,000 to John Keeler, our Chief Executive Officer and Executive Chairman. As of March 31, 2024, approximately $86,038 of principal remains outstanding and approximately $2,400 of interest was paid under the notes during the three months ended March 31, 2024. After satisfaction of the terms of the subordination, the Company may prepay the notes at any time first against interest due thereunder. If an event of default occurs under the notes, interest will accrue at 18% per annum and if not paid within ten days of payment becoming due, the holder of the note is entitled to a late fee of 5% of the amount of payment not timely made. The Company made principal payments of $79,582 during the three months ended March 31, 2024. The Company made no principal payments during the three months ended March 31, 2023.

Lind Global Fund II LP notes

On January 24, 2022, the Company entered into a securities purchase agreement with Lind pursuant to which the Company issued Lind a secured, two-year, interest free convertible promissory note in the principal amount of $5,750,000 and a five-year warrant to purchase 1,000,000 shares of common stock at an exercise price of $4.50 per share, subject to customary adjustments (1,000 shares of common stock at an exercise price of $4,500 per share after taking into account the Company’s Reverse Stock Split). The warrant provides for cashless exercise and for full ratchet anti-dilution if the Company issues securities at less than $4.50 per share. In connection with the issuance of the note and the warrant, the Company paid a $150,000 commitment fee to Lind and approximately $87,000 of debt issuance costs.

The outstanding principal under the note was payable commencing July 24, 2022, in 18 consecutive monthly installments of $333,333, at the Company’s option, in cash or shares of common stock at a price (the “Repayment Share Price”) based on 90% of the five lowest volume weighted average prices (“VWAP”) during the 20-days prior to the payment date with a floor price of $1.50 per share (the “Floor Price”), floor price of $1,500 per share after taking into account the Company’s Reverse Stock Split, or a combination of cash and stock provided that if at any time the Repayment Share Price is deemed to be the Floor Price, then in addition to shares, the Company will pay Lind an additional amount in cash as determined pursuant to a formula contained in the note.

In connection with the issuance of the note, the Company granted Lind a first priority security interest and lien on all of its assets, including a pledge on its shares in John Keeler & Co. Inc., its wholly-owned subsidiary, pursuant to a security agreement and a stock pledge agreement with Lind, dated January 24, 2022. Each subsidiary of the Company also granted a second priority security interest in all of its respective assets.

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The note was mandatorily payable prior to maturity if the Company issued any preferred stock (with certain exceptions described in the note) or, if the Company or its subsidiaries issued any indebtedness. The Company also agreed not to issue or sell any securities with a conversion, exercise or other price based on a discount to the trading prices of the Company’s stock or to grant the right to receive additional securities based on future transactions of the Company on terms more favorable than those granted to Lind, with certain exceptions.

If the Company failed to maintain the listing and trading of its common stock, the note would become due and payable and Lind may convert all or a portion of the outstanding principal at the lower of the then current conversion price and 80% of the average of the 3-day VWAP during the 20 days prior to delivery of the conversion notice.

If the Company engages in capital raising transactions, Lind has the right to purchase up to 10% of the new securities.

The note was convertible into common stock at $5.00 per share ($5,000 per share after taking into account the Company’s Reverse Stock Split), subject to certain adjustments, at any time after the earlier of six months from issuance or the date the registration statement is effective; provided that no such conversion may be made that would result in beneficial ownership by Lind and its affiliates of more than 4.99% of the Company’s outstanding shares of common stock. If shares were issued by the Company at less than the conversion price, the conversion price will be reduced to such price.

On September 15, 2023, the Company paid $2,573,142 to Lind and the note was extinguished.

On May 30, 2023, the Company entered into a securities purchase agreement with Lind pursuant to which the Company issued to Lind a secured, two-year, interest free convertible promissory note in the principal amount of $1,200,000 (the “Lind Note”) and a warrant (the “Lind Warrant”) to purchase 8,701 shares of common stock of the Company commencing six months after issuance and exercisable for five years at an exercise price of $122.50 per share, for the aggregate funding amount of $1,000,000. The Lind Warrant includes cashless exercise and full ratchet anti-dilution provisions. In connection with the issuance of the Lind Note and the Lind Warrant, the Company paid Lind a $50,000 commitment fee. The proceeds from the sale of the Note and Warrant are for general working capital purposes.

On July 27, 2023, the Company, entered into a First Amendment to the securities purchase agreement (the “Purchase Agreement Amendment”) with Lind, pursuant to which the Company amended the securities purchase agreement, entered into with Lind as of May 30, 2023 in order to permit the issuance of further senior convertible promissory notes in the aggregate principal amount of up to $1,800,000 and warrants in such aggregate amount as the Company and Lind shall mutually agree.

Pursuant to the Purchase Agreement Amendment, the Company issued to Lind a two-year, interest free convertible promissory note in the principal amount of $300,000 and a warrant to purchase 3,505 shares of common stock of the Company, for the aggregate amount of $250,000. In connection with the issuance of the note and the warrant, the Company paid a $12,500 commitment fee. The proceeds from the sale of the note and warrant are for general working capital purposes.

Agile Lending, LLC Loans

In order to refinance interest due on the June 14, 2023 note issued to Agile, on January 2, 2024, the Company and Keeler & Co. entered into a subordinated business loan and security agreement with Agile and Agile Capital as collateral agent, which provides for a term loan to the Company in the amount of $122,491 which principal and interest (of $48,996) is due on May 31, 2024. Commencing January 5, 2024, the Company is required to make weekly payments of $7,795 until the due date. The loan may be prepaid subject to a prepayment fee. An administrative agent fee of $5,833 was paid on the loan. A default interest rate of 5% will become effective upon the occurrence of an event of default. In connection with the loan, Agile was issued a subordinated secured promissory note, dated January 2, 2024, in the principal amount of $122,491 which note is secured by all of the Company’s and Keeler & Co.’s assets, including receivables.

On March 1, 2024, the Borrowers entered into a subordinated business loan and security agreement with Agile and Agile Capital as collateral agent, which provides for a term loan to the Company in the amount of $210,000 which principal and interest (of $79,800) is due on August 29, 2024. Commencing March 7, 2024, the Company is required to make weekly payments of $11,146 until the due date. The loan may be prepaid subject to a prepayment fee. An administrative agent fee of $10,000 was paid on the loan which was recognized as a debt discount and amortized over the term of the loan. In connection with the loan, Agile was issued a subordinated secured promissory note, dated March 1, 2024, in the principal amount of $210,000 which note is secured by all of the Borrowers’ assets, including receivables.

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ClearThink Term Loan

On January 18, 2024, the Company entered into the Revenue-Based Factoring MCA Plus Agreement with ClearThink Capital LLC (“ClearThink”) which provides, among other things, for a 33-week term loan in the principal amount of $200,000 (with an additional one-time commitment fee of $50,000). Interest accrues at the rate of 25% per annum with an additional 5% default interest rate or $50,000 will be added to the principal amount and accrue after principal is paid. The Company is required to make biweekly payments of $14,706, commencing February 1, 2024 for the term of the Agreement. On January 25, 2024, the Company issued 7,092 shares of common stock to ClearThink as a commitment fee.

Underwritten Offering

On September 11, 2023, the Company offered and sold in a “best efforts” public offering pursuant to a registration statement on Form S-1, which was declared effective by the SEC on September 7, 2023, an aggregate of 13,800 shares of common stock, together with Series A-1 warrants to purchase up to 214,823 shares of common stock and Series A-2 warrants to purchase up to 214,823 shares of common stock (collectively, the “Common Warrants”) and 201,023 pre-funded warrants (the “Pre-Funded Warrants”).

Each share of common stock and Pre-Funded Warrants were sold together with a Series A-1 common stock purchase warrant to purchase one share of common stock and a Series A-2 common stock purchase warrant to purchase one share of common stock. The shares of common stock or Pre-Funded Warrant and accompanying Common Warrants are immediately separable and were issued separately. The public offering price for each share of common stock and accompanying Common Warrants was $23.275. Each Common Warrant has an exercise price per share of $23.275 and will be exercisable beginning on the effective date of stockholder approval of the issuance of the shares upon exercise of the Common Warrants (“Warrant Stockholder Approval”). The Series A-1 common stock purchase warrants will expire on the five-year anniversary of the effective date of the Warrant Stockholder Approval. The Series A-2 common stock purchase warrants will expire on the eighteen-month anniversary of the effective date of the Warrant Stockholder Approval. The Pre-Funded Warrants are exercisable immediately, may be exercised at any time until all of the Pre-Funded Warrants are exercised in full, and have an exercise price of $0.01. The Warrant Stockholder Approval has not yet been obtained.

The shares of common stock, Common Warrants and Pre-Funded Warrants were sold pursuant to a securities purchase agreement. H.C. Wainwright & Co., LLC acted as placement agent for the offering and received a fee of 7% of the gross proceeds, reimbursement of $35,000 in non-accountable expenses and $100,000 for legal fees and out-of-pocket expenses.

2021 Underwritten Offering

On November 2, 2021, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Newbridge Securities Corporation (“Newbridge”), as representative of the underwriters listed therein (the “Underwriters”), pursuant to which the Company agreed to sell to the Underwriters in a firm commitment underwritten public offering (the “Offering”) an aggregate of 16,000 shares of the Company’s common stock, at a public offering price of $250.00 per share. In addition, the Underwriters were granted an over-allotment option (the “Over-allotment Option”) for a period of 45 days to purchase up to an additional 2,400 shares of common stock. The Offering closed on November 5, 2021 and the common stock began trading on the NASDAQ Capital Market under the symbol “BSFC” on November 3, 2021. The Over-allotment Option was not exercised by the Underwriters.

The net proceeds to the Company from the Offering, after deducting the underwriting discount, the underwriters’ fees and expenses and the Company’s estimated Offering expenses, were approximately $3,600,000. The Company used the net proceeds from the Offering for general corporate purposes, including working capital, operating expenses, and capital expenditures. The Company may also use a portion of the net proceeds to acquire or make investments in businesses, products, and offerings, although the Company does not have agreements or commitments for any material acquisitions or investments at this time.

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In addition, pursuant to the terms of the Underwriting Agreement and related “lock-up” agreements, each director, executive officer, and beneficial owners of over 10% of the Company’s common stock (for a period of 180 days after the date of the final prospectus relating to the Offering), have agreed, subject to customary exceptions, not to sell, transfer or otherwise dispose of securities of the Company, without the prior written consent of Newbridge.

On November 5, 2021, in connection with the November 2, 2021 Offering, the Company issued a warrant to purchase an aggregate of 56 shares of common stock at an exercise price of $5,000.00 per share to Newbridge. Such warrant expires on November 11, 2024.

Year Ended December 31, 2023 compared to the Year Ended December 31, 2022

Net Sales. Revenue for the year ended December 31, 2023 decreased 52.0% to $6,124,529 as compared to $12,767,145 for the year ended December 31, 2022 as a result of a decrease in poundage sold during the year ended December 31, 2023.

Cost of Goods Sold. Cost of goods sold for the year ended December 31, 2023 decreased to $5,966,452 as compared to $13,419,133 for the year ended December 31, 2022. This decrease is attributable to the decrease in poundage sold in the cost of goods.

Gross Profit (Loss). Gross profit for the year ended December 31, 2023 is $158,077 as compared to gross loss of $651,988 for the year ended December 31, 2022. This increase is attributable to higher market prices and lower cost of goods sold in comparison to the year ended December 31, 2022.

Gross Profit (Loss) Margin. Gross profit margin for the year ended December 31, 2023 is 2.6% as compared to gross loss margin of 5.1% for the year ended December 31, 2022. This increase is attributable to higher market prices and lower cost of goods sold in comparison to the year ended December 31, 2022.

Commissions Expenses. Commissions expenses decreased to $2,169 for the year ended December 31, 2023 from $24,482 for the year ended December 31, 2022. The decrease is attributable to lower commissionable revenues.

Salaries and Wages Expense. Salaries and wages decreased to $1,858,004 for the year ended December 31, 2023 as compared to $2,032,457 for the year ended December 31, 2022. This decrease is primarily attributable to a strategic reduction in salaries for the year ended December 31, 2023.

Depreciation and Amortization. Depreciation and amortization expense decreased to $4,521 for the year ended December 31, 2023 as compared to $584,386 for the year ended December 31, 2022. This decrease is attributable to lower depreciation due to the impairment of fixed assets and intangible assets in the year ended December 31, 2022.

Impairment Loss. Impairment loss decreased to $0 for the year ended December 31, 2023 as compared to $5,797,906 for the year ended December 31, 2022. This decrease is attributable to the impairment recognized on TOBC for the year ended December 31, 2022.

Other Operating Expense. Other operating expenses increased 0.1% to $2,525,661 for the year ended December 31, 2023 as compared to $2,522,764 for the year ended December 31, 2022. This increase is mainly attributable to an increase in legal and professional fees related to our business operations.

Other Income. Other income decreased to $12,708 for the year ended December 31, 2023 from $154,196 for the year ended December 31, 2022. This decrease is primarily attributable to lower collections received by Coastal Pride from previously written off receivables.

Loss on Conversion of Debt. Loss on conversion of debt increased to $977,188 for the year ended December 31, 2023 from $57,085 for the year ended December 31, 2022. This increase is attributable to the additional payments made to Lind by the issuance of common stock due to a decrease in the Repayment Share Price.

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Change in Fair Value of Derivatives and Warrants Liabilities. Change in fair value of derivatives and warrants liabilities increased to $2,497,088 for the year ended December 31, 2023 from $0 for the year ended December 31, 2022. This increase is attributable to the 2023 Lind notes embedded conversion feature due to the variable conversion price on the agreements.

Interest Expense. Interest expense increased to $1,771,942 for the year ended December 31, 2023 as compared to $1,678,097 for the year ended December 31, 2022. This increase is mainly attributable to the amortization of the Lind convertible debt discount.

Net Loss. The Company had a net loss of $4,471,612 for the year ended December 31, 2023 as compared to a net loss of $13,194,969 for the year ended December 31, 2022. The decrease in net loss is primarily attributable to decreases in salaries and wages, decreases in depreciation and amortization, recognition of impairment losses for TOBC and Coastal Pride in 2022 that no longer applied in 2023 and decreases of other expenses of legal and professional fees.

Liquidity and Capital Resources

The Company had cash of $24,163 as of December 31, 2023. At December 31, 2023, the Company had a working capital surplus of $899,215, including $165,620 in stockholder loans that were subordinated to its working capital line of credit, as compared to a working capital deficit of $3,013,281 at December 31, 2022, including $893,000 in stockholder loans. The Company’s primary sources of liquidity consisted of inventory of $2,608,521 and accounts receivable of $534,195 at December 31, 2023. The increase in working capital was due primarily to decreases of inventory of $2,023,631 and accounts receivable of $270,881 netted against the decreases in the working capital line of credit of $1,776,068 and maturities of short-term debt of $3,439,557.

The Company has historically financed its operations through the cash flow generated from operations, loans from stockholders and other related parties as well as a working capital line of credit and the sale of equity in private offerings.

Cash (Used in) Operating Activities. Cash used in operating activities during the year ended December 31, 2023 was $3,530,662 as compared to cash used in operating activities of $3,618,811 for the year ended December 31, 2022, representing a decrease of $88,149. The decrease is primarily attributable to a decrease in inventory of $5,455,560 netted against the decreases in deferred income of $62,336, accounts receivable netted against other current assets of $3,036,916 and decrease in payables netted against other current liabilities of $2,094,395 for the year ended December 31, 2023.

Cash (Used in) Investing Activities. Cash used in investing activities for the year ended December 31, 2023 was $159,609 as compared to $695,275 cash used in investing activities for the year ended December 31, 2022. The decrease was a result of no acquisitions during the year ended December 31, 2023 compared to the acquisition of the soft-shell crab operations by Coastal Pride for the year ended December 31, 2022.

Cash Provided by Financing Activities. Cash provided by financing activities for the year ended December 31, 2023 was $3,676,355 as compared to cash provided by financing activities of $3,075,400 for the year ended December 31, 2022. This increase is mainly attributable to in the private placement offering completed in September 2023.

Working Capital Line of Credit

On March 31, 2021, Keeler & Co. and Coastal Pride entered into a loan and security agreement (“Loan Agreement”) with Lighthouse. Pursuant to the terms of the Loan Agreement, Lighthouse made available to Keeler & Co. and Coastal Pride (together, the “Borrowers”) a $5,000,000 revolving line of credit for a term of thirty-six months, renewable annually for one-year periods thereafter. Amounts due under the line of credit are represented by a revolving credit note issued to Lighthouse by the Borrowers.

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The advance rate of the revolving line of credit was 85% with respect to eligible accounts receivable and the lower of 60% of the Borrowers’ eligible inventory, or 80% of the net orderly liquidation value, subject to an inventory sublimit of $2,500,000. The inventory portion of the loan will never exceed 50% of the outstanding balance. Interest on the line of credit is the prime rate (with a floor of 3.25%), plus 3.75%. The Borrowers paid Lighthouse a facility fee of $50,000 in three instalments of $16,667 in March, April and May 2021 and paid an additional facility fee of $25,000 on March 31, 2022. In an effort to increase imports to meet customer demand, on January 14, 2022, the maximum inventory advance under the line of credit was adjusted from 50% to 70% until June 30, 2022, 65% until July 31, 2022, 60% until August 31, 2022, 55% until September 30, 2022, at a monthly fee of 0.25% on the portion of the loan in excess of the 50% advance. On July 29, 2022, the Loan Agreement was further amended to set the annual interest rate on the outstanding principal amount at 4.75% above the prime rate and to reduce the monthly required cash flow requirements beginning July 31, 2022. The amendment also updated the maximum inventory advance under the line of credit to 60% from August 1, 2022 through December 31, 2022 and 50% thereafter.

The line of credit was secured by a first priority security interest on all the assets of each Borrower. Pursuant to the terms of a guaranty agreement, the Company guaranteed the obligations of the Borrowers under the note and John Keeler, Executive Chairman and Chief Executive Officer of the Company, provided a personal guaranty of up to $1,000,000 to Lighthouse.

On June 16, 2023, the Company terminated the Loan Agreement and paid an aggregate of approximately $108,400 to Lighthouse which included, as of June 16, 2023, an outstanding principal balance of approximately $93,400, accrued interest of approximately $9,900, and other fees incurred in connection with the line of credit of approximately $4,991. Upon the repayment of the total outstanding indebtedness owing to Lighthouse, the Loan Agreement and all other related financing agreements and documents entered into in connection with the Loan Agreement were deemed terminated.

During the year ended December 31, 2023, cash proceeds from the working capital line of credit totaled $2,405,034 and cash payments to the working capital line of credit totaled $4,182,971.

John Keeler Promissory Notes

From January 2006 through May 2017, Keeler & Co issued 6% demand promissory notes in the aggregate principal amount of $2,910,000 to John Keeler, our Chief Executive Officer and Executive Chairman. As of December 31, 2023, approximately $165,600 of principal remains outstanding and approximately $50,500 of interest was paid under the notes during the year ended December 31, 2023. These notes are subordinated to the Lighthouse note. After satisfaction of the terms of the subordination, the Company may prepay the notes at any time first against interest due thereunder. If an event of default occurs under the notes, interest will accrue at 18% per annum and if not paid within ten days of payment becoming due, the holder of the note is entitled to a late fee of 5% of the amount of payment not timely made. The Company made principal payments of $157,380 during the year ended December 31, 2023. During the year ended December 31, 2023, the Company issued 79,167 shares of its common stock to settle $570,000 principal of the subordinated notes.

Underwritten Offering

On September 11, 2023, the Company offered and sold in a “best efforts” public offering pursuant to a registration statement on Form S-1, which was declared effective by the SEC on September 7, 2023, an aggregate of 13,800 shares of common stock, together with Series A-1 warrants to purchase up to 214,823 shares of common stock and Series A-2 warrants to purchase up to 214,823 shares of common stock (collectively, the “Common Warrants”) and 201,023 pre-funded warrants (the “Pre-Funded Warrants”).

Each share of common stock and Pre-Funded Warrants were sold together with a Series A-1 common stock purchase warrant to purchase one share of common stock and a Series A-2 common stock purchase warrant to purchase one share of common stock. The shares of common stock or Pre-Funded Warrant and accompanying Common Warrants are immediately separable and were issued separately. The public offering price for each share of common stock and accompanying Common Warrants was $0.4655. Each Common Warrant has an exercise price per share of $23.275 and will be exercisable beginning on the effective date of stockholder approval of the issuance of the shares upon exercise of the Common Warrants (“Warrant Stockholder Approval”). The Series A-1 common stock purchase warrants will expire on the five-year anniversary of the effective date of the Warrant Stockholder Approval. The Series A-2 common stock purchase warrants will expire on the eighteen-month anniversary of the effective date of the Warrant Stockholder Approval. The Pre-Funded Warrants are exercisable immediately, may be exercised at any time until all of the Pre-Funded Warrants are exercised in full, and have an exercise price of $0.01. The Warrant Stockholder Approval has not yet been obtained.

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The shares of common stock, Common Warrants and Pre-Funded Warrants were sold pursuant to a securities purchase agreement. H.C. Wainwright & Co., LLC acted as placement agent for the offering and received a fee of 7% of the gross proceeds, reimbursement of $35,000 in non-accountable expenses and $100,000 for legal fees and out-of-pocket expenses.

2021 Underwritten Offering

On November 2, 2021, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Newbridge Securities Corporation (“Newbridge”), as representative of the underwriters listed therein (the “Underwriters”), pursuant to which the Company agreed to sell to the Underwriters in a firm commitment underwritten public offering (the “Offering”) an aggregate of 16,000 shares of the Company’s common stock, at a public offering price of $250.00 per share. In addition, the Underwriters were granted an over-allotment option (the “Over-allotment Option”) for a period of 45 days to purchase up to an additional 2,400 shares of common stock. The Offering closed on November 5, 2021 and the common stock began trading on the NASDAQ Capital Market under the symbol “BSFC” on November 3, 2021. The Over-allotment Option was not exercised by the Underwriters.

The net proceeds to the Company from the Offering, after deducting the underwriting discount, the underwriters’ fees and expenses and the Company’s estimated Offering expenses, were approximately $3,600,000. The Company used the net proceeds from the Offering for general corporate purposes, including working capital, operating expenses, and capital expenditures. The Company may also use a portion of the net proceeds to acquire or make investments in businesses, products, and offerings, although the Company does not have agreements or commitments for any material acquisitions or investments at this time.

In addition, pursuant to the terms of the Underwriting Agreement and related “lock-up” agreements, each director, executive officer, and beneficial owners of over 10% of the Company’s common stock (for a period of 180 days after the date of the final prospectus relating to the Offering), have agreed, subject to customary exceptions, not to sell, transfer or otherwise dispose of securities of the Company, without the prior written consent of Newbridge.

On November 5, 2021, in connection with the November 2, 2021 Offering, the Company issued a warrant to purchase an aggregate of 56 shares of common stock at an exercise price of $5,000.00 per share to Newbridge. Such warrant expires on November 11, 2024.

Lind Global Fund II LP investment

On January 24, 2022, the Company entered into a securities purchase agreement with Lind Global Fund II LP, a Delaware limited partnership (“Lind”), pursuant to which the Company issued to Lind a secured, two-year, interest free convertible promissory note in the principal amount of $5,750,000 and a five-year warrant to purchase 1,000,000 shares of common stock of the Company at an exercise price of $4.50 per share, subject to customary adjustments (2,500 shares of common stock at an exercise price of $4,500 per share after taking into account the Company’s Reverse Stock Split). The warrant provides for cashless exercise and for full ratchet anti-dilution if the Company issues securities at less than $4.50 per share (exercise price of $4,500 per share after taking into account the Company’s Reverse Stock Split). In connection with the issuance of the note and the warrant, the Company paid a $150,000 commitment fee to Lind and approximately $87,000 of debt issuance costs.

The outstanding principal under the note is payable commencing July 24, 2022, in 18 consecutive monthly installments of $333,333, at the Company’s option, in cash or shares of common stock at a price (the “Repayment Share Price”) based on 90% of the five lowest volume weighted average prices (“VWAP”) during the 20-days prior to the payment date with a floor price of $1.50 per share (the “Floor Price”) (floor price of $1,500 per share after taking into account the Company’s Reverse Stock Split), or a combination of cash and stock provided that if at any time the Repayment Share Price is deemed to be the Floor Price, then in addition to shares, the Company will pay Lind an additional amount in cash as determined pursuant to a formula contained in the note.

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In connection with the issuance of the note, the Company granted Lind a first priority security interest and lien on all of its assets, including a pledge on its shares in John Keeler & Co. Inc., its wholly-owned subsidiary, pursuant to a security agreement and a stock pledge agreement with Lind, dated January 24, 2022. Each subsidiary of the Company also granted a second priority security interest in all of its respective assets.

The note is mandatorily payable prior to maturity if the Company issues any preferred stock (with certain exceptions described in the note) or, if the Company or its subsidiaries issues any indebtedness other than certain amounts under the then line of credit facility with Lighthouse. The Company also agreed not to issue or sell any securities with a conversion, exercise or other price based on a discount to the trading prices of the Company’s stock or to grant the right to receive additional securities based on future transactions of the Company on terms more favorable than those granted to Lind, with certain exceptions.

If the Company fails to maintain the listing and trading of its common stock, the note will become due and payable and Lind may convert all or a portion of the outstanding principal at the lower of the then current conversion price and 80% of the average of the 3-day VWAP during the 20 days prior to delivery of the conversion notice.

If the Company engages in capital raising transactions, Lind has the right to purchase up to 10% of the new securities.

The note is convertible into common stock at $5.00 per share ($5,000 per share after taking into account the Company’s Reverse Stock Split), subject to certain adjustments, at any time after the earlier of six months from issuance or the date the registration statement is effective; provided that no such conversion may be made that would result in beneficial ownership by Lind and its affiliates of more than 4.99% of the Company’s outstanding shares of common stock. If shares are issued by the Company at less than the conversion price, the conversion price will be reduced to such price.

On September 15, 2023, the Company paid $2,573,142 to Lind and the note was extinguished.

On May 30, 2023, the Company entered into a securities purchase agreement with Lind pursuant to which the Company issued to Lind a secured, two-year, interest free convertible promissory note in the principal amount of $1,200,000 (the “Lind Note”) and a warrant (the “Lind Warrant”) to purchase 8,701 shares of common stock of the Company commencing six months after issuance and exercisable for five years at an exercise price of $122.50 per share, for the aggregate funding amount of $1,000,000. The Lind Warrant includes cashless exercise and full ratchet anti-dilution provisions. In connection with the issuance of the Lind Note and the Lind Warrant, the Company paid Lind a $50,000 commitment fee. The proceeds from the sale of the Note and Warrant are for general working capital purposes.

On July 27, 2023, the Company, entered into a First Amendment to the securities purchase agreement (the “Purchase Agreement Amendment”) with Lind, pursuant to which the Company amended the securities purchase agreement, entered into with Lind as of May 30, 2023 in order to permit the issuance of further senior convertible promissory notes in the aggregate principal amount of up to $1,800,000 and warrants in such aggregate amount as the Company and Lind shall mutually agree.

Pursuant to the Purchase Agreement Amendment, the Company issued to Lind a two-year, interest free convertible promissory note in the principal amount of $300,000 and a warrant to purchase 3,505 shares of common stock of the Company commencing six months after issuance and exercisable for five years at an exercise price of $67.00 per share, for the aggregate amount of $250,000. In connection with the issuance of the note and the warrant, the Company paid a $12,500 commitment fee. The proceeds from the sale of the note and warrant are for general working capital purposes.

Agile Loan

In order to refinance interest due on the June 14, 2023 note issued to Agile, on January 2, 2024, the Company, and Keeler & Co. entered into a subordinated business loan and security agreement with Agile and Agile Capital as collateral agent, which provides for a term loan to the Company in the amount of $122,491 which principal and interest (of $48,996) is due on May 31, 2024. Commencing January 5, 2024, the Company is required to make weekly payments of $7,795 until the due date. The loan may be prepaid subject to a prepayment fee. An administrative agent fee of $5,833 was paid on the loan. A default interest rate of 5% will become effective upon the occurrence of an event of default. In connection with the loan, Agile was issued a subordinated secured promissory note, dated January 2, 2024, in the principal amount of $122,491 which note is secured by all of the Borrower’s assets, including receivables.

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ClearThink Term Loan

On January 18, 2024, the Company entered into the Revenue-Based Factoring MCA Plus Agreement with ClearThink which provides, among other things, for a 33-week term loan in the principal amount of $200,000 (with an additional one-time commitment fee of $50,000). Interest accrues at the rate of 25% per annum with an additional 5% default interest rate in the event of circumstances described in the agreement or $50,000 will be added to the principal amount and accrue after principal is paid. The Company is required to make biweekly payments of $14,706, commencing February 1, 2024 for the term of the Agreement. On January 25, 2024, the Company issued 7,092 shares of common stock to ClearThink as a commitment fee.

Critical Accounting Policies and Estimates

Valuation of Goodwill and Long-Lived Assets

Goodwill and long-lived assets include the cost of the acquired business in excess of the fair value of the net assets recorded in connection with an acquisition. Long-lived assets include customer relationships, non-compete agreements, trademarks and fixed assets. For goodwill, our policy is to assess for impairment at year-end or whenever events or changes in circumstances indicate that the carrying value may not be recoverable. For long-lived assets, we assess for impairment only if events occur that indicate that the carrying amount of an asset may not be recoverable.

Annually, we assess the recoverability of goodwill and long-lived assets by determining whether the fair values exceed the carrying values of these assets. For long-lived assets, we use the income method, which uses a forecast of the expected future net cash flows associated with each asset. These cash flows are then adjusted to present value by applying an appropriate discount rate that reflects the risk factors associated with the cash flow streams. Our goodwill testing may be performed utilizing either a qualitative or quantitative assessment; however, if a qualitative assessment is performed and we determine that the fair value of a reporting unit is more likely than not (i.e., a likelihood of more than 50 percent) to be less than its carrying amount, a quantitative test is performed.

When using a quantitative test, we arrive at our estimates of fair value using a discounted cash flow analysis. Our assessment for impairment of goodwill and long-lived assets compared the fair value of the reporting unit to the corresponding carrying value. If the carrying value of the asset exceeds its fair value, an impairment loss is recognized in an amount equal to the excess. An annual impairment analysis for goodwill and long-lived assets was completed for Coastal Pride and TOBC due to the lower forecasted revenues and gross losses recognized in the year ended December 31, 2022 as a result of the effect of the COVID-19 pandemic on the Company’s business. Based on our year-end 2022 annual impairment analysis for goodwill and long-lived assets, we recorded an impairment loss on customer relationships, trademarks, non-compete agreements and fixed assets of $1,595,677, $1,006,185, $78,116 and $1,873,619, respectively, related to Coastal Pride and TOBC. For goodwill, the analysis concluded an impairment of $1,244,309 related to Coastal Pride and TOBC for year ended December 31, 2022. No impairment was recognized for the year ended December 31, 2023.

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The fair value conclusions as of December 31, 2023 are highly sensitive to changes in the assumptions used in the income approach, which include forecasted revenues, perpetual growth rates, among others, all of which require significant judgments by management.

Fair value of the reporting unit is therefore determined using significant unobservable inputs, or level 3 in the fair value hierarchy. The Company has used recent historical performance, current forecasted financial information, and broad-based industry and economic statistics as a basis to estimate the key assumptions utilized in the forecasted cash flow model. These key assumptions are inherently uncertain and require a high degree of estimation and judgment and are subject to change based on future changes, industry and global economic and geo-political conditions, and the timing and success of the implementation of current strategic initiatives.

Inventories

Substantially all of the Company’s inventory consists of packaged crab meat located at a public cold storage facility and merchandise in transit from suppliers. The Company also has eggs and fish in process inventory from TOBC. The cost of inventory is primarily determined using the specific identification method for crab meat. Fish in process inventory is measured based on the estimated biomass of fish on hand. The Company has established a standard procedure to estimate the biomass of fish on hand using counting and sampling techniques. Inventory is valued at the lower of cost or net realizable value, cost being determined using the first-in, first-out method for crab meat and using various estimates and assumptions in regard to the calculation of the biomass, including expected yield, market value of the biomass, and estimated costs of completion.

Merchandise is purchased cost and freight shipping point and becomes the Company’s asset and liability upon leaving the suppliers’ warehouse. The Company had in-transit inventory of approximately $974,000 and $1,598,000 as of December 31, 2023 and December 31, 2022, respectively.

The Company periodically reviews the value of items in inventory and records an allowance to reduce the carrying value of inventory to the lower of cost or net realizable value based on its assessment of market conditions, inventory turnover and current stock levels. Inventory write-downs are charged to cost of goods sold. The Company recorded an inventory allowance of $176,000 for the year ended December 31, 2023.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers, as such, we record revenue when our customer obtains control of the promised goods or services in an amount that reflects the consideration which the Company expects to receive in exchange for those goods or services. The Company’s source of revenue is from importing blue and red swimming crab meat primarily from Mexico, Indonesia, the Philippines and China and distributing it in the United States and Canada under several brand names such as Blue Star, Oceanica, Pacifika, Crab & Go, First Choice, Good Stuff and Coastal Pride Fresh and steelhead salmon and rainbow trout fingerlings produced by TOBC under the brand name Little Cedar Farms for distribution in Canada. We sell primarily to food service distributors. We also sell our products to wholesalers, retail establishments and seafood distributors.

To determine revenue recognition for the arrangements that the Company determines are within the scope of Topic 606, the Company performs the following five steps: (1) identify the contract(s) with a customer by receipt of purchase orders and confirmations sent by the Company which includes a required line of credit approval process, (2) identify the performance obligations in the contract which includes shipment of goods to the customer FOB shipping point or destination, (3) determine the transaction price which initiates with the purchase order received from the customer and confirmation sent by the Company and will include discounts and allowances by customer if any, (4) allocate the transaction price to the performance obligations in the contract which is the shipment of the goods to the customer and transaction price determined in step 3 above and (5) recognize revenue when (or as) the entity satisfies a performance obligation which is when the Company transfers control of the goods to the customers by shipment or delivery of the products.

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The Company elected an accounting policy to treat shipping and handling activities as fulfillment activities. Consideration payable to a customer is recorded as a reduction of the arrangement’s transaction price, thereby reducing the amount of revenue recognized, unless the payment is for distinct goods or services received from the customer.

Recent Accounting Pronouncements

ASU 2016-13 Financial Instruments – Credit Losses (Topic 326)

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which requires entities to use a forward-looking, expected loss model to estimate credit losses. It also requires entities to consider additional disclosures related to credit quality of trade and other receivables, including information related to management’s estimate of credit allowances. ASU 2016-13 was further amended in November 2018 by ASU 2018-19, Codification Improvements to Topic 236, Financial Instrument-Credit Losses. For public business entities that are U.S. Securities and Exchange Commission (SEC) filers excluding smaller reporting companies, the amendments are effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. For all other public business entities, the amendments are effective for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. On October 16, 2019, FASB voted to delay implementation of ASU No. 2016-13, “Financial Instruments-Credit Losses (Topic 326) - Measurement of Credit Losses on Financial Instruments.” For all other entities, the amendments are now effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. On November 15, 2019, FASB issued an Accounting Standard Update No. 2019-10 to amend the implementation date to fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. Early adoption is permitted for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The Company adopted this ASU related to its trade receivables on January 1, 2023 and determined there was no material impact from the adoption of the ASU on the Company’s consolidated financial statements.

Reverse Stock Split

On May 20, 2024, we filed a certificate of amendment to our amended and restated articles of incorporation with the Secretary of State of the State of Delaware to effect the 1-for-50 Reverse Stock Split, which became effective the same day. The Reverse Stock Split did not change the Company’s current authorized number of shares of Common Stock, or its par value. The Reverse Stock Split also did not change the Company’s authorized, or issued, and outstanding, number of shares of preferred stock, or its par value. Unless expressly stated in this registration statement, all share and per share information included herein has been adjusted to account for the Reverse Stock Split.

Off-Balance Sheet Arrangements

We currently have no off-balance sheet arrangements.

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DESCRIPTION OF BUSINESS

Overview

We are an international seafood company based in Miami, Florida that imports, packages and sells refrigerated pasteurized crab meat, and other premium seafood products. Our current source of revenue is from purchasing blue and red swimming crab meat primarily from our largest supplier in Miami and distributing it in the United States and Canada under several brand names such as Blue Star, Oceanica, Pacifika, Crab & Go, First Choice, Good Stuff and Coastal Pride Fresh, and steelhead salmon and rainbow trout fingerlings produced under the brand name Little Cedar Farms for distribution in Canada. The crab meat which we import is processed in 13 plants throughout Southeast Asia. Our suppliers are primarily via co-packing relationships, including two affiliated suppliers. We sell primarily to food service distributors. We also sell our products to wholesalers, retail establishments and seafood distributors.

We seek to create a vertically integrated seafood company that offers customers high quality products while maintaining a focus on our core values of delivering food safety, traceability and certified resource sustainability. Our companies include:

John Keeler & Co., Inc. (“Keeler & Co.”) doing business as Blue Star Foods, which imports, packages and sells refrigerated pasteurized crab meat sourced primarily from Southeast Asia and other premium seafood products;

Coastal Pride Seafood, LLC (“Coastal Pride”) which imports pasteurized and fresh crab meat sourced primarily from Mexico and Latin America and sells premium branded label crab meat throughout North America;

Taste of BC Aquafarms, Inc. (“TOBC”), a land-based recirculating aquaculture systems (“RAS”) salmon farming operation, which sells its steelhead salmon to distributors in Canada; and

Afritex Ventures Inc., (“AVI”), a commercial manufacturer of food products.

Strategy

Our long-term strategy is to create a vertically integrated seafood company that offers customers high quality products while maintaining a focus on our core values of delivering food safety, traceability and certified resource sustainability.

We plan to grow the Company organically by continuing to increase our customer base and by introducing new high-value product lines and categories, as well as strategically acquiring companies that focus on additional species and proprietary technologies that we believe we can integrate into a larger, diversified company.

Operating Companies

We operate through the following subsidiary companies:

Keeler & Co., doing business as Blue Star Foods, is an international seafood company that imports, packages and sells refrigerated pasteurized crab meat sourced primarily from Southeast Asia and other premium seafood products.

Keeler & Co. purchases the majority of our crab product (Portunus Pelagicus and Portunus Haanii) from processors which source the crab meat from local fishermen in Indonesia, the Philippines, Thailand, Vietnam, Sri Lanka and India, to whom we pay a premium in order to outfit their boats with a proprietary GPS-based system. This system allows us to trace where the crab product originates and ensure that only mature crabs are being harvested by the use of collapsible traps and not gill nets.

The crab meat is purchased directly from processors with whom we have long-standing relationships, that have agreed to source their product in a sustainable manner. All crab meat is sourced under the Company’s U.S Food & Drug Administration (“FDA”) approved Hazard Analysis Critical Control Point (“HACCP”) Plan. Additionally, all suppliers are certified by the British Retail Consortium (the “BRC”) and are audited annually to ensure safety and quality of our product.

The imported crab meat is processed in six out of the ten plants available throughout Southeast Asia. Our suppliers are primarily via co-packing relationships, including two affiliated suppliers. We sell primarily to food service distributors. We also sell our products to wholesalers, retail establishments and seafood distributors.

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We have created a technology platform that tracks the product through its entire chain of custody and collects and transmits various data to the Company in real-time, from the loading site to the packing plant, through the sorting and pasteurization process and the exporting process to the end customer. Our technology allows our customers access to their “Scan on Demand” QR code-enabled traceability application.

Our premium proprietary brands, Blue Star, Pacifika and Oceanica are differentiated in terms of quality and price point.

We believe that we utilize best-in-class technology, in both resource sustainability management and ecological packaging.

Coastal Pride is a seafood company, based in Beaufort, South Carolina, that imports pasteurized and fresh crab meat (Portunus Pelagicus, Portunus Haanii and Callinectes) sourced primarily from Mexico and Latin America and sells premium branded label crab meat throughout North America.

It has three premium branded label products, First Choice, Good Stuff and Coastal Pride Fresh.

TOBC is a land-based recirculating aquaculture system (“RAS”) farming operation located in Nanaimo, British Columbia, Canada with an annual production capacity of approximately 100 tons. It produces steelhead salmon and rainbow trout fingerlings under the brand name Little Cedar Farms for distribution in Canada.

TOBC’s RAS facility has been operated as a model farm for the development of salmon RAS technology. We currently intend to refine this model farm into a 150-ton standardized module that will be replicated in the development of future farms. The next facility we hope to build, subject to sufficient resources, will have 10 such modules, for a total production capacity of 1,500 tons.

The current RAS facility is in an insulated, bio-secure structure in which culture conditions are controlled. The primary RAS system is composed of thirteen culture tanks, a drum filter, a fluidized sand bed biofilter and a low head oxygenator and employs an efficient gravity fed low head arrangement which reduces energy use as compared to other RAS designs. Additionally, there are two independent partial reuse finishing tank systems.

Weekly harvests of approximately two tons of salmon are stunned and bled at the farm and then processed as fresh iced head on gutted (“HOG”) fish at a Canadian Food Inspection Agency approved processing facility. Currently, TOBC sells its salmon mainly to two wholesale seafood distributors in Canada.

Eggs are purchased from two primary suppliers and are hatched approximately every eight weeks. TOBC’s hatchery is composed of a recirculating system that utilizes an upwelling “heath stack” incubator and five tanks with moving bed biofiltration. The fish are then transferred to the main RAS system approximately 12 weeks post hatch. TOBC’s feed is largely terrestrial based from grains and other non-marine ingredients.

We believe that the faster life cycle from birth to harvesting of our salmon, as compared to conventional salmon, allows it to be produced more economically in contained, land-based RAS farms. Although RAS farms require greater capital investment than the sea cage approach, we believe that the higher costs are offset by more efficient growth and a shorter transportation distance to market.

Branded Products

We distribute our imported blue and red swimming crabmeat in the United States under the brand names Blue Star, Pacifika, Oceanica, Crab & Go Premium Seafood, First Choice, Good Stuff and Coastal Pride Fresh and steelhead salmon and rainbow trout fingerlings produced by TOBC under the brand name Little Cedar Falls.

Blue Star is packed with only high quality Portunus Pelagicus species crab and is produced under exacting specifications and quality control requirements.

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Pacifika is a quality brand for the price conscious end user. The Portunus Haanii crab meat is packed in China and is ideal for upscale plate presentations.

Oceanica is made from the Portunus Haanii crab, which is caught and processed in Vietnam. It is an affordable choice to help reduce food cost without sacrificing the look/taste of dishes.

Crab + Go Premium Seafood is geared towards millennials as part of the trend toward pre-packaged, grab-and-go items. The product is packaged in flexible foil pouches.

Lubkin Brand is packed with quality Portunus Pelagicus species crab in the Philippines and Indonesia.

First Choice is a quality brand packed with Portunus Haanii crab meat from Malaysia.

Good Stuff is a premium brand packed with high quality Callinectes species crab from Mexico.

Coastal Pride Fresh is packed with Callinectes Sapidus from Venezuela and the United States.

Steelhead salmon and rainbow trout fingerlings are produced by TOBC under the Little Cedar Falls brand. The fish are sashimi grade and only sold as a fresh item, usually reaching end users within days of harvest.

Competitive Strengths

Sustainable and Traceable Product Sourcing. We believe that our greatest point of differentiation from other seafood companies is our efforts to ensure that our seafood products are ethically sourced in a method that is consistent with our core values and those of our customers.

Proprietary Brands. We have created several brands of crab meat that are well regarded amongst our customers and are differentiated by product quality and price point.

Eco-Friendly Packaging. Another major point of differentiation from our competitors is our use of sustainable and ethical packaging. Our green pouches for Eco-Fresh crab meat are patented in the United States, Europe, Thailand, the Philippines and Indonesia under patent Nos.1526091 B1 and US Patents 8,337,922 and 8,445,046. We believe since their introduction in 2003, these pouches have saved in excess of a million metric tons of carbon dioxide emissions versus metal can packaging material.

Growth Strategy

We intend to grow our business in several ways, including:

Growing our existing businesses. The three current existing businesses each have different pathways to organic growth, including by increasing their reliable access to sustainably sourced marine product and supplying to a larger and more diversified customer base. Our key objective is to optimize the management of the companies across all companies, specifically in the marketing, sourcing and financing departments.

Strategic Acquisitions. We will continue to seek opportunities to acquire companies that allow us to expand into new territories, diversify our species product categories, and where operational synergies with our existing companies may exist. We believe that we may have the ability to layer on a sustainability model to certain companies that operate in a more traditional way, with an opportunity to increase margins by selling a more premium product.

Scaling the RAS Business. We have an internal goal to reach production of 21,000 metric tons of steelhead salmon by 2028. If we can successfully access the necessary funding through the equity capital markets and through certain debt facilities, we hope to build a series of 1,500 metric ton and 3,000 metric ton facilities throughout strategic locations in British Columbia, Canada, where TOBC is currently based.

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Industry Overview

The international seafood industry is going through a period of rapid change as it strives to meet the needs of a growing population around the world, where food consumption habits are evolving. We believe there are powerful trends emerging in the developing world (including a growing demand for animal-based protein) as well as in the developed world (where there is an increased awareness and focus on sustainable sourcing and protecting marine ecosystems).

Changes in Population Growth and Global Seafood Consumption:

The United Nations latest projections suggest that the global population could grow to around 8.5 billion in 2030, 9.7 billion in 2050 and 10.4 billion in 2100(1).

As the population has grown, so has per capita fish consumption. Per capita food fish consumption grew from 9.0 kg (live weight equivalent) in the 1960s to 20.2 kg in 2020, at an average annual rate of 3% compared with a population growth rate of 1.6%(2).

Rising incomes and urbanization, improvements in post-harvest practices and changes in dietary trends are projected to drive a 15% increase in aquatic food consumption, to supply on average 21.4 kg per capita in 2030(3).

Aquaculture Has Developed as a Major Source to Meet Global Seafood Demand:

In 2020, fisheries and aquaculture production reached an all-time record of 214 million tons, worth about $424 billion. Production of aquatic animals in 2020 was more than 60% higher than the average in the 1990s, considerably outpacing world population growth, largely due to increasing aquaculture production(4).

Total production of aquatic animals is expected to reach 202 million tons in 2030, mainly due to sustained growth of aquaculture, projected to reach 100 million tons for the first time in 2027 and 106 million tons in 2030(5).

We believe that the growth in consumption drives the increased growth of aquaculture and the need for recirculatory aquatic systems.

(1) United Nations – Department of Economic and Social Affairs – World Population Prospects (2022)

(2)(3)(4)(5) Food and Agriculture Organization of the United Nations “The State of the World Fisheries and Aquaculture – 2022.

Suppliers

We purchase crab meat directly from six processors with which we have long-standing relationships, that have agreed to source their product in a sustainable manner. All crab meat is sourced under the Company’s FDA approved HACCP Plan. Additionally, all suppliers are certified grade A by the BRC and are audited annually to ensure safety and quality.

The Company had four major suppliers located in the United States, Canada and China which accounted for approximately 82% of the Company’s total purchases during the year ended December 31, 2023. The Company’s largest supplier is located in Miami and accounted for 35% of the Company’s total purchases in the year ended December 31, 2023.

Sales, Marketing and Distribution

The Company’s products are sold in the United States and Canada. Its primary current source of revenue is importing blue and red swimming crab meat primarily from Indonesia, the Philippines and China and distributing it in the United States and Canada under several brand names such as Blue Star, Oceanica, Pacifika, Crab & Go, Lubkin’s Coastal Pride, First Choice, Good Stuff, Coastal Pride Fresh and TOBC steelhead salmon and rainbow trout fingerlings produced under the brand name Little Cedar Falls.

The Company stores its crab meat inventory at a third-party facility in Miami, Florida and distribution takes place from this facility.

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The Company has a sales team based throughout the United States who sell directly to customers, most of whom are in the food service and retail industry and also manage a network of regional and national brokers, that cover both the retail and wholesale segments. The sales team and brokers help to pull the products through the system by creating demand at the end user level and pulling the demand through our distributor customers. The Company sells to retail customers either directly or via distributors that specialize in the retail segment.

The Company does not own its own fleet of trucks and utilizes less than truckload freight shipping (“LTL”) national freight carriers to deliver its products to its customers. LTL is used for the transportation of small freight or when freight does not require the use of an entire trailer. When shipping LTL, the Company pays for a portion of a standard truck trailer, and other shippers and their shipments fill the unoccupied space.

Customers

Our customer base is comprised of some of the largest companies in the food service and retail industry throughout the United States. We sell our crab meat to our customers through purchase orders. For the year ended December 31, 2023, sales to food distributors and retail and wholesale clubs accounted for 52% of our revenue. The balance of our revenue is derived from smaller seafood distributors and value-added processors.

The Company had nine customers which accounted for approximately 52% of revenue during the year ended December 31, 2023. Two customers accounted for 22% of revenue during the year ended December 31, 2023. The loss of any major customer could have a material adverse impact on the Company’s results of operations, cash flows and financial position.

Competition

In general, the international seafood industry is intensely competitive and highly fragmented. We compete with local and overseas manufacturers and importers engaged in similar products.

The Company’s primary competitors in its traditional sustainable seafood businesses are Tri Union Frozen Products, Inc. (Chicken of the Sea Frozen Foods), Phillips Foods, Inc., Harbor Seafood, Inc., Newport International and Twin Tails Seafood Corp.

The Company’s primary competitors in its RAS business are Aquabounty, Atlantic Sapphire, Aquaco, Nordic Aquafarms, Whole Oceans, West Coast Salmon and Pure Salmon.

Intellectual Property

Our intellectual property is an essential element of our business. We use a combination of patent, trademark, copyright, trade secret and other intellectual property laws and confidentiality agreements to protect our intellectual property. Our policy is to seek patent protection in the United States and in certain foreign jurisdictions for our products, processes and other technology where available and when appropriate. We also in-license technology, inventions and improvements we consider important to the development of our business.

In addition to our patents, we also rely upon trade secrets, know-how, trademarks, copyright protection and continuing technological and licensing opportunities to develop and maintain our competitive position. We monitor the activities of our competitors and other third parties with respect to their use of intellectual property. We require our employees to execute confidentiality and non-competition agreements upon commencing employment with us. Despite these safeguards, any of our know-how or trade secrets not protected by a patent could be disclosed to, or independently developed by, a competitor.

It is our standard practice to require our employees to sign agreements acknowledging that all inventions, trade secrets, works of authorship, developments and other processes generated by them on our behalf are our property, and assigning to us any ownership in those works. Despite our precautions, it may be possible for third parties to obtain and use without consent intellectual property that we own. Unauthorized use of our intellectual property by third parties and the expenses incurred in protecting our intellectual property rights, may adversely affect our business.

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Borrowings under our loan and security agreement with Lighthouse are secured by substantially all of our personal property, including our intellectual property.

The following is a list of our patents:

Title	Country	Patent No. OR Publication No	Issue Date	Application No.	Application Date
POUCH-PACKAGED CRABMEAT PRODUCT AND METHOD	US	2015/0257426 A1		14/205,742	3/12/2014
METHOD FOR PACKAGING CRABMEAT	US	8445046 B2	5/21/2013	13/681,027	11/19/2012
METHOD FOR PACKAGING CRABMEAT	US	8337922 B2	12/25/2012	10/691,480	10/21/2003
METHOD FOR PACKAGING CRABMEAT	EPC	1526091 B1			10/21/2004
	TH	28,256
	PH	1-2005-000216
	ID	20261

Our patents expire 20 years from the date of issuance which range from year 2007 to 2015.

The following is a list of our registered trademarks and trademarks for which we have filed applications.

Mark	Registration No	Registration Date	Application No.	Application Date
AMERICA’S FAVORITE CRABMEAT	2961590	6/7/05	78344059	12/22/03
ECO-FRESH	4525998	5/6/14	77922376	1/28/10
	3858522	10/5/10	77885209	12/3/09
	3818057	7/13/10	77885203	12/3/09
OCEANICA	3711200	11/17/09	77595180	10/17/08
	2419060	1/9/01	75855876	11/19/19
Lubkin’s Coastal Pride	2879531	8/31/04	78289067	8/19/03
Lubkin’s Good Stuff	N/A	N/A	87919629	5/14/18
Lubkin’s First Choice	H/A	N/A	88645685	10/8/19

Canadian Intellectual Property Office registered trademarks:

Little Cedar Falls – Registration #1766337- Expiration: June 20, 2032

Taste of BC – Registration #1561871 - Expiration: January 31, 2034

Government Regulation

Our third-party distribution facilities and our international suppliers are certified in accordance with the HACCP, standards for exporting aquatic products to the United States. The HACCP standards are developed by the FDA, pursuant to the FDA’s HACCP regulation, Title 21, Code of Federal Regulations, part 123, and are used by the FDA to help ensure food safety and control sanitary standards.

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Food Safety and Labeling

We are subject to extensive regulation, including, among other things, the Food, Drug and Cosmetic Act, as amended by the Food Safety Modernization Act (“FSMA”), the Public Health Security and Bioterrorism Preparedness and Response Act of 2002, and the rules and regulations promulgated thereunder by the FDA. The FSMA was enacted in order to aid the effective prevention of food safety issues in the food supply. This comprehensive and evolving regulatory program impacts how food is grown, packed, processed, shipped and imported into the United States and it governs compliance with Good Manufacturing Practices regulations. The FDA has finalized seven major rules to implement FSMA, recognizing that ensuring the safety of the food supply is a shared responsibility among many different points in the global supply chain. The FSMA rules are designed to make clear specific actions that must be taken at each of these points to prevent contamination. Some aspects of these laws use a strict liability standard for imposing sanctions on corporate behavior. If we fail to comply with applicable laws and regulations, we may be subject to civil remedies, including fines, injunctions, recalls, or seizures, and criminal sanctions, any of which could impact our results of operations.

In addition, the Nutrition Labeling and Education Act of 1990 prescribes the format and content of certain information required to appear on the labels of food products.

Our operations and products are also subject to state and local regulation, including the registration and licensing of plants, enforcement by state health agencies of various state standards, and the registration and inspection of facilities. Compliance with federal, state and local regulation is costly and time-consuming. Enforcement actions for violations of federal, state, and local regulations may include seizure and condemnation of products, cease and desist orders, injunctions or monetary penalties. We believe that our practices are sufficient to maintain compliance with applicable government regulations.

Trade

For the purchase of products harvested or manufactured outside of the United States, and for the shipment of products to customers located outside of the United States, we are subject to customs laws regarding the import and export of shipments. Our activities, including working with customs brokers and freight forwarders, are subject to regulation by U.S. Customs and Border Protection, part of the Department of Homeland Security.

TOBC

TOBC’s aquafarms facility in Nanaimo, British Columbia, Canada with an annual production capacity of approximately 100 tons are licensed under the Canadian Department of Fisheries and Oceans. Harvests of steelhead salmon and rainbow trout fingerlings are processed as iced HOG fish locally at a Canadian Food Inspection Agency approved processing facility.

Federal Trade Commission

We are subject to certain regulations by the U.S. Federal Trade Commission. Advertising of our products is subject to such regulation pursuant to the Federal Trade Commission Act and the regulations promulgated thereunder.

Employee Safety Regulations

We are subject to certain health and safety regulations, including regulations issued pursuant to the Occupational Safety and Health Act. These regulations require us to comply with certain manufacturing, health, and safety standards to protect our employees from accidents.

Anticorruption

Because we are organized under the laws of a state and our principal place of business is in the United States, we are considered a “domestic concern” under the Foreign Corrupt Practices Act (“FCPA”) and are covered by the anti-bribery provisions of the FCPA. The provisions prohibit any domestic concern and any officer, director, employee, or agent, acting on behalf of the domestic concern from paying or authorizing payment of anything of value to (i) influence any act or decision by a foreign official; (ii) induce a foreign official to do or omit to do any act in violation of his/her lawful duty; (iii) secure any improper advantage; or (iv) induce a foreign official to use his/her influence to assist the payor in obtaining or retaining business, or directing business to another person.

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Environmental Regulation

We are subject to a number of federal, state, and local laws and other requirements relating to the protection of the environment and the safety and health of personnel and the public. These requirements relate to a broad range of our activities, including the discharge of pollutants into the air and water; the identification, generation, storage, handling, transportation, disposal, recordkeeping, labeling, and reporting of, and emergency response in connection with, hazardous materials (including asbestos) associated with our operations; noise emissions from our facilities; and safety and health standards, practices, and procedures that apply to the workplace and the operation of our facilities.

Research and Development

We did not incur any research and development costs during 2023 and 2022.

Employees

As of July [  ], 2024, we had 13 full time employees and no part-time employees. We believe that our future success will depend, in part, on our continued ability to attract, hire and retain qualified personnel.

Description of Property

The Company’s executive offices and warehouse facility are based in Miami, Florida. On January 1, 2022, the Company entered into a verbal month-to-month lease agreement for 4,756 square feet of its executive offices with an unrelated third party, for monthly rent of $5,800. The Company has paid $69,900 to date under this lease.

Coastal Pride leased an aggregate of 1,600 square feet of office space in Beaufort, South Carolina under two leases for $1,255 and $750 per month. On October 1, 2023, both leases were terminated and Coastal Pride entered into a new one-year office lease for 1,100 square feet for $1,000 per month.

Coastal Pride also leased a 9,050 square foot facility for $1,000 per month from Gault for its soft-shell crab operations in Beaufort, South Carolina under a one-year lease that expired in February 2023. On February 3, 2023, the lease was renewed for $1,500 per month until February 2024. On February 3, 2024, Coastal Pride entered into a verbal month-to-month lease agreement with Gault for $1,500 per month.

The offices and facility of TOBC are located in Nanaimo, British Columbia, Canada and are on land which was leased to TOBC for approximately $2,500 per month plus taxes, from Steve and Janet Atkinson, the former TOBC owners. On April 1, 2022, TOBC entered into a new five-year lease with Steve and Janet Atkinson for CAD$2,590 per month plus taxes, and an additional five-year lease with Kathryn Atkinson for CAD$2,370 per month plus. Both leases are renewable for two additional five-year terms.

We currently believe these spaces will be adequate for our immediate and near-term needs.

Legal Proceedings

We are not involved in any material legal proceedings, nor are we aware of any legal proceedings threatened or in which any director or officer or any of their affiliates is a party adverse to our Company or has a material interest adverse to us.

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MANAGEMENT

Executive officers and directors

Below are the names of and certain information regarding the Company’s current executive officers and directors:

Name	Age	Position	Date Appointed

John Keeler	53	Executive Chairman and Chief Executive Officer	November 8, 2018

Nubar Herian	55	Director	November 8, 2018

Jeffrey J. Guzy	73	Director	April 12, 2021

Timothy McLellan	67	Director	April 12, 2021

Trond Ringstad	57	Director	April 12, 2021

Our directors hold office for three-year terms and until their successors have been elected and qualified. Our officers are elected by the board of directors and serve at the discretion of the board of directors.

The principal occupation and business experience during the past five years for our executive officers and directors is as follows:

Biographies

John Keeler has been Executive Chairman of the Board since the effectiveness of the Merger. Mr. Keeler founded John Keeler & Co., d/b/a Blue Star Foods in May 1995 and served as its Executive Chairman of the Board since inception during which time he grew the company to become one of the leading marketers of imported blue swimming crab meat in the United States. Mr. Keeler built sales over the past 20 years to $35+ million annually through 2017. Mr. Keeler oversees procurement as well as operating facilities in the Philippines and Indonesia. Mr. Keeler is an executive committee member of the National Fisheries Institute-Crab Council and a founding member of the Indonesia and Philippines crab meat processors associations. Mr. Keeler received his BS in Economics from Rutgers University in 1995 and attended Harvard Business School executive programs in supply chain management, negotiations and marketing in 2005. Mr. Keeler’s extensive experience in the industry led to the decision to appoint him to the board of directors.

Nubar Herian has been a director since the effectiveness of the Merger. Since 2014, Mr. Herian has been the chief executive officer of Monaco Group Holdings, a privately-held company headquartered in Miami, Florida, which owns and operates Monaco Foods, Inc., an importer, exporter and distributor of premium gourmet foods from around the world. Since 1995, Mr. Herian has been the commercial director of Casa de Fruta Caracas, a privately-held company based in Caracas, Venezuela, that focuses on importing foods. Mr. Herian is also the president of Lunar Enterprises, Corp. (“Lunar”), a holding company for his family’s public and private equity investments and real estate holdings. Mr. Herian received his BS in Mechanical Engineering from Florida Atlantic University in 1994 and an Executive M.B.A. from the University of Miami in 2014. Mr. Herian’s experience in the food import industry led to the decision to appoint him to the board of directors.

Jeffrey J. Guzy has served as a director of Leatt Corp. (OTC: LEAT), since April 2007 and from October 2007 to August 2010, as its President. Mr. Guzy has served as an independent director and chairman of the audit committee of Capstone Companies, Inc. (OTC: CAPC), a public holding company, since April 2007, as an independent director and chairman of the audit committee of Purebase Corporation (OTC: PUBC), a diversified resource company, since April 2020 and as Chairman of CoJax Oil and Gas Corporation, an early stage oil and gas exploration and production company, since May 2018, and was appointed as its chief executive officer in January 2020. Mr. Guzy has served as an executive manager or consultant for business development, sales, customer service, and management in the telecommunications industry, specifically, with IBM Corp., Sprint International, Bell Atlantic Video Services, Loral CyberStar, and FaciliCom International. Mr. Guzy has also started his own telecommunications company providing Internet services in Western Africa. Mr. Guzy has an MBA in Strategic Planning and Management from The Wharton School of the University of Pennsylvania, an M.S. in Systems Engineering from the University of Pennsylvania, a B.S. in Electrical Engineering from Penn State University, and a Certificate in Theology from Georgetown University. Mr. Guzy’s extensive public company board experience led to the decision to appoint him to the board of directors.

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Timothy McLellan has more than 35 years of operating experience and has served as a seafood executive in both the U.S. and Asia. Mr. McLellan is currently managing director of Maijialin Consulting Company Ltd. which provides international business development consulting services specific to import/export cold chain supply logistics and foodservice distribution. Prior thereto from April 2009 until February 2019, Mr. McLellan was managing director, business development for Preferred Freezer Services (Shanghai) Co. Ltd, which is owned by the GLP Group, a Singapore-based logistics and industrial infrastructure provider. Between 2019 and 2020, Mr. McLellan served as a private equity operating partner for CITIC Capital Partners (Shanghai) Ltd. Prior to that, from 2009 through 2019, Mr. McLellan served in various executive capacities, including Chairman for SinotransPFS Cold Chain Logistics Company, Ltd., a logistics company. Between 2004 and 2009, Mr. McLellan served as President of Empress International, a division of Thai Union Group). Between 2003 and 2004, he served in a senior manager position with the seafood division of ConAgra Foods. Mr. McLellan’s knowledge and background with regard to seafood operations management led to the decision to appoint him to the board of directors.

Trond Ringstad has more than 20 years of operating experience as a seafood executive in both the U.S. and Europe. Since April 2017, Mr. Ringstad has been managing partner of American Sea, LLC, a seafood processing and sales company, and since October 2013, Mr. Ringstad has been an independent consultant for AGR Partners. Between 2003 and 2007, Mr. Ringstad served as president of Pacific Supreme Seafoods, a global importing and wholesaling seafood company. Between 2001 and 2003, he served as vice president of sales and marketing for Royal Supreme Seafoods, a Norwegian / Chinese seafood importer and sales company. Mr. Ringstad graduated from the BI Norwegian Business School with a Degree in International Marketing and has a BA in Business Management from Washington State University. Mr. Ringstad’s knowledge and background with regard to seafood operations management led to the decision to appoint him to the board of directors.

Committees

We have established three committees under the board of directors: an audit committee, a compensation committee and a nominating and corporate governance committee. We have adopted a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee. Our audit committee consists of Jeffrey Guzy, Trond Ringstad and Timothy McLellan. Mr. Guzy is the chairman of the audit committee. We have determined that Messrs. Guzy, Ringstad and McLellan each satisfy the “independence” requirements of Nasdaq Listing Rule 5605(a)(2) and meets the independence standards under Rule 10A-3 under the Exchange Act. We have determined that Mr. Guzy qualifies as an “audit committee financial expert.” The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee is responsible for, among other things: (a) representing and assisting the Board in its oversight responsibilities regarding the Company’s accounting and financial reporting processes, the audits of the Company’s financial statements, including the integrity of the financial statements, and the independent auditors’ qualifications and independence; (b) overseeing the preparation of the report required by SEC rules for inclusion in the Company’s annual proxy statement; (c) retaining and terminating the Company’s independent auditors; (d) approving in advance all audit and permissible non-audit services to be performed by the independent auditors; and (e) approving related person transactions.

Compensation Committee. Our compensation committee consists of Jeffrey Guzy, Trond Ringstad and Timothy McLellan. Mr. Guzy is the chairman of our compensation committee. We have determined that Messrs. Guzy, Ringstad and McLellan each are “independent,” as such term is defined for directors and compensation committee members in the listing standards of the NASDAQ Stock Market LLC. Additionally, each qualify as “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 and as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code. The Committee has been established to: (a) assist the Board in seeing that a proper system of long-term and short-term compensation is in place to provide performance oriented incentives to attract and retain management, and that compensation plans are appropriate and competitive and properly reflect the objectives and performance of management and the Company; (b) assist the Board in discharging its responsibilities relating to compensation of the Company’s executive officers; (c) evaluate the Company’s Chief Executive Officer and set his or her remuneration package; and (d) make recommendations to the Board with respect to incentive compensation plans and equity-based plans.

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Nominating and Corporate Governance Committee. Our nominating and corporate governance committee consists of Jeffrey Guzy, Trond Ringstad and Timothy McLellan. Mr. Guzy is the chairman of our nominating and corporate governance. We have determined that each of Messrs. Guzy, Ringstad and McLellan qualify as “independent” as that term is defined by Nasdaq Listing Rule 5605(a)(2). The Committee is responsible for: (a) assisting the Board in determining the desired experience, mix of skills and other qualities to provide for appropriate Board composition, taking into account the current Board members and the specific needs of the Company and the Board; (b) identifying qualified individuals meeting those criteria to serve on the Board; (c) proposing to the Board the Company’s slate of director nominees for election by the shareholders at the Annual Meeting of Shareholders and nominees to fill vacancies and newly created directorships; (d) reviewing candidates recommended by shareholders for election to the Board and shareholder proposals submitted for inclusion in the Company’s proxy materials; (e) advising the Board regarding the size and composition of the Board and its committees; (f) proposing to the Board directors to serve as chairpersons and members on committees of the Board; (g) coordinating matters among committees of the Board; (h) proposing to the Board the slate of corporate officers of the Company and reviewing the succession plans for the executive officers; (i) recommending to the Board and monitoring matters with respect to governance of the Company; and (j) overseeing the Company’s compliance program.

Role of Board in Risk Oversight Process

Risk assessment and oversight are an integral part of our governance and management processes. Our Board of Directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts strategic planning and review sessions during the year that include a discussion and analysis of the risks facing us.

Director Independence

Our board of directors currently consists of five members. We are not currently subject to listing requirements of any national securities exchange that has requirements that a majority of the board of directors be “independent.”

Board Diversity

The board of directors’ reviews, on an annual basis, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the board of directors, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:

●	personal and professional integrity;

●	ethics and values;

●	experience in the industries in which we compete;

●	experience as a director or executive officer of another publicly held company;

●	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;

●	conflicts of interest; and

●	practical business judgment.

The board of directors reviews on an annual basis the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the board of directors, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:

●	personal and professional integrity;

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●	ethics and values;

●	experience in the industries in which we compete;

●	experience as a director or executive officer of another publicly held company;

●	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;

●	conflicts of interest; and

●	practical business judgment.

The entire Board participates in the nomination and audit oversight processes and considers executive and director compensation. Given the size of the Company and its stage of development, the entire Board is involved in such decision-making processes. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executive officers or directors.

Family relationships

There are no family relationships among any of our officers or directors.

Involvement in legal proceedings

There are no legal proceedings that have occurred within the past ten years concerning our directors, or control persons which involved a criminal conviction, a criminal proceeding, an administrative or civil proceeding limiting one’s participation in the securities or banking industries, or a finding of securities or commodities law violations.

EXECUTIVE COMPENSATION

The table below sets forth certain information about the compensation awarded to, earned by or paid to our Chief Executive Officer and our other two most highly compensated executive officers whose total compensation exceeded $100,000 during the years ended December 31, 2023 and 2022 (each, a “Named Executive Officer”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock awards ($)		Option awards ($)(1)		All other compensation ($)		Total ($)
John Keeler -	2023	76,878	25,000	(2)	-		43,831	(3)	145,709
Executive Chairman and Chief Executive Officer and Director	2022	79,409	25,000	(4)	50,000	(5)	38,543	(3)	192,952
Silvia Alana -	2023	147,000	25,000	(2)	12,261	(6)	5,700	(3)	212,260
Previous Chief Financial Officer and Director	2022	150,000	17,361	(7)	50,000	(5)	5,400	(3)	222,761
Miozotis Ponce -	2023	166,600	-		-		5,700	(3)	172,300
Chief Operating Officer	2022	170,000	-		-		5,400	(3)	175,400

(1)	All option grants are calculated at the grant date fair value computed in accordance with FASB ASC Topic 718.

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(2)	Represents 3,472 shares of common stock at $7.20 per share issued on December 31, 2023.
(3)	Represents health insurance premiums paid by the Company on behalf of such officer.
(4)	Represents 63 shares of common stock at $400.00 per share issued on December 31, 2022.
(5)	Represents an option to purchase 25 shares of common stock at $2,000.00 per share granted on December 31, 2022.
(6)	Represents an option to purchase 864 shares of common stock at $40.00 per share granted on December 31, 2023. These options were forfeited on May 28, 2024 upon the resignation of the Chief Financial Officer.
(7)	Represents 43 shares of common stock at $400.00 per share issued on December 31, 2022.

We offer a 401(k) plan to eligible employees, including our executive officer. In accordance with this plan, all eligible employees may contribute a percentage of compensation up to a maximum of the statutory limits per year. We intend for the 401(k) plan to qualify, depending on the employee’s election, under Section 401(a) of the Code, so that contributions by employees, and income earned on those contributions, are not taxable to employees until withdrawn from the 401(k) plan.

Employment Agreements

We do not currently have employment agreements with our executive officers.

Outstanding Equity Awards

The table below reflects all equity awards made to each Named Executive Officer that were outstanding on December 31, 2023.

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date

John Keeler	4/20/22	25	(1)	-		2,000.00	4/20/27
	4/12/21	100	(2)	-		2,000.00	4/12/24
Silvia Alana	8/3/23	864	(3)	-		40.00	8/3/26
	4/20/22	25	(1)	-		2,000.00	4/20/27
	8/3/21	7	(4)	-		6,000.00	8/3/24
Miozotis Ponce	1/15/19	150	(5)	100	(5)	2,000.00	1/14/29

(1)	Shares subject to the option vest in equal quarterly installments of 1 shares for the term of the option.
(2)	Shares subject to the option vest in equal quarterly installments of 25 shares during the first year of the grant.
(3)	Shares subject to the option vest in equal monthly installments of 24 shares for the term of the option. These options were forfeited on May 28, 2024 upon the resignation of the Chief Financial Officer.
(4)	Shares subject to the option vest in equal monthly installments of 1 shares for the term of the option.
(5)	Shares subject to the option vest as to 50 shares on each of January 15, 2020, January 15, 2021, January 15, 2022, January 15, 2023 and January 15, 2024.

2018 Equity Incentive Award Plan

In connection with the Merger, we adopted the 2018 Equity Incentive Award Plan (the “2018 Plan”), which was effective immediately prior to the consummation of the Merger. The principal purpose of the 2018 Plan is to attract, retain and motivate selected employees, consultants and non-employee directors through the granting of stock-based compensation awards and cash-based performance bonus awards.

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Under the 2018 Plan, we are authorized to issue incentive stock options intended to qualify under Section 422 of the Code and non-qualified stock options. The 2018 Plan is administered by our board of directors. In connection with the Merger, we issued options to purchase an aggregate of 6,240 shares of common stock to certain executive officers and directors (3,120 of which were subsequently forfeited unexercised).

Share Reserve. 7,500 shares of common stock are reserved for issuance under the 2018 Plan pursuant to a variety of stock-based compensation awards, including stock options, stock appreciation rights (“SARs”), restricted stock awards, restricted stock unit awards, deferred stock awards, dividend equivalent awards, stock payment awards, performance awards and other stock-based awards.

● to the extent that an award terminates, expires or lapses for any reason or an award is settled in cash without the delivery of shares, any shares subject to the award at such time will be available for future grants under the 2018 Plan;

● to the extent shares are tendered or withheld to satisfy the grant, exercise price or tax withholding obligation with respect to any award under the 2018 Plan, such tendered or withheld shares will be available for future grants under the 2018 Plan;

● to the extent that shares of common stock are repurchased by us prior to vesting so that shares are returned to us, such shares will be available for future grants under the 2018 Plan;

● the payment of dividend equivalents in cash in conjunction with any outstanding awards will not be counted against the shares available for issuance under the 2018 Plan; and

● to the extent permitted by applicable law or any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by us or any of our subsidiaries will not be counted against the shares available for issuance under the 2018 Plan.

Administration. The compensation committee is expected to administer the 2018 Plan unless our board of directors assumes authority for administration. The compensation committee must consist of at least three members of our board of directors, each of whom is intended to qualify as an “outside director,” within the meaning of Section 162(m) of the Code, a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act and an “independent director” within the meaning of the NASDAQ rules. The 2018 Plan provides that the board of directors or compensation committee may delegate its authority to grant awards to employees other than executive officers to a committee consisting of one or more members of our board of directors or one or more of our officers, other than awards made to our non-employee directors, which must be approved by our full board of directors.

Subject to the terms and conditions of the 2018 Plan, the administrator has the authority to select the persons to whom awards are to be made, to determine the number of shares to be subject to awards and the terms and conditions of awards, and to make all other determinations and to take all other actions necessary or advisable for the administration of the 2018 Plan. The administrator is also authorized to adopt, amend or rescind rules relating to administration of the 2018 Plan. Our board of directors may at any time remove the compensation committee as the administrator and revest in itself the authority to administer the 2018 Plan. The full board of directors will administer the 2018 Plan with respect to awards to non-employee directors.

Eligibility. Options, SARs, restricted stock and all other stock-based and cash-based awards under the 2018 Plan may be granted to individuals who are then our officers, employees or consultants or are the officers, employees or consultants of subsidiaries. Such awards also may be granted to our directors. Only employees of the Company or certain subsidiaries may be granted ISOs.

Awards. The 2018 Plan provides that the administrator may grant or issue stock options, SARs, restricted stock awards, restricted stock unit awards, deferred stock awards, deferred stock unit awards, dividend equivalent awards, performance awards, stock payment awards and other stock-based and cash-based awards, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

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Nonstatutory Stock Options (“NSOs”). NSOs will provide for the right to purchase shares of common stock at a specified price that may not be less than the fair market value of a share of common stock on the date of grant, and usually will become exercisable (at the discretion of the administrator) in one or more installments after the grant date, subject to the participant’s continued employment or service with us and/or subject to the satisfaction of corporate performance targets and individual performance targets established by the administrator. NSOs may be granted for any term specified by the administrator that does not exceed 10 years.

Incentive Stock Options (“ISOs”). ISOs will be designed in a manner intended to comply with the provisions of Section 422 of the Code and will be subject to specified restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price of not less than the fair market value of a share of our Common Stock on the date of grant, may only be granted to employees, and must not be exercisable after a period of 10 years measured from the date of grant. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of our capital stock, the 2018 Plan provides that the exercise price must be at least 110% of the fair market value of a share of our Common Stock on the date of grant and the ISO must not be exercisable after a period of five years measured from the date of grant.

Restricted Stock Awards. Restricted stock awards may be granted to any eligible individual and made subject to such restrictions as may be determined by the administrator. Restricted stock, typically, may be forfeited for no consideration or repurchased by us at the original purchase price if the conditions or restrictions on vesting are not met. In general, restricted stock may not be sold or otherwise transferred until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights and will have the right to receive dividends, if any, prior to the time when the restrictions lapse; however, extraordinary dividends will generally be placed in escrow, and will not be released until restrictions are removed or expire.

Restricted Stock Unit Awards (“RSU”). Restricted stock units may be awarded to any eligible individual, typically without payment of consideration, but subject to vesting conditions based on continued employment or service or on performance criteria established by the administrator. Like restricted stock, restricted stock units may not be sold, or otherwise transferred or hypothecated, until vesting conditions are removed or expire. Unlike restricted stock, stock underlying restricted stock units will not be issued until the restricted stock units have vested, and recipients of restricted stock units generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

Deferred Stock Awards. Deferred stock awards represent the right to receive shares of common stock on a future date. Deferred stock may not be sold or otherwise hypothecated or transferred until issued. Deferred stock will not be issued until the deferred stock award has vested, and recipients of deferred stock generally will have no voting or dividend rights prior to the time when the vesting conditions are satisfied and the shares are issued. Deferred stock awards generally will be forfeited, and the underlying shares of deferred stock will not be issued, if the applicable vesting conditions and other restrictions are not met.

Deferred Stock Units. Deferred stock units are denominated in unit equivalent of shares of common stock and vest pursuant to a vesting schedule or performance criteria set by the administrator. The common stock underlying deferred stock units will not be issued until the deferred stock units have vested, and recipients of deferred stock units generally will have no voting rights prior to the time when vesting conditions are satisfied.

Stock Appreciation Rights (“SARs”). SARs may be granted in connection with stock options or other awards, or separately. SARs granted in connection with stock options or other awards typically will provide for payments to the holder based upon increases in the price of our Common Stock over a set exercise price. The exercise price of any SAR granted under the 2018 Plan must be at least 100% of the fair market value of a share of our Common Stock on the date of grant. Except as required by Section 162(m) of the Code with respect to a SAR intended to qualify as performance-based compensation as described in Section 162(m) of the Code, there are no restrictions specified in the 2018 Plan on the exercise of SARs or the amount of gain realizable therefrom, although restrictions may be imposed by the administrator in the SAR agreements. SARs under the 2018 Plan will be settled in cash or shares of common stock, or in a combination of both, at the election of the administrator.

Dividend Equivalent Awards. Dividend equivalent awards represent the value of the dividends, if any, per share paid by us, calculated with reference to the number of shares covered by the award. Dividend equivalents may be settled in cash or shares and at such times as determined by our compensation committee or board of directors, as applicable.

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Performance Awards. Performance awards may be granted by the administrator on an individual or group basis. Generally, these awards will be based upon specific performance targets and may be paid in cash or in Common Stock or in a combination of both. Performance awards may include “phantom” stock awards that provide for payments based upon the value of our Common Stock. Performance awards may also include bonuses that may be granted by the administrator on an individual or group basis and that may be payable in cash or in Common Stock or in a combination of both.

Stock Payment Awards. Stock payment awards may be authorized by the administrator in the form of Common Stock or an option or other right to purchase Common Stock as part of a deferred compensation or other arrangement in lieu of all or any part of compensation, including bonuses, that would otherwise be payable in cash to the employee, consultant or non-employee director.

Change in Control. In the event of a change in control where the acquirer does not assume or replace awards granted prior to the consummation of such transaction, awards issued under the 2018 Plan will be subject to accelerated vesting such that 100% of such awards will become vested and exercisable or payable, as applicable. Performance awards will vest in accordance with the terms and conditions of the applicable award agreement. In the event that, within the 12 month period immediately following a change in control, a participant’s services with us are terminated by us other than for cause (as defined in the 2018 Plan) or by such participant for good reason (as defined in the 2018 Plan), then the vesting and, if applicable, exercisability of 100% of the then-unvested shares subject to the outstanding equity awards held by such participant under the 2018 Plan will accelerate effective as of the date of such termination. The administrator may also make appropriate adjustments to awards under the 2018 Plan and is authorized to provide for the acceleration, cash-out, termination, assumption, substitution or conversion of such awards in the event of a change in control or certain other unusual or nonrecurring events or transactions. Under the 2018 Plan, a change in control is generally defined as:

● the transfer or exchange in a single transaction or series of related transactions by our stockholders of more than 50% of our voting stock to a person or group;

● a change in the composition of our board of directors over a two-year period such that the members of the board of directors who were approved by at least two-thirds of the directors who were directors at the beginning of the two-year period or whose election or nomination was so approved cease to constitute a majority of the board of directors;

● a merger, consolidation, reorganization or business combination in which we are involved, directly or indirectly, other than a merger, consolidation, reorganization or business combination that results in our outstanding voting securities immediately before the transaction continuing to represent a majority of the voting power of the acquiring company’s outstanding voting securities and after which no person or group beneficially owns 50% or more of the outstanding voting securities of the surviving entity immediately after the transaction; or

● stockholder approval of our liquidation or dissolution.

Adjustments of Awards. In the event of any stock dividend, stock split, spin-off, recapitalization, distribution of our assets to stockholders (other than normal cash dividends) or any other corporate event affecting the number of outstanding shares of our Common Stock or the share price of our Common Stock other than an “equity restructuring” (as defined below), the administrator may make appropriate, proportionate adjustments to reflect the event giving rise to the need for such adjustments, with respect to:

● the aggregate number and type of shares subject to the 2018 Plan;

● the number and kind of shares subject to outstanding awards and terms and conditions of outstanding awards (including, without limitation, any applicable performance targets or criteria with respect to such awards); and

● the grant or exercise price per share of any outstanding awards under the 2018 Plan.

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In the event of one of the adjustments described above or other corporate transactions, in order to prevent dilution or enlargement of the potential benefits intended to be made available under the 2018 Plan, the administrator has the discretion to make such equitable adjustments and may also:

● provide for the termination or replacement of an award in exchange for cash or other property;

● provide that any outstanding award cannot vest, be exercised or become payable after such event;

● provide that awards may be exercisable, payable or fully vested as to shares of Common Stock covered thereby; or

● provide that an award under the 2018 Plan cannot vest, be exercised or become payable after such event.

In the event of an equity restructuring, the administrator will make appropriate, proportionate adjustments to the number and type of securities subject to each outstanding award and the exercise price or grant price thereof, if applicable. In addition, the administrator will make equitable adjustments, as the administrator in its discretion may deem appropriate to reflect such equity restructuring, with respect to the aggregate number and type of shares subject to the 2018 Plan. The adjustments upon an equity restructuring are nondiscretionary and will be final and binding on the affected holders and the Company.

For purposes of the 2018 Plan, “equity restructuring” means a nonreciprocal transaction between us and our stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares (or other securities) or the share price of our Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding stock-based awards granted under the 2018 Plan. In the event of a stock split in connection with an offering, the administrator will proportionately adjust (i) the number of shares subject to any outstanding award under the 2018 Plan, (ii) the exercise or grant price of any such awards, if applicable, and (iii) the aggregate number of shares subject to the 2018 Plan.

Amendment and Termination. Our board of directors or the compensation committee (with board approval) may terminate, amend or modify the 2018 Plan at any time and from time to time. However, we must generally obtain stockholder approval:

● to increase the number of shares available under the 2018 Plan (other than in connection with certain corporate events, as described above);

● reduce the price per share of any outstanding option or SAR granted under the 2018 Plan;

● cancel any option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares; or

● to the extent required by applicable law, rule or regulation (including any NASDAQ rule).

Termination. Our board of directors may terminate the 2018 Plan at any time. No ISOs may be granted pursuant to the 2018 Plan after the 10th anniversary of the effective date of the 2018 Plan, and no additional annual share increases to the 2018 Plan’s aggregate share limit will occur from and after such anniversary. Any award that is outstanding on the termination date of the 2018 Plan will remain in force according to the terms of the 2018 Plan and the applicable award agreement.

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DIRECTOR COMPENSATION

The following table sets forth certain information concerning compensation earned by the Company’s non-employee directors for services rendered as a director during the year ended December 31, 2023:

Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

Nubar Herian	$-	$25,000	$-	-	-	-	$25,000
Jeffrey Guzy	$-	$57,500	$-	-	-	-	$57,500
Timothy McLellan	$-	$40,000	$-	-	-	-	$40,000
Trond Ringstad	$-	$40,000	$-	-	-	-	$40,000
Juan Carlos Dalto (2)	$-	$14,583	-	-	-	-	$14,583

(1) The aggregate grant date fair value is computed in accordance with FASB ASC Topic 718

(2) Resigned from the Board on July 31, 2023.

Director Service Agreements

On April 20, 2022, the Company entered into new one-year director service agreements (which replaced the agreements entered into in March 2021) with each of the current members of the Board. The agreement will automatically renew for successive one-year terms unless either party notifies the other of its desire not to renew the agreement at least 30 days prior to the end of the then current term, or unless earlier terminated in accordance with the terms of the agreement. As compensation for serving on the Board, each director will be entitled to a $25,000 annual stock grant and for serving on a committee of the Board, an additional $5,000 annual stock grant, both based upon the closing sales price of the common stock on the last trading day of the calendar year. The director who serves as chairman of the Audit Committee, Compensation Committee and Nominating and Governance Committee will be entitled to an additional $15,000, $10,000 and $7,500 annual stock grant, respectively. As additional consideration for such Board service, on April 20, 2022, each director was granted a five-year option to purchase 25 shares of common stock at an exercise price of $2,000.00 per share, which shares vest in equal quarterly installments of 1.25 shares during the term of the option.

Limitation on Liability and Indemnification Matters

Our certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

●	any breach of the director’s duty of loyalty to us or our stockholders;

●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends in violation of the Delaware General Corporation Law; or

Our certificate of incorporation and bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law and provide for the advancement of expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any director or officer for any liability arising out of his, her or its actions in that capacity.

We believe that these provisions in our certificate of incorporation and bylaws are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

There is no pending litigation or proceeding naming any of our directors, officers or employees as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer or employee.

We have directors’ and officers’ liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 5, 2024, the number of shares of Common Stock beneficially owned by (i) each person, entity or group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known to the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock; (ii) each of the Company’s directors (iii) each Named Executive Officer and (iv) all of the Company’s executive officers and directors as a group. The information relating to beneficial ownership of Common Stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person directly or indirectly has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary interest. Unless otherwise indicated below, each person has sole voting and investment power with respect to the shares beneficially owned and each stockholder’s address is c/o Blue Star Foods Corp., 3000 NW 109th Avenue, Miami, Florida 33172.

The percentages below are calculated based on 2,511,458 shares of Common Stock issued and outstanding as of August 5, 2024.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Beneficial Ownership
Named Executive Officers and Directors
John Keeler	18,487	(1)	*	%
Nubar Herian	4,506	(2)	*
Jeffrey Guzy	8,174	(3)	*
Timothy McLellan	5,682	(4)	*
Trond Ringstad	5,687	(4)	*
Miozotis Ponce	251	(5)	*
All current directors and executive officers as a group (6 persons)	42,786		1.7%

* Less than 1%

(1)	18,476 of such shares are held with Mr. Keeler’s wife as tenants in the entirety and are subject to the terms of a lock-up agreement pursuant to which Mr. Keeler may not sell more than one-third of the common stock held by him in any two-month period. Includes 11 shares underlying a stock option which are exercisable within 60 days.

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(2)	Includes 11 shares underlying stock options which are exercisable within 60 days.
(3)	Includes 11 shares underlying stock options exercisable within 60 days.
(4)	Includes 11 shares underlying stock options which are exercisable within 60 days.
(5)	Includes 250 shares underlying a stock option which is exercisable in 60 days

Change-in-Control Agreements

The Company does not have any change-in-control agreements with any of its executive officers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND CORPORATE GOVERNANCE

The following is a description of transactions since January 1, 2021 to which we have been a party, in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

From January 2006 through May 2017, Keeler & Co issued an aggregate of $2,910,000, 6% demand promissory notes to John Keeler, our Chief Executive Officer, Executive Chairman and a director. We may prepay the notes at any time first against interest due thereunder. If an event of default occurs under the notes, interest will accrue at 18% per annum and if not paid within 10 days of payment becoming due, the holder of the note is entitled to a late fee of 5% of the amount of payment not timely received. On December 30, 2020, we entered into a debt repayment agreement with Mr. Keeler pursuant to which we issued 15,933 shares of common stock to a third party designated by Mr. Keeler as repayment for an aggregate principal amount of $1,593,300 due under four such notes. All interest due on the notes had previously been paid on a monthly basis. On December 31, 2023, the Company issued an aggregate of 79,167 shares of common stock to John Keeler’s designee in lieu of payment of $570,000 of the principal outstanding promissory notes held by Mr. Keeler. As of January 1, 2024, the Company remains indebted to Mr. Keeler under the remaining outstanding promissory notes in the aggregate principal amount of $165,620.

John Keeler, our Chief Executive Officer, Executive Chairman and director owns 95% of Bacolod, an exporter of pasteurized crab meat from the Philippines.

John Keeler, our Chief Executive Officer, Executive Chairman and director, owns 95% of Bicol, a Philippine company, and an indirect supplier of crab meat via Bacolod to the Company.

There were no transactions between the Company and Bicol for the years ended December 31, 2023 and 2022. From time to time, we may prepay Bacolod for future shipments of product which may represent five to six months of purchases. There was $1,299,984 due as of December 31, 2023 for future shipments from Bacolod.

John Keeler, our Chief Executive Officer, Executive Chairman and director, and Christopher Constable, our former Chief Financial Officer and director, own 80% and 20%, respectively, of Strike the Gold Foods, Ltd., a UK company, which sold the Company’s packaged crab meat in the United Kingdom in 2019.

On February 25, 2020, Christopher Constable, the Company’s former Chief Financial Officer entered into a Separation and Mutual Release Agreement pursuant to which Mr. Constable resigned as Chief Financial Officer, Secretary, Treasurer and a director of the Company. The Agreement contained mutual general releases, a two-year confidentiality provision and provides for Mr. Constable’s outstanding stock options to remain in effect until November 8, 2028.

On April 20, 2022, the Company entered into new one-year director service agreements (which replaced the agreements entered into in March 2021) with each of the current members of the Board. The agreement will automatically renew for successive one-year terms unless either party notifies the other of its desire not to renew the agreement at least 30 days prior to the end of the then current term, or unless earlier terminated in accordance with the terms of the agreement. As compensation for serving on the Board, each director will be entitled to a $25,000 annual stock grant and for serving on a committee of the Board, an additional $5,000 annual stock grant, both based upon the closing sales price of the Common Stock on the last trading day of the calendar year. Each director who serves as chairman of the Audit Committee, Compensation Committee and Nominating and Governance Committee will be entitled to an additional $15,000, $10,000 and $7,500 annual stock grant, respectively. As additional consideration for such Board service, each director was granted a five-year option to purchase 25 shares of the Company’s common stock at an exercise price of $2,000.00 per share, which shares vest in equal quarterly installments of 1.25 shares during the term of the option.

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On February 14, 2023, each of the Company’s executive officers and directors entered into the Aegis Lock-Up.

In connection with a settlement agreement between Nubar Herian, a director, and certain stockholders of the Company, on November 23, 2023, Mr. Herian, paid $43,446 to the Company in full satisfaction of any stockholder claims.

DESCRIPTION OF SECURITIES

General

The following description summarizes important terms of our capital stock, the rights of such stock, certain provisions of our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws, certain provisions of Delaware General Corporation Law, and the pre-funded warrants. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws, and applicable provisions of the Delaware General Corporation Law.

Authorized Capital

We have authorized capital stock consisting of 100,000,000 shares of Common Stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share.

Reverse Stock Split

On May 20, 2024, we filed a certificate of amendment to our amended and restated articles of incorporation with the Secretary of State of the State of Delaware to effect the 1-for-50 Reverse Stock Split, which became effective the same day. Prior to the filing of the Certificate of Amendment, the Company had 100,000,000 shares of Common Stock authorized, out of which 57,149,378 shares were issued and outstanding. As a result of the filing of the Certificate of Amendment, and the resulting effectiveness of the Reverse Stock Split, the 57,149,378 shares of the Company’s Common Stock issued and outstanding immediately prior to the Reverse Stock Split were converted into approximately 1,142,949 shares of the Company’s Common Stock. The Reverse Stock Split did not change the Company’s current authorized number of shares of Common Stock, or its par value. The Reverse Stock Split also did not change the Company’s authorized, or issued, and outstanding, number of shares of preferred stock, or its par value. Unless expressly stated in this registration statement, all share and per share information included herein has been adjusted to account for the Reverse Stock Split.

As of August 5, 2024, we had 2,511,458 shares of Common Stock and no shares of preferred stock issued and outstanding.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

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Market, Symbol and Transfer Agent

Our Common Stock is listed for trading on the Nasdaq Capital Market under the symbol “BSFC”. The transfer agent and registrar for our Common Stock is VStock Transfer, LLC, at 18 Lafayette Place, Woodmere, New York 11598, and its telephone number is (212) 828-8436.

Preferred Stock

Our Board of Directors may issue preferred stock in one or more series without stockholder approval. Our Board of Directors may determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

Our Board of Directors has designated 10,000 shares of preferred stock as “8% Series A Convertible Preferred Stock” (the “Series A Stock”).

The Series A Stock has no maturity and is not subject to any sinking fund or redemption and will remain outstanding indefinitely unless and until converted by the holder or the Company redeems or otherwise repurchases the Series A Stock.

Ranking. The Series A Stock ranks, with respect to the payment of dividends and/or the distribution of assets in the event of any liquidation, dissolution or winding up of the Company, (i) senior to all classes or series of Common Stock, and to all other equity securities issued by the Company; (ii) on parity with all equity securities issued by the Company with terms specifically providing that those equity securities rank on parity with the Series A Stock; (iii) junior to all equity securities issued by the Company with terms specifically providing that those equity securities rank senior to the Series A Stock; and (iv) effectively junior to all existing and future indebtedness (including indebtedness convertible into our Common Stock or preferred stock) of the Company.

Dividends. Cumulative dividends shall accrue on each share of Series A Stock at the rate of 8% (the “Dividend Rate”) of the purchase price of $1,000.00 per share, commencing on the date of issuance. Dividends are payable quarterly, when and if declared by the Board, beginning on September 30, 2018 (each a “Dividend Payment Date”) and are payable in shares of Common Stock (a “PIK Dividend”) with such shares being valued at the daily volume weighted average price (“VWAP”) of the Common Stock for the thirty trading days immediately prior to each Dividend Payment Date or if not traded or quoted as determined by an independent appraiser selected in good faith by the Company. Any fractional shares of a PIK Dividend will be rounded to the nearest one-hundredth of a share. All shares of Common Stock issued in payment of a PIK Dividend will be duly authorized, validly issued, fully paid and non-assessable. Dividends will accumulate whether or not the Company has earnings, there are funds legally available for the payment of those dividends and whether or not those dividends are declared by the Board. No dividends on shares of Series A Stock shall be authorized, paid or set apart for payment at any time when the terms and provisions of any agreement of the Company prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment is restricted or prohibited by law. No dividends will be declared or paid or set aside for payment and no other distribution will be declared or made upon shares of Common Stock or preferred stock that rank junior to the Series A Stock as to the payment of dividends, or upon liquidation, dissolution, or winding up of the Company, and (iii) any shares of Common Stock and preferred stock that the Company may issue ranking junior to the Series A Stock as to the payment of dividends, or the distribution of assets upon liquidation, dissolution, or winding up, shall not be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Company (except by conversion into or exchange for other capital stock of the Company that it may issue ranking junior to the Series A Stock as to the payment of dividends, or the distribution of assets upon liquidation, dissolution, or winding up).

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Series A Stock will be entitled to be paid out of the assets the Company has legally available for distribution to its shareholders, subject to the preferential rights of the holders of any class or series of capital stock of the Company it may issue ranking senior to the Series A Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of the Purchase Price, before any distribution of assets is made to holders of Common Stock or any other class or series of capital stock of the Company that it may issue that ranks junior to the Series A Stock as to liquidation rights. The liquidation preference shall be proportionately adjusted in the event of a stock split, stock combination or similar event so that the aggregate liquidation preference allocable to all outstanding shares of Series A Stock immediately prior to such event is the same immediately after giving effect to such event.

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Liquidation Preference. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Company are insufficient to pay the amount of the liquidating distributions on all outstanding shares of the Series A Stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Company that it may issue ranking on a parity with the Series A Stock in the distribution of assets, then the holders of the Series A Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. The consolidation or merger of the Company with or into any other entity or the sale, lease, transfer or conveyance of all or substantially all of the property or business the Company, will not be deemed a liquidation, dissolution or winding up of the Company.

Conversion. Each share of Series A Stock is convertible at any time and in the sole discretion of the holder thereof, into shares of Common Stock at a conversion rate of 25 shares of Common Stock per each share of Series A Stock (the “Conversion Rate”), subject to adjustment from time to time as follows: if the Company declares or pays any dividend or makes any distribution on Common Stock payable in shares of Common Stock, or effects a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock then in each such case the Conversion Ratio will be adjusted, so that the holder of any shares of Series A Stock will be entitled to receive upon conversion thereof the number of shares of Common Stock or other securities or property that such holder would have owned or have been entitled to receive upon the happening of such event had such Series A Stock been converted immediately prior to the relevant record date or the effective date of such event.

Upon a merger, share exchange or consolidation of the Company, the sale, lease, exchange, mortgage, pledge, transfer or other disposition or encumbrance, of all or substantially all of the Company’s assets, or any agreement providing for any of the foregoing, each share of Series A Stock will remain outstanding and will thereafter be convertible into, or will be converted into a security which shall be convertible into, the kind and amount of securities or other property to which a holder of the number of shares of Common Stock of the Company deliverable upon conversion of such share of Series A Stock immediately prior to such business combination would have been entitled upon such business combination.

Share Reservation. The Company is obligated to at all times reserve and keep available out of its authorized but unissued shares of Common Stock, a sufficient number of its shares of Common Stock as shall from time to time be to effect the conversion of all outstanding shares of the Series A Stock.

Voting. Holders of Series A Stock have no voting rights, except (i) the affirmative vote of at least two-thirds of the Series A Stock outstanding will be required to authorize or create, or increase the authorized or issued amount of capital stock ranking senior to the Series A Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any of the authorized capital stock of the Company into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares, or amend the Certificate of Incorporation which would have a material adverse effect on the rights, preferences, privileges or voting powers of the Series A Stock or (ii) as otherwise required by law. On each matter on which holders of Series A Stock are entitled to vote, each share of Series A Stock will be entitled to one vote.

While we do not currently have any plans for the issuance of additional preferred stock, the issuance of such preferred stock could adversely affect the rights of the holders of Common Stock and, therefore, reduce the value of the Common Stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the Common Stock until the board of directors determines the specific rights of the holders of the preferred stock; however, these effects may include:

●	Restricting dividends on the Common Stock;

●	Diluting the voting power of the Common Stock;

●	Impairing the liquidation rights of the Common Stock; or

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●	Delaying or preventing a change in control of the Company without further action by the stockholders.

We will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include any or all of the following, as required:

●	the title and stated value;
●	the number of shares we are offering;
●	the liquidation preference per share;
●	the purchase price;
●	the dividend rate, period and payment date and method of calculation for dividends;
●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
●	any contractual limitations on our ability to declare, set aside or pay any dividends;
●	the procedures for any auction and remarketing, if any;
●	the provisions for a sinking fund, if any;
●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;
●	any listing of the preferred stock on any securities exchange or market;
●	whether the preferred stock will be convertible into our Common Stock, and, if applicable, the conversion price or how it will be calculated, and the conversion period;
●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price or how it will be calculated, and the exchange period;
●	voting rights, if any, of the preferred stock;
●	preemptive rights, if any;
●	restrictions on transfer, sale or other assignment, if any;
●	whether interests in the preferred stock will be represented by depositary shares;
●	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;
●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate dissolve or wind up our affairs;
●	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and
●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

The Delaware General Corporation Law provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights provided for in the applicable certificate of designation.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our Common Stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our Company or make removal of management more difficult. Additionally, the issuance of preferred stock could have the effect of decreasing the market price of our Common Stock.

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Stock Options

As of December 31, 2023, the following options are outstanding: (i) a 10-year option to purchase 3,120 shares of Common Stock at an exercise price of $2,000.00 per share granted to Christopher Constable, our former chief financial officer and director, (ii) 10-year options to purchase an aggregate of 601 shares of Common Stock at an exercise price of $2,000.00 per share to certain employees, (iii) 10-year options to purchase an aggregate of 25 shares of Common Stock at an exercise price of $2,000.00 per share to certain contractors under the 2018 Plan; (iv) 3-year options to purchase an aggregate of 500 shares of Common Stock at an exercise price of $2,000.00 per share to the Company’s directors; (v) 3-year options to purchase an aggregate of 28 shares of Common Stock at an exercise price of $860.00 per share to an employee; (vi) 3-year options to purchase an aggregate of 6 shares of Common Stock at an exercise price of $790.00 per share to an employee; (vii) 3-year options to purchase an aggregate of 864 shares of Common Stock at an exercise price of $40.00 per share to Silvia Alana, the Company’s Chief Financial Officer; (viii) 3-year options to purchase an aggregate of 7 shares of common stock at an exercise price of $6,000.00 per share to Silvia Alana, the Company’s Chief Financial Officer; (viii) 5-year options to purchase an aggregate of 150 shares of Common Stock at an exercise price of $2,000.00 per share to the Company’s directors’ and (ix) 3-year options to purchase an aggregate of 1,030 shares of common stock at an exercise price of $17.75 per share to an employee.

If at any time the Company subdivides its outstanding shares of Common Stock into a larger number of shares of Common Stock or combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the number of shares of Common Stock for which the options are exercisable into immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which the options are exercisable into immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event.

Prior Warrants

We issued warrants to purchase an aggregate of 1,500 shares of Common Stock to investors in an offering from June 17, 2021 through July 14, 2021, in which the Company entered into subscription agreements with certain “accredited investor” (as defined in Regulation D under the Securities Act). As of July 28, 2024, warrants to purchase 143 shares of Common Stock have been exercised, and warrants to purchase 0 shares of Common Stock remain outstanding. Each warrant entitles the holder to purchase shares of Common Stock at an exercise price of $2,000.00 per share and have expired as of July 28, 2024. Prior to exercise, the warrants do not confer upon holders any voting or any other rights as a stockholder. The warrants contain provisions that protect the holders against dilution by adjustment of the purchase price in certain events such as stock dividends, stock splits and other similar events.

On November 5, 2021, the Company issued a warrant to purchase an aggregate of 56 shares of common stock at an exercise price of $5,000 per share to Newbridge. Such warrant is exercisable on a date which is 180 days from the closing of the offering November 5, 2021 and expires on November 5, 2024.

On January 24, 2022, the Company entered into a securities purchase agreement with Lind Global Fund II LP, a Delaware limited partnership (“Lind”), pursuant to which the Company issued Lind a five-year warrant to purchase 1,000 shares of common stock at an exercise price of $4,500 per share, subject to customary adjustments.

On February 10, 2023, we entered into an underwriting agreement with Aegis Capital Corp. (“Aegis”), pursuant to which the Company agreed to sell to Aegis, in a firm commitment public offering, (i) 8,200 shares of the Company’s Common Stock for a public offering price of $200.00 per share and (ii) pre-funded warrants (the “Pre-funded Warrants”) to purchase 800 shares of the Company’s Common Stock (the “Warrant Shares”), for a public offering price of $199.00 per Pre-funded Warrant to those purchasers whose purchase of Common Stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the holder, 9.99%) of the Company’s outstanding Common Stock immediately following the consummation of this offering. The Pre-funded Warrants have an exercise price of $0.1 per share. The Pre-funded Warrants were issued in registered form under a Warrant Agent Agreement between the Company and Vstock Transfer, LLC as the warrant agent.

On May 30, 2023, in connection with the issuance of the $1,200,000 promissory note to Lind pursuant to a securities purchase agreement, the Company issued Lind a five-year warrant exercisable six months from the date of issuance to purchase 8,701 shares of common stock at an exercise price of $122.50 per share. The warrant provides for cashless exercise and full ratchet anti-dilution provisions.

On July 27, 2023, in connection with the issuance of the $300,000 promissory note to Lind pursuant to the Purchase Agreement Amendment, the Company issued Lind a five-year warrant exercisable six months from the date of issuance to purchase 3,505 shares of common stock at an exercise price of $67 per share. The warrant provides for cashless exercise and full ratchet anti-dilution provisions.

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On September 11, 2023, in connection with the underwritten public offering pursuant to a securities purchase agreement, the Company issued pre-funded warrants with the public offering price of $22.775 immediately exercisable to purchase up to 201,023 shares of common stock at an exercise price of $0.50 per share for gross proceeds of $4,578,294.

On September 11, 2023, in connection with the underwritten public offering, the Company issued five-year Series A-1 warrants to purchase up to 214,823 shares of common stock which warrants are exercisable upon stockholder approval at an exercise price of $23.275 per share. Since the exercise of these warrants is contingent upon stockholder approval, which stockholder approval has not been obtained, such warrants were not considered as outstanding as of December 31, 2023.

On September 11, 2023, in connection with the underwritten public offering, the Company issued eighteen-month Series A-2 warrants to purchase up to 214,823 shares of common stock which warrants are exercisable upon stockholder approval at an exercise price of $23.275 per share. Since the exercise of these warrants is contingent upon stockholder approval, which stockholder approval has not been obtained, such warrants were not considered as outstanding as of December 31, 2023.

If at any time the Company subdivides its outstanding shares of Common Stock into a larger number of shares of common stock or combines its outstanding shares of common stock into a smaller number of shares of Common Stock, then the number of shares of Common Stock for which the warrants are exercisable into immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which the warrants are exercisable into immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event. Further, the exercise price for each warrant will be adjusted to equal (x) the current exercise price immediately prior to the adjustment multiplied by the number of shares of Common Stock for which the warrants are exercisable into immediately prior to the adjustment divided by (y) the number of shares of Common Stock for which the warrants are exercisable into immediately after such adjustment.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a person deemed an “interested stockholder” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date such person becomes an interested stockholder unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, such as discouraging takeover attempts that might result in a premium over the price of our Common Stock.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the company. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of the company.

Special Stockholder Meetings

Our certificate of incorporation bylaws provide that a special meeting of stockholders may be called only by a majority of our board of directors.

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Requirements for Advance Notification of Stockholder Nominations and Proposals

Our certificate of incorporation and bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

The provisions of the Delaware General Corporation Law, our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

SHARES ELIGIBLE FOR FUTURE SALE

Market sales of shares of our Common Stock after this Offering and from time to time, and the availability of shares for future sale, may reduce the market price of our Common Stock. Sales of substantial amounts of our Common Stock, or the perception that these sales could occur, could adversely affect prevailing market prices for our Common Stock and could impair our future ability to obtain capital, especially through an offering of equity securities. After the effective date of the registration statement of which this Prospectus is a part, all of the shares registered in this Offering will be freely tradable without restrictions or further registration under the Securities Act of 1933, unless the shares are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act. The balance of shares which are not being registered will be eligible for sale pursuant to exemptions from registration. However, these shares not being registered are held by our management and other affiliates who are limited to selling only 1% of our issued and outstanding shares every 90 days.

Our Common Stock is considered a “penny stock” and will continue to be considered a penny stock so long as it trades below $5.00 per share and, as such, trading in our Common Stock is subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser’s written consent prior to the transaction.

SEC regulations also require additional disclosure in connection with any trades involving a “penny stock,” including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities. In addition, few broker or dealers are likely to undertake these compliance activities. Other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market. See “Risk Factors.”

RULE 144

In general, under Rule 144, a person who has beneficially owned restricted shares for at least six months would be entitled to sell those securities provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the 90 days preceding, a sale and (2) we have been subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale and are current in filing our periodic reports. Persons who have beneficially owned restricted shares of Common Stock for at least six months but who are our affiliates at the time of, or any time during the 90 days preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed 1% of the number of shares of Common Stock outstanding. Such sales by affiliates must also comply with the manner of sale and notice provisions of Rule 144 and to the availability of current public information about us.

75

LEGAL MATTERS

The validity of the issuance of the Common Stock offered by this prospectus will be passed upon for us by The Crone Law Group, P.C., New York, New York.

EXPERTS

The financial statements of Blue Star Foods Corp. as of December 31, 2023 and 2022 and for the years then ended, included in this prospectus, have been so included in reliance on the report (which contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission, or SEC, a registration statement on Form S-1 under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our securities, we refer you to the registration statement, including the exhibits filed as a part of the registration statement of which this prospectus forms a part. Statements contained in this prospectus concerning the contents of any contract or any other documents are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address is www.sec.gov.

Our website address is https://bluestarfoods.com/. You may access our annual reports on Forms 10-K, quarterly reports on Forms 10-Q, current reports on Forms 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Except for any documents that are incorporated by reference into this prospectus that may be accessed from our website, the information available on or through our website is not part of this prospectus. Our code of ethics and the charters of our Audit Committee, Compensation Committee and Nominating Committee are available through the “Governance” portion of our website.

76

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Blue Star Foods Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Blue Star Foods Corp. and its subsidiaries (collectively, the “Company”) as of December 31, 2023 and 2022, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company’s auditor since 2014.

Houston, Texas

April 1, 2024, except for Note 15, as to which the date is August 5, 2024

F-1

Blue Star Foods Corp.

CONSOLIDATED BALANCE SHEETS

	DECEMBER 31, 2023	DECEMBER 31, 2022

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$24,163	$9,262
Accounts receivable, net of allowances and credit losses of $31,064 and $22,725	534,195	813,416
Inventory, net	2,608,521	4,808,152
Advances to related party	95,525	218,525
Other current assets	833,472	671,933
Total Current Assets	4,095,876	6,521,288
RELATED PARTY LONG-TERM RECEIVABLE	435,545	435,545
FIXED ASSETS, net	303,857	120,400
RIGHT OF USE ASSET	125,014	197,540
ADVANCES TO RELATED PARTY	1,299,984	1,299,984
OTHER ASSETS	102,222	103,720
TOTAL ASSETS	$6,362,498	$8,678,477
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accruals	$661,377	$2,401,243
Customer refunds	189,975	-
Working capital line of credit	-	1,776,068
Deferred income	47,819	47,078
Current maturities of long-term debt, net of discounts	-	3,439,557
Current maturities of lease liabilities	35,428	57,329
Current maturities of related party long-term notes	100,000	100,000
Loan payable	156,938	29,413
Related party notes payable - subordinated	165,620	893,000
Derivative liability	1,047,049	-
Warrants liability	1,574	-
Other current liabilities	790,881	790,881
Total Current Liabilities	3,196,661	9,534,569
LONG-TERM LIABILITIES
Lease liability, net of current portion	89,586	139,631
Debt, net of current portion and discounts	481,329	-
Related party notes, net of current portion	-	250,000
TOTAL LIABILITIES	3,767,576	9,924,200
STOCKHOLDERS’ EQUITY
Series A 8% cumulative convertible preferred stock, $0.0001 par value; 10,000 shares authorized, 0 shares issued and outstanding as of December 31, 2023, and 0 shares issued and outstanding as of December 31, 2022	-	-
Common stock, $0.0001 par value, 100,000,000 shares authorized; 461,722 shares issued and outstanding as of December 31, 2023, and 26,766 shares issued and outstanding as of December 31, 2022	46	2
Additional paid-in capital	36,661,926	28,329,248
Accumulated other comprehensive loss	(179,995)	(235,853)
Accumulated deficit	(33,810,732)	(29,339,120)
Treasury stock, 151 shares as of December 31, 2023 and 0 shares as of December 31, 2022	(76,323)	-
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	2,594,922	(1,245,723)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,362,498	$8,678,477

The accompanying notes are an integral part of these audited consolidated financial statements

F-2

Blue Star Foods Corp.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Year Ended December 31
	2023	2022

REVENUE, NET	$6,124,529	$12,767,145

COST OF REVENUE	5,966,452	13,419,133

GROSS PROFIT (LOSS)	158,077	(651,988)

COMMISSIONS	2,169	24,482
SALARIES AND WAGES	1,858,004	2,032,457
DEPRECIATION AND AMORTIZATION	4,521	584,386
IMPAIRMENT LOSS	-	5,797,906
OTHER OPERATING EXPENSES	2,525,661	2,522,764

LOSS FROM OPERATIONS	(4,232,278)	(11,613,983)

OTHER INCOME	12,708	154,196
LOSS ON SETTLEMENT OF DEBT	(977,188)	(57,085)
CHANGE IN FAIR VALUE OF DERIVATIVE AND WARRANT LIABILITIES	2,497,088	-
INTEREST EXPENSE	(1,771,942)	(1,678,097)

NET LOSS	(4,471,612)	(13,194,969)

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(4,471,612)	$(13,194,969)

COMPREHENSIVE LOSS:

CHANGE IN FOREIGN CURRENCY TRANSLATION ADJUSTMENT	55,858	(181,613)

COMPREHENSIVE LOSS	(4,415,754)	(13,376,582)

Loss per common share:
Net loss per common share - basic and diluted	$(43.99)	$(26.22)
Weighted average common shares outstanding - basic and diluted	101,650	503,171

The accompanying notes are an integral part of these audited consolidated financial statements

F-3

Blue Star Foods Corp.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

YEAR ENDED DECEMBER 31, 2023

	Series A Preferred Stock $.0001 par value		Common Stock $0.0001 par value		Additional Paid-in	Accumulated	Accumulated Other Comprehensive	Treasury	Total Stockholder’s Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	Loss	Stock	(Deficit)

December 31, 2021	-	$-	24,671	$2	$25,105,357	$(16,144,151)	$(54,240)	$-	$8,906,968

Stock based compensation	-	-	-	-	187,385	-	-	-	187,385

Warrants issued on long-term debt	-	-	-	-	1,035,253	-	-	-	1,035,253

Common stock issued for service	-	-	696	-	667,998	-	-	-	667,998

Common stock issued for asset acquisition	-	-	167	-	359,250	-	-	-	359,250

Common stock issued from exercise of warrants	-	-	125	-	250,000	-	-	-	250,000

Common stock issued for note payment	-	-	667	-	547,777	-	-	-	547,777

Common stock issued to settle related party notes payable and accrued interest	-	-	441	-	176,228	-	-	-	176,228

Net Loss	-	-	-	-	-	(13,194,969)	-	-	(13,194,969)

Cumulative translation adjustment	-	-	-	-	-	-	(181,613)	-	(181,613)

December 31, 2022	-	-	26,766	2	28,329,248	(29,339,120)	(235,853)	-	(1,245,723)

Stock based compensation	-	-	-	-	69,125	-	-	-	69,125

Common stock issued for service	-	-	41,574	4	477,059	-	-	-	477,063

Common stock issued for note payment	-	-	27,584	3	3,053,085	-	-	-	3,053,088

Common stock issued for cash and exercise for warrants	-	-	251,909	25	3,913,421	-	-	-	3,913,446

Common stock issued to settle related party notes payable	-	-	34,722	3	249,997	-	-	-	250,000

Common stock issued to settle subordinated related party note	-	-	79,167	8	569,992	-	-	-	570,000

Treasury Stock	-	-	-	-	-	-	-	(76,323)	(76,323)

Net Loss	-	-	-	-	-	(4,471,612)	-	-	(4,471,612)

Cumulative translation adjustment	-	-	-	-	-	-	55,858	-	55,858

December 31, 2023	-	$-	461,722	46	$36,661,926	$(33,810,732)	$(179,995)	$(76,323)	$2,594,922

The accompanying notes are an integral part of these audited consolidated financial statements

F-4

Blue Star Foods Corp.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:

Net Loss	$(4,471,612)	$(13,194,969)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Stock based compensation	69,125	187,385

Common stock issued for service	319,083	667,998
Impairment of goodwill	-	1,244,309
Impairment of intangible assets	-	2,679,978
Impairment of fixed assets	-	1,873,619
Depreciation of fixed assets	4,521	231,465
Amortization of intangible assets	-	315,420
Amortization of debt discounts	868,954	1,416,120
Allowance for inventory obsolescence	176,000	-
Loss on settlement of debt	977,188	-
Lease expense	72,526	58,723
Write down of inventory	-	743,218
Bad debt expense	-	405
Credit loss expense	8,340	-
Gain on revaluation of fair value of derivative and warrant liabilities	(2,497,088)	-
Changes in operating assets and liabilities:
Accounts receivables	270,881	417,360
Inventories	2,023,631	(3,431,929)
Advances to related parties	123,000	(95,759)
Other current assets	140,290	3,030,728
Right of use liability	(71,946)	(58,867)
Other assets	4,467	1,922
Accounts payable and accruals	(1,737,997)	620,167
Customer refunds	189,975	-
Deferred income	-	(62,336)
Other current liabilities	-	(263,768)
Net Cash (Used in) Operating Activities	(3,530,662)	(3,618,811)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net cash paid for acquisition	-	(398,482)
Purchases of fixed assets	(159,609)	(296,793)
Net Cash (Used in) Investing Activities	(159,609)	(695,275)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from common stock offering	1,799,506	-
Proceeds from common stock offering – prefunded warrants	4,678,924	-
Proceeds from common stock warrants exercised	-	250,000
Proceeds from working capital line of credit	2,405,034	12,552,008
Proceeds from short-term loan	700,000	-
Proceeds from convertible debt	1,140,000	4,762,855
Repayments of working capital line of credit	(4,182,971)	(13,144,141)
Repayments of short-term loan	(623,000)	-
Principal payments of convertible debt	(2,007,435)	(1,118,888)
Repayments of related party notes payable	(157,380)	(201,434)
Purchase of treasury stock	(76,323)	-
Payment of loan costs	-	(25,000)
Net Cash Provided by Financing Activities	3,676,355	3,075,400

Effect of Exchange Rate Changes on Cash	28,817	92,435

NET INCREASE IN CASH AND CASH EQUIVALENTS	14,901	(1,146,251)

CASH AND CASH EQUIVALENTS – BEGINNING OF PERIOD	9,262	1,155,513

CASH AND CASH EQUIVALENTS – END OF PERIOD	$24,163	$9,262

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$923,992	$306,045

SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES
Common stock issued to settle related party notes payable and accrued interest	250,000	176,228
Operating lease assets recognized in exchange for operating lease liabilities	-	185,135
Warrants issued for convertible debt	-	1,035,253
Common stock issued for asset acquisition	-	359,250
Common stock issued for partial settlement of note payable	3,053,088	547,777
Derivative liability recognized on issuance of convertible note	383,672	-
Warrant liability recognized on issuance of convertible note	453,746	-
Common stock issued to settle subordinated related party note	570,000	-

The accompanying notes are an integral part of these audited consolidated financial statements

F-5

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2023 and 2022

Note 1. Company Overview

Blue Star Foods Corp., a Delaware corporation (“we”, “our”, the “Company”), is an international sustainable marine protein company based in Miami, Florida that imports, packages and sells refrigerated pasteurized crab meat, and other premium seafood products. The Company’s main operating business, John Keeler & Co., Inc. (“Keeler & Co.”) was incorporated in the State of Florida in May 1995. The Company’s current source of revenue is importing blue and red swimming crab meat primarily from Indonesia, Philippines and China and distributing it in the United States and Canada under several brand names such as Blue Star, Oceanica, Pacifika, Crab & Go, First Choice, Good Stuff and Coastal Pride Fresh, and steelhead salmon and rainbow trout fingerlings produced under the brand name Little Cedar Farms for distribution in Canada.

On February 3, 2022, Coastal Pride entered into an asset purchase agreement with Gault Seafood, LLC, a South Carolina limited liability company (“Gault Seafood”), and Robert J. Gault II, President of Gault Seafood (“Gault”) pursuant to which Coastal Pride acquired all of the Seller’s right, title and interest in and to assets relating to Gault Seafood’s soft-shell crab operations, including intellectual property, equipment, vehicles and other assets used in connection with the soft-shell crab business. Coastal Pride did not assume any liabilities in connection with the acquisition. The purchase price for the assets consisted of a cash payment in the amount of $359,250 and the issuance of 167 shares of common stock of the Company with a fair value of $359,250. Such shares are subject to a leak-out agreement pursuant to which Gault Seafood may not sell or otherwise transfer the shares until February 3, 2023.

On June 9, 2023, the Company amended its Certificate of Incorporation to affect a one-for-twenty reverse stock split (“Reverse Stock Split”), which became effective on June 21, 2023. All share and per share amounts have been restated for all periods presented to reflect the Reverse Stock Split.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements of the Company were prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, Keeler & Co, Inc. a wholly owned subsidiary, Coastal Pride Seafood, LLC (“Coastal Pride”), a wholly owned subsidiary of Keeler & Co., Inc. and Taste of BC Aquafarms, Inc. (“TOBC”), a wholly owned subsidiary. All intercompany balances and transactions have been eliminated in consolidation.

Goodwill and Other Intangible Assets

The Company accounts for business combinations under the acquisition method of accounting in accordance with ASC 805, “Business Combinations,” where the total purchase price is allocated to the tangible and identified intangible assets acquired and liabilities assumed based on their estimated fair values. The purchase price is allocated using the information currently available, and may be adjusted, up to one year from acquisition date, after obtaining more information regarding, among other things, asset valuations, liabilities assumed, and revisions to preliminary estimates. The purchase price in excess of the fair value of the tangible and identified intangible assets acquired less liabilities assumed is recognized as goodwill.

The Company reviews its goodwill for impairment annually or whenever events or circumstances indicate that the carrying amount of the asset exceeds its fair value and may not be recoverable. No impairment was recognized for the year ended December 31, 2023. An impairment of $1,244,309 related to Coastal Pride and TOBC was recognized for the year ended December 31, 2022.

F-6

Long-lived Assets

Management reviews long-lived assets, including finite-lived intangible assets, for indicators of impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Cash flows expected to be generated by the related assets are estimated over the asset’s useful life on an undiscounted basis. If the evaluation indicates that the carrying value of the asset may not be recoverable, the potential impairment is measured using fair value. Fair value estimates are completed using a discounted cash flow analysis. Impairment losses for assets to be disposed of, if any, are based on the estimated proceeds to be received, less costs of disposal. No impairment was recognized for the year ended December 31, 2023. An impairment loss on customer relationships, trademarks, non-compete agreements and fixed assets of $1,595,677, $1,006,185, $78,116 and $1,873,619, respectively, related to Coastal Pride and TOBC was recognized for the year ended December 31, 2022.

Cash and Cash Equivalents

The Company maintains cash balances with financial institutions in excess of Federal Deposit Insurance Company (“FDIC”) insured limits. The Company has not experienced any losses on such accounts and believes it does not have a significant exposure.

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. As of December 31, 2023 and 2022, the Company had no cash equivalents.

The Company considers any cash balance in the lender designated cash collateral account as restricted cash. All cash proceeds must be deposited into the cash collateral account, and will be cleared and applied to the line of credit. The Company has no access to this account, and the purpose of the funds is restricted to repayment of the line of credit.

Accounts Receivable

Accounts receivable consist of unsecured obligations due from customers under normal trade terms, usually net 30 days. The Company grants credit to its customers based on the Company’s evaluation of a particular customer’s credit worthiness.

Allowances for doubtful accounts are maintained for potential credit losses based on the age of the accounts receivable and the results of the Company’s periodic credit evaluations of its customers’ financial condition. Receivables are written off as uncollectible and deducted from the allowance for doubtful accounts after collection efforts have been deemed to be unsuccessful. Subsequent recoveries are netted against the provision for doubtful accounts expense. The Company generally does not charge interest on receivables.

Receivables are net of estimated allowances for doubtful accounts and sales return, allowances and discounts. They are stated at estimated net realizable value. As of December 31, 2023, and 2022, the Company recorded sales return, allowances, discounts and refund liability of approximately $265,700 and $94,000, respectively. There was no allowance for bad debt recorded during the years ended December 31, 2023 and 2022.

Inventories

Substantially all of the Company’s inventory consists of packaged crab meat located at a public cold storage facility and merchandise in transit from suppliers. The Company also has eggs and fish in process inventory from TOBC. The cost of inventory is primarily determined using the specific identification method for crab meat. Fish in process inventory is measured based on the estimated biomass of fish on hand. The Company has established a standard procedure to estimate the biomass of fish on hand using counting and sampling techniques. Inventory is valued at the lower of cost or net realizable value, cost being determined using the first-in, first-out method for crab meat and using various estimates and assumptions in regard to the calculation of the biomass, including expected yield, market value of the biomass, and estimated costs of completion.

Merchandise is purchased cost and freight shipping point and becomes the Company’s asset and liability upon leaving the suppliers’ warehouse.

The Company periodically reviews the value of items in inventory and records an allowance to reduce the carrying value of inventory to the lower of cost or net realizable value based on its assessment of market conditions, inventory turnover and current stock levels. Inventory write-downs are charged to cost of goods sold. The Company recorded an inventory allowance of $176,000 for the year ended December 31, 2023.

F-7

The Company’s inventory as of December 31, 2023 and December 31, 2022 consists of:

	December 31, 2023	December 31, 2022

Inventory purchased for resale	$1,708,311	$3,052,518
Feeds and eggs processed	102,373	156,984
In-transit inventory	973,837	1,598,650
Less: Inventory allowance	(176,000)	-
Inventory, net	$2,608,521	$4,808,152

Advances to Suppliers and Related Party

In the normal course of business, the Company may advance payments to its suppliers, including Bacolod, a related party. These advances are in the form of prepayments for products that will ship within a short window of time. In the event that it becomes necessary for the Company to return products or adjust for quality issues, the Company is issued a credit by the vendor in the normal course of business and these credits are also reflected against future shipments.

As of December 31, 2023, and December 31, 2022, the balance due from Bacolod for future shipments was approximately $1,300,000. No new purchases have been made from Bacolod since November 2020. There was no cost of revenue related to inventories purchased from Bacolod recorded for the years ended December 31, 2023 and 2022.

Fixed Assets

Fixed assets are stated at cost less accumulated depreciation and are being depreciated using the straight-line method over the estimated useful life of the asset as follows:

RAS System	10 years
Furniture and fixtures	7 to 10 years
Computer equipment	5 years
Warehouse and refrigeration equipment	10 years
Leasehold improvements	7 years
Automobile	5 years
Trade show booth	7 years

The RAS system is comprised of tanks, plumbing, pumps, controls, hatchery, tools and other equipment all working together for the TOBC facility.

Leasehold improvements are amortized using the straight-line method over the shorter of the expected life of the improvement or the remaining lease term.

The Company capitalizes expenditures for major improvements and additions and expenses those items which do not improve or extend the useful life of the fixed assets.

The Company reviews fixed assets for recoverability if events or changes in circumstances indicate the assets may be impaired. No impairment was recorded related to fixed assets as of December 31, 2023. For the year ended December 31, 2022, an impairment was recorded related to Coastal Pride and TOBC’s fixed assets of $1,873,619.

Other Comprehensive (loss) Income

The Company reports its comprehensive (loss) income in accordance with ASC 220, Comprehensive Income, which establishes standards for reporting and presenting comprehensive (loss) income and its components in a full set of financial statements. Other comprehensive (loss) income consists of net income (loss) and cumulative foreign currency translation adjustments.

F-8

Foreign Currency Translation

The Company manages its exposure to fluctuations in foreign currency exchange rates through its normal operating activities. Its primary focus is to monitor exposure to, and manage, the economic foreign currency exchange risks faced by, its operations and realized when the Company exchanges one currency for another. The Company’s operations primarily utilize the U.S. dollar and Canadian dollar as its functional currencies. Movements in foreign currency exchange rates affect its financial statements.

The assets and liabilities held by TOBC have a functional currency other than the U.S. Dollar. The TOBC results were translated into U.S. Dollars at exchange rates in effect at the end of each reporting period. TOBC’s revenue and expenses were translated into U.S. Dollars at the average rates that prevailed during the period. The rate used in the financial statements for TOBC as presented for December 31, 2023 was 0.74 Canadian Dollars to U.S. Dollars and for December 31, 2022 was 0.80 Canadian Dollars to U.S. Dollars. The resulting net translation gains and losses are reported as foreign currency translation adjustments in stockholders’ equity as a component of comprehensive (loss) income. The Company recorded foreign currency translation adjustment of approximately $55,900 and $60,100 for the years ended December 31, 2023 and December 31, 2022, respectively.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers, as such, we record revenue when our customer obtains control of the promised goods or services in an amount that reflects the consideration which the Company expects to receive in exchange for those goods or services. The Company’s source of revenue is from importing blue and red swimming crab meat primarily from Mexico, Indonesia, the Philippines and China and distributing it in the United States and Canada under several brand names such as Blue Star, Oceanica, Pacifika, Crab & Go, First Choice, Good Stuff and Coastal Pride Fresh and steelhead salmon and rainbow trout fingerlings produced by TOBC under the brand name Little Cedar Farms for distribution in Canada. We sell primarily to food service distributors. The Company also sells its products to wholesalers, retail establishments and seafood distributors.

To determine revenue recognition for the arrangements that the Company determines are within the scope of Topic 606, the Company performs the following five steps: (1) identify the contract(s) with a customer by receipt of purchase orders and confirmations sent by the Company which includes a required line of credit approval process, (2) identify the performance obligations in the contract which includes shipment of goods to the customer at FOB shipping point or destination, (3) determine the transaction price which initiates with the purchase order received from the customer and confirmation sent by the Company and will include discounts and allowances by customer if any, (4) allocate the transaction price to the performance obligations in the contract which is the shipment of the goods to the customer and transaction price determined in step 3 above and (5) recognize revenue when (or as) the entity satisfies a performance obligation which is when the Company transfers control of the goods to the customers by shipment or delivery of the products.

The Company elected an accounting policy to treat shipping and handling activities as fulfillment activities. Consideration payable to a customer is recorded as a reduction of the arrangement’s transaction price, thereby reducing the amount of revenue recognized, unless the payment is for distinct goods or services received from the customer.

Deferred Income

The Company recognizes deferred income for advance payments received from customers for which sales have not yet occurred.

Lease Accounting

The Company accounts for its leases under ASC 842, Leases, which requires all leases to be reported on the balance sheet as right-of-use assets and lease obligations. The Company elected the practical expedients permitted under the transition guidance that retained the lease classification and initial direct costs for any leases that existed prior to adoption of the standard.

F-9

The Company categorizes leases with contractual terms longer than twelve months as either operating or finance. Finance leases are generally those leases that would allow the Company to substantially utilize or pay for the entire asset over its estimated life. Assets acquired under finance leases are recorded in property and equipment, net. All other leases are categorized as operating leases. The Company did not have any finance leases as of December 31, 2023. The Company’s leases generally have terms that range from three years for equipment and six to seven years for real property. The Company elected the accounting policy to include both the lease and non-lease components of its agreements as a single component and accounts for them as a lease.

Lease liabilities are recognized at the present value of the fixed lease payments using a discount rate based on similarly secured borrowings available to us. Lease assets are recognized based on the initial present value of the fixed lease payments, reduced by landlord incentives, plus any direct costs from executing the leases. Lease assets are tested for impairment in the same manner as long-lived assets used in operations. Leasehold improvements are capitalized at cost and amortized over the lesser of their expected useful life or the lease term.

When the Company has the option to extend the lease term, terminate the lease before the contractual expiration date, or purchase the leased asset, and it is reasonably certain that the Company will exercise the option, it considers these options in determining the classification and measurement of the lease. Costs associated with operating lease assets are recognized on a straight-line basis within operating expenses over the term of the lease.

The table below presents the lease-related assets and liabilities recorded on the balance sheet as of December 31, 2023.

December 31, 2023
Assets
Operating lease assets	$125,014

Liabilities
Current	$35,428
Operating lease liabilities
Noncurrent
Operating lease liabilities	$89,586

Supplemental cash flow information related to leases were as follows:

Year Ended December 31, 2023
Cash used in operating activities:
Operating leases	$72,526
ROU assets recognized in exchange for lease obligations:
Operating leases	$-

The table below presents the remaining lease term and discount rates for operating leases.

December 31, 2023
Weighted-average remaining lease term
Operating leases	3.25 years
Weighted-average discount rate
Operating leases	7.3%

F-10

Maturities of lease liabilities as of December 31, 2023, were as follows:

Operating Leases

2024	$44,456
2025	44,456
2026	44,456
2027	11,117
2028	-
Total lease payments	$144,485
Less: amount of lease payments representing interest	(19,471)
Present value of future minimum lease payments	$125,014
Less: current obligations under leases	$(35,428)
Non-current obligations	$89,586

Advertising

The Company expenses the costs of advertising as incurred. Advertising expenses which are included in Other Operating Expenses were approximately $4,500 and $5,400, for the years ended December 31, 2023 and 2022, respectively.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Customer Concentration

The Company had sixteen customers which accounted for approximately 52% of revenue during the year ended December 31, 2023. Two customers accounted for 22% of revenue during the year ended December 31, 2023.

The Company had nine customers which accounted for approximately 59% of revenue during the year ended December 31, 2022. One customer accounted for 36% of revenue during the year ended December 31, 2022.

The loss of any major customer could have a material adverse impact on the Company’s results of operations, cash flows and financial position.

Supplier Concentration

The Company had four major suppliers located in the United States, Canada and China which accounted for approximately 82% of the Company’s total purchases during the year ended December 31, 2023. The Company’s largest supplier is located in Miami and accounted for 35% of the Company’s total purchases in the year ended December 31, 2023.

The Company had five major suppliers located in the United States, Indonesia, Vietnam and China which accounted for approximately 76% of the Company’s total purchases during the year ended December 31, 2022. The Company’s largest supplier is located in Indonesia and accounted for 29% of the Company’s total purchases in the year ended December 31, 2022.

The loss of any major supplier could have a material adverse impact on the Company’s results of operations, cash flows and financial position.

F-11

Fair Value Measurements and Financial Instruments

Fair value is defined as the amount that would be received for selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and is measured using inputs in one of the following three categories:

Level 1 measurements are based on unadjusted quoted prices in active markets for identical assets or liabilities that we have the ability to access. Valuation of these items does not entail a significant amount of judgment.

Level 2 measurements are based on quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active or market data other than quoted prices that are observable for the assets or liabilities.

Level 3 measurements are based on unobservable data that are supported by little or no market activity and are significant to the fair value of the assets or liabilities.

The Company’s financial instruments include cash, accounts receivable, accounts payable, accrued expenses, debt obligations, derivative liabilities and warrant liabilities. The Company believes the carrying values of cash, accounts receivable, accounts payable and accrued expenses approximate their fair values because they are short term in nature or payable on demand. The derivative liability is the embedded conversion feature on the 2023 Lind convertible note. All derivatives and warrant liabilities are recorded at fair value. The change in fair value for derivatives and warrants liabilities is recognized in earnings. The Company’s derivative and warrant liabilities are measured at fair value on a recurring basis as of December 31, 2023. The Company does not have any assets or liabilities that are required to be measured at fair value on a recurring basis as of December 31, 2022.

	December 31, 2023
		Fair Value Measurement using Fair Value Hierarchy
	Fair Value	Level 1	Level 2	Level 3
Liabilities
Derivative liability on convertible debt	$1,047,049	$-	$-	$1,047,049
Warrant liability	1,574	-	-	1,574
Total	$1,048,623	$-	$-	$1,048,623

The table below presents the change in the fair value of the derivative liability convertible debt and warrant liability for the year ended December 31, 2023:

Derivative liability balance, January 1, 2023	-
Issuance of derivative liability during the period	383,672
Change in derivative liability during the period	663,377
Derivative liability balance, December 31, 2023	$1,047,049

Warrant liability balance, January 1, 2023	-
Issuance of warrant liability during the period	5,032,025
Settlement of warrant liability	(1,869,986)
Change in warrant liability during the period	(3,160,465)
Warrant liability balance, December 31, 2023	$1,574

Earnings or Loss per Share

The Company accounts for earnings per share pursuant to ASC 260, Earnings per Share, which requires disclosure on the financial statements of “basic” and “diluted” earnings (loss) per share. Basic earnings (loss) per share are computed by dividing net income (loss) by the weighted average number of common shares outstanding for the year. Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding plus common stock equivalents (if dilutive) related to stock options, warrants and convertible notes for each year. For the years ended December 31, 2023 and 2022, the following common stock equivalents were excluded from the calculation of diluted earnings per share as their impact would be anti-dilutive due to the Company’s net loss.

	Year ended December 31, 2023	Year ended December 31, 2022

Options	$316,540	$223,076
Warrants	730,944	120,675
Convertible Notes	11,708,483	-
Total	$12,755,967	$343,751

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718, “Compensation-Stock Compensation”. ASC 718 requires companies to measure the cost of services received in exchange for an award of equity instruments, including stock options, based on the grant-date fair value of the award and to recognize it as compensation expense over the period the individual is required to provide service in exchange for the award, usually the vesting period. The Company accounts for forfeitures as they occur.

F-12

Related Parties

The Company accounts for related party transactions in accordance with ASC 850 (“Related Party Disclosures”). A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

As of December 31, 2023, and 2022, there was approximately $83,000 and $67,000, respectively, in interest paid to related parties notes payable.

Income Taxes

The Company accounts for income taxes utilizing the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes, using enacted statutory tax rates in effect for the year in which the differences are expected to reverse. The effects of future changes in tax laws or rates are not included in the measurement. Income tax expense is the total of the current year income tax due and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

The Company’s policy is to recognize interest and penalties on uncertain tax positions in “Income tax expense” in the Consolidated Statements of Operations. There were no amounts related to interest and penalties recognized for the years ended December 31, 2023 or 2022.

Recent Accounting Pronouncements

ASU 2016-13 Financial Instruments – Credit Losses (Topic 326)

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which requires entities to use a forward-looking, expected loss model to estimate credit losses. It also requires entities to consider additional disclosures related to credit quality of trade and other receivables, including information related to management’s estimate of credit allowances. ASU 2016-13 was further amended in November 2018 by ASU 2018-19, Codification Improvements to Topic 236, Financial Instrument-Credit Losses. For public business entities that are Securities and Exchange Commission filers excluding smaller reporting companies, the amendments are effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. For all other public business entities, the amendments are effective for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. On October 16, 2019, FASB voted to delay implementation of ASU No. 2016-13, “Financial Instruments-Credit Losses (Topic 326) - Measurement of Credit Losses on Financial Instruments.” For all other entities, the amendments are now effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. On November 15, 2019, FASB issued an Accounting Standard Update No. 2019-10 to amend the implementation date to fiscal year beginning after December 15, 2022, including interim periods within those fiscal years. Early adoption is permitted for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The Company adopted this ASU related to its trade receivables on January 1, 2023 and determined there was no material impact from the adoption of the ASU on the Company’s consolidated financial statements.

F-13

Note 3. Going Concern

The accompanying consolidated financial statements and notes have been prepared assuming the Company will continue as a going concern. The Company incurred a net loss of $4,471,612, has an accumulated deficit of $33,810,732 and working capital surplus of $899,215, inclusive of $165,620 in subordinated stockholder debt. These factors raise substantial doubt as to the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon the Company’s ability to increase revenues, execute on its business plan to acquire complimentary companies, raise capital, and to continue to sustain adequate working capital to finance its operations. The failure to achieve the necessary levels of profitability and cash flows would be detrimental to the Company. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 4. Other Current Assets

Other current assets totaled $833,472 and $671,933 for the years ended December 31, 2023 and 2022, respectively. As of December 31, 2023, approximately $136,000 and $158,000 of the balance was related to prepaid inventory to the Company’s suppliers and prepaid legal fees, respectively. The remainder of the balance was related to prepaid insurance and other prepaid expenses.

Note 5. Fixed Assets, Net

Fixed assets comprised the following at December 31:

	2023	2022
Computer equipment	$47,908	$97,624
RAS system	140,214	2,089,909
Automobiles	-	122,715
Leasehold improvements	17,904	89,055
Building improvements	136,653	-
Total	342,679	2,399,303
Less: Accumulated depreciation and impairment	(38,822)	(2,278,903)
Fixed assets, net	$303,857	$120,400

For the years ended December 31, 2023 and 2022, depreciation expense totaled approximately $4,500 and $231,000, respectively.

Note 6. Goodwill and Intangible Assets, Net

The following table sets forth the changes in the carrying amount of the Company’s goodwill for the year ended December 31, 2022. No goodwill and intangible assets were recognized for the year ended December 31, 2023.

2022
Balance, January 1	$445,395
Acquisition of TOBC	836,669
Impairment	(1,282,064)
Balance, December 31	$-

The following table sets forth the components of the Company’s intangible assets at December 31, 2022:

	Amortization Period (Years)	Cost	Accumulated Amortization and Impairment	Net Book Value

Intangible Assets Subject to amortization
Trademarks – Coastal Pride	14	$850,000	$(850,000)	$-
Trademarks – TOBC	15	406,150	(406,150)	-
Customer Relationships – Coastal Pride	12	1,486,832	(1,486,832)	-
Customer Relationships – TOBC	15	592,979	(592,979)	-
Non-Compete Agreements – Coastal Pride	3	40,000	(40,000)	-
Non-Compete Agreements – TOBC	4	121,845	(121,845)	-
Total		$3,497,806	$(3,497,806)	$-

For the years ended December 31, 2023 and 2022, amortization expense of intangible assets totaled approximately $0 and $315,000, respectively.

F-14

Note 7. Debt and Derivatives

Working Capital Line of Credit

On March 31, 2021, Keeler & Co. and Coastal Pride entered into a loan and security agreement (“Loan Agreement”) with Lighthouse Financial Corp., a North Carolina corporation (“Lighthouse”). Pursuant to the terms of the Loan Agreement, Lighthouse made available to Keeler & Co. and Coastal Pride (together, the “Borrowers”) a $5,000,000 revolving line of credit for a term of thirty-six months, renewable annually for one-year periods thereafter. Amounts due under the line of credit were evidenced by a revolving credit note issued to Lighthouse by the Borrowers.

The advance rate of the revolving line of credit was 85% with respect to eligible accounts receivable and the lower of 60% of the Borrowers’ eligible inventory, or 80% of the net orderly liquidation value, subject to an inventory sublimit of $2,500,000. The inventory portion of the loan could never exceed 50% of the outstanding balance. Interest on the line of credit was the prime rate (with a floor of 3.25%), plus 3.75% which increased to 4.75% in 2022. The Borrowers paid Lighthouse a facility fee of $50,000 in three instalments of $16,667 in March, April and May 2021 and an additional facility fee of $25,000 on each anniversary of March 31, 2021. On January 14, 2022, the maximum inventory advance under the line of credit was adjusted from 50% to 70% until June 30, 2022, 65% to July 31, 2022, 60% to August 31, 2022 and 55% to September 30, 2022 at a monthly fee of 0.25% on the portion of the loan in excess of the 50% advance, in order to increase imports to meet customer demand.

The line of credit was secured by a first priority security interest on all the assets of each Borrower. Pursuant to the terms of a guaranty agreement, the Company guaranteed the obligations of the Borrowers under the note and John Keeler, Executive Chairman and Chief Executive Officer of the Company, provided a personal guaranty of up to $1,000,000 to Lighthouse.

For the year ended December 31, 2022, cash proceeds from the working capital line of credit totaled $12,552,008 and cash payments to the working capital line of credit totaled $13,144,141. The outstanding balance owed to Lighthouse as of December 31, 2022 was $1,776,068.

On June 16, 2023, the Company terminated the Loan Agreement and paid a total of approximately $108,400 to Lighthouse which included, as of June 16, 2023, an outstanding principal balance of approximately $93,400, accrued interest of approximately $9,900, and other fees incurred in connection with the line of credit of approximately $4,900. Upon the repayment of the total outstanding indebtedness owing to Lighthouse, the Loan Agreement and all other related financing agreements and documents entered into in connection with the Loan Agreement were deemed terminated.

John Keeler Promissory Notes – Subordinated

The Company had unsecured promissory notes outstanding to John Keeler of $165,620 and $893,000 as of December 31, 2023 and 2022, respectively. These notes are payable on demand and bear an annual interest rate of 6%. Since March 31, 2021, these notes are subordinated to the Lighthouse note. The Company made principal payments during the year ended December 31, 2023 and 2022 of $157,380 and $67,000, respectively. During the year ended December 31, 2023, the Company issued 79,167 shares of its common stock to settle $570,000 principal of the subordinated notes.

Walter Lubkin Jr. Note

On November 26, 2019, the Company issued a five-year unsecured promissory note in the principal amount of $500,000 to Walter Lubkin Jr. as part of the purchase price for the Coastal Pride acquisition. The note bears interest at the rate of 4% per annum. The note is payable quarterly in an amount equal to the lesser of (i) $25,000 or (ii) 25% of the EBITDA of Coastal Pride, as determined on the first day of each quarter.

For the year ended December 31, 2022, $38,799 of the outstanding principal and accrued interest was paid in cash and $104,640 of the outstanding principal and accrued interest was paid in shares of common stock of the Company.

F-15

For the year ended December 31, 2023, $250,000 of the outstanding principal was paid in shares of common stock of the Company.

Interest expense for the note totaled approximately $14,100 and $18,000 during the year ended December 31, 2023 and December 31, 2022, respectively.

As of December 31, 2023 and December 31, 2022, the outstanding principal balance on the note totaled $100,000 and $350,000, respectively.

Lind Global Fund II LP notes

2022 Note

On January 24, 2022, the Company entered into a securities purchase agreement with Lind Global Fund II LP, a Delaware limited partnership (“Lind”), pursuant to which the Company issued Lind a secured, two-year, interest free convertible promissory note in the principal amount of $5,750,000 (the “2022 Lind Note) and a five-year warrant to purchase 1,000,000 shares of common stock at an exercise price of $4.50 per share, subject to customary adjustments (1,000 shares of common stock at an exercise price of $4,500 per share after taking into account the Company’s Reverse Stock Split). The warrant provides for cashless exercise and for full ratchet anti-dilution if the Company issues securities at less than $4.50 per share (exercise price of $4,500 per share after taking into account the Company’s Reverse Stock Split). In connection with the issuance of the 2022 Lind Note and the warrant, the Company paid a $150,000 commitment fee to Lind and $87,144 of debt issuance costs. The Company recorded a total of $2,022,397 debt discount at issuance of the debt, including original issuance discount of $750,000, commitment fee of $150,000, $87,144 debt issuance cost, and $1,035,253 related to the fair value of warrants issued. Amortization expense recorded in interest expense totaled $643,777 and $1,378,620 for the year ended December 31, 2023 and 2022, respectively. As of December 31, 2023 and December 31, 2022, the unamortized discount on the 2022 Lind Note was $0 and $643,777, respectively.

The outstanding principal under the 2022 Lind Note is payable commencing July 24, 2022, in 18 consecutive monthly installments of $333,333, at the Company’s option, in cash or shares of common stock at a price (the “Repayment Share Price”) based on 90% of the five lowest volume weighted average prices (“VWAP”) during the 20-days prior to the payment date with a floor price of $1.50 per share (the “Floor Price”) (floor price of $1,500 per share after taking into account the Company’s Reverse Stock Split), or a combination of cash and stock provided that if at any time the Repayment Share Price is deemed to be the Floor Price, then in addition to shares, the Company will pay Lind an additional amount in cash as determined pursuant to a formula contained in the 2022 Lind Note.

In connection with the issuance of the 2022 Lind Note, the Company granted Lind a first priority security interest and lien on all of its assets, including a pledge of its shares in Keeler & Co., pursuant to a security agreement and a stock pledge agreement with Lind, dated January 24, 2022 (the “2022 Security Agreement). Each subsidiary of the Company also granted a second priority security interest in all of its respective assets.

The 2022 Lind Note is mandatorily payable prior to maturity if the Company issues any preferred stock (with certain exceptions described in the note) or, if the Company or its subsidiaries issues any indebtedness. The Company also agreed not to issue or sell any securities with a conversion, exercise or other price based on a discount to the trading prices of the Company’s stock or to grant the right to receive additional securities based on future transactions of the Company on terms more favorable than those granted to Lind, with certain exceptions.

If the Company fails to maintain the listing and trading of its common stock, the note will become due and payable and Lind may convert all or a portion of the outstanding principal at the lower of the then current conversion price and 80% of the average of the 3-day VWAP during the 20 days prior to delivery of the conversion notice.

F-16

If the Company engages in capital raising transactions, Lind has the right to purchase up to 10% of the new securities.

The 2022 Lind Note is convertible into common stock at $5.00 per share ($5,000 per share after taking into account the Company’s Reverse Stock Split), subject to certain adjustments, on April 22, 2022; provided that no such conversion may be made that would result in beneficial ownership by Lind and its affiliates of more than 4.99% of the Company’s outstanding shares of common stock. If shares are issued by the Company at less than the conversion price, the conversion price will be reduced to such price.

Upon a change of control of the Company, as defined in the 2022 Lind Note, Lind has the right to require the Company to prepay 10% of the outstanding principal amount of the 2022 Lind Note. The Company may prepay the outstanding principal amount of the note, provided Lind may convert up to 25% of the principal amount of the 2022 Lind Note at a price per share equal to the lesser of the Repayment Share Price or the conversion price. The 2022 Lind Note contains certain negative covenants, including restricting the Company from certain distributions, stock repurchases, borrowing, sale of assets, loans and exchange offers.

Upon an event of default as described in the 2022 Lind Note, the 2022 Lind Note will become immediately due and payable at a default interest rate of 125% of the then outstanding principal amount. Upon a default, all or a portion of the outstanding principal amount may be converted into shares of common stock by Lind at the lower of the conversion price and 80% of the average of the three lowest daily VWAPs.

During the year ended December 31, 2022, the Company made principal payments on the note totaling $1,666,666 through the issuance of an aggregate of 13,333 shares of common stock and cash payments of $1,175,973 which included $899,999 principal payments and additional payments requested by Lind pursuant to the terms of the note. As of December 31, 2022, the outstanding balance on the 2022 Lind Note was $3,439,558, net of debt discount of $643,777.

During the year ended December 31, 2023, the Company made aggregate principal payments on the 2022 Lind Note of $2,075,900 through the issuance of an aggregate of 27,584 shares of common stock. On September 15, 2023, the Company paid $2,573,142 to Lind and the 2022 Lind Note was extinguished.

2023 Note

On May 30, 2023, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with Lind pursuant to which the Company issued to Lind a secured, two-year, interest free convertible promissory note in the principal amount of $1,200,000 (the “2023 Lind Note”) and a warrant (the “Lind Warrant”) to purchase 8,701 shares of common stock of the Company commencing six months after issuance and exercisable for five years at an exercise price of $122.50 per share. The Lind Warrant includes cashless exercise and full ratchet anti-dilution provisions. In connection with the issuance of the Lind Note and the Lind Warrant, the Company paid Lind a $50,000 commitment fee. The proceeds from the sale of the Note and Warrant are for general working capital purposes.

In connection with the issuance of the 2022 Lind Note, the Company and Lind amended the 2022 Security Agreement to include the new 2023 Lind Note, pursuant to an amended and restated security agreement, dated May 30, 2023, between the Company and Lind.

The Company agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the shares of common stock issuable pursuant to the 2023 Lind Note and Lind Warrant. If the registration statement is not declared effective within 90 days the 2023 Lind Note will be in default. Lind was also granted piggyback registration rights.

If the Company engages in capital raising transactions, Lind has the right to purchase up to 20% of the new securities for 24 months.

F-17

The 2023 Lind Note is convertible into common stock of the Company after the earlier of 90 days from issuance or the date the registration statement is effective, provided that no such conversion may be made that would result in beneficial ownership by Lind and its affiliates of more than 4.99% of the Company’s outstanding shares of common stock. The conversion price of the 2023 Lind Note is equal to the lesser of: (i) $120.00; or (ii) 90% of the lowest single volume-weighted average price during the twenty-trading day period ending on the last trading day immediately preceding the applicable conversion date, subject to customary adjustments. The maximum number of shares of common stock to be issued in connection with the conversion of the 2023 Lind Note and the exercise of the Lind Warrant, in the aggregate, will not, exceed 19.9% of the outstanding shares of common stock of the Company immediately prior to the date of the 2023 Lind Note, in accordance with NASDAQ rules and guidance. Due to the variable conversion price of the 2023 Lind Note, the embedded conversion feature was accounted as a derivative liability. The Company estimated the fair values of the derivative liability using the Black-Scholes option pricing model and using the following key assumptions at issuance and at December 31, 2023: stock price of $107.00 and $7.00; exercise price of $120.00 and $6.50, risk free rate of 4.46% and 4.79%, volatility of 150.46% and 134.99%; and expected term of two years and one and a half years.

The 2023 Lind Note contains certain negative covenants, including restricting the Company from certain distributions, stock repurchases, borrowing, sale of assets, loans and exchange offers.

Upon the occurrence of an event of default as described in the 2023 Lind Note, the 2023 Lind Note will become immediately due and payable at a default interest rate of 120% of the then outstanding principal amount of the Lind Note.

The Warrant entitles the Investor to purchase up to 8,701 shares of common stock of the Company during the exercise period commencing on the date that is six months after the issue date (“Exercise Period Commencement”) and ending on the date that is sixty months from the Exercise Period Commencement at an exercise price of $122.50 per share, subject to customary adjustments. The Warrant includes cashless exercise and full ratchet anti-dilution provisions.

On July 27, 2023, the Company, entered into a First Amendment to the Purchase Agreement (the “Purchase Agreement Amendment”) with Lind, which provided for the issuance of further senior convertible promissory notes up to an aggregate principal amount of up to $1,800,000 and the issuance of additional warrants in such amounts as the Company and Lind shall mutually agree.

Pursuant to the Purchase Agreement Amendment, the Company issued to Lind a two-year, interest free convertible promissory note in the principal amount of $300,000 and a warrant to purchase 3,505 shares of common stock of the Company at an exercise price of $67.00 per share for $250,000. In connection with the issuance of the note and the warrant, the Company paid a $12,500 commitment fee. The proceeds from the sale of the note and warrant are for general working capital purposes.

Due to the variable conversion price of the Purchase Agreement Amendment, the embedded conversion feature was accounted as a derivative liability. The Company estimated the fair values of the derivative liability using the Black-Scholes option pricing model and using the following key assumptions at issuance and at December 31, 2023: stock price of $53.50 and $7.00; exercise price of $46.50 and $7.00, risk free rate of 4.91% and 4.79%, volatility of 45.51% and 133.54%; and expected term of two years and one and a half years.

As of December 31, 2023, the outstanding balance on the notes was $1,500,000, net of debt discount of $1,018,671, and totaling $481,329. As of December 31, 2023, the total derivative liability and warrant liability was $1,047,049 and $1,574, respectively.

Agile Lending, LLC loan

On June 14, 2023, the Company, and Keeler & Co. (the “Borrowers”) entered into a subordinated business loan and security agreement with Agile Lending, LLC as lead lender (“Agile”) and Agile Capital Funding, LLC as collateral agent (“Agile Capital”), which provides for a term loan to the Company in the amount of $525,000 which principal and interest (of $231,000) is due on December 15, 2023. Commencing June 23, 2023, the Company is required to make weekly payments of $29,077 until the due date. The loan may be prepaid subject to a prepayment fee. An administrative agent fee of $25,000 was paid on the loan which was recognized as a debt discount and amortized over the term of the loan. In connection with the loan, Agile was issued a subordinated secured promissory note, dated June 14, 2023, in the principal amount of $525,000 which note is secured by all of the Borrowers’ assets, including receivables. For the year ended December 31, 2023, the Company made principal and interest payments on the loan totaling $525,000 and $114,692, respectively, and the outstanding interest balance was refinanced in the January 2024 loan.

On October 19, 2023, the Borrowers entered into a subordinated business loan and security agreement with Agile and Agile Capital as collateral agent, which provides for a term loan to the Company in the amount of $210,000 which principal and interest (of $84,000) is due on April 1, 2024. Commencing October 19, 2023, the Company is required to make weekly payments of $12,250 until the due date. The loan may be prepaid subject to a prepayment fee. An administrative agent fee of $10,000 was paid on the loan which was recognized as a debt discount and amortized over the term of the loan. In connection with the loan, Agile was issued a subordinated secured promissory note, dated October 19, 2023, in the principal amount of $210,000 which note is secured by all of the Borrowers’ assets, including receivables. For the year ended December 31, 2023, the Company made principal payments on the loan totaling $98,000 and no interest payments were made.

F-18

First West Credit Union CEBA Loan

On June 24, 2021, the Company assumed a commercial term loan with First West Credit Union Canada Emergency Business Account (“CEBA”) in the principal amount of CAD$60,000 in connection with the acquisition of TOBC. The loan initially bears no interest and is due on December 31, 2025. The loan was amended on October 19, 2022 to extend the loan forgiveness date from December 31, 2022 to December 31, 2023. If less than 75% of the loan amount was outstanding at December 31, 2023, the then outstanding balance will be converted to interest only monthly payments at 5.0%. As of December 31, 2023, the outstanding balance on the loan was CAD$60,000.

Note 8. Acquisitions

Acquisition of Gault Seafood

On February 3, 2022, Coastal Pride entered into an asset purchase agreement with Gault Seafood and Robert J. Gault II pursuant to which Coastal Pride acquired all of Gault Seafood’s right, title and interest in and to assets relating to Gault Seafood’s soft-shell crab operations, including intellectual property, equipment, vehicles and other assets used in connection with the soft-shell crab operations. Coastal Pride did not assume any liabilities in connection with the acquisition. The purchase price for the assets consisted of a cash payment in the amount of $359,250 and the issuance of 167 shares of common stock of the Company with a fair value of $359,250. The acquisition was accounted for as an asset acquisition.

Fair Value of Consideration Transferred and Recording of Assets Acquired

The following table summarizes the acquisition date fair value of the consideration paid and identifiable assets acquired.

Consideration Paid:
Cash	$359,250
Common stock, 167 shares of common stock of the Company	359,250
Transaction costs	39,231
Fair value of total consideration	$757,731

Purchase Price Allocation:
Fixed assets acquired	$146,600
Customer relationships	611,131
Fair market value of net assets acquired	$757,731

Note 9. Stockholders’ Equity

Preferred Stock

Our Board of Directors has designated 10,000 shares of preferred stock as “8% Series A Convertible Preferred Stock”. The Series A Convertible Preferred Stock (“Series A Stock”) has no maturity and is not subject to any sinking fund or redemption and will remain outstanding indefinitely unless and until converted by the holder or the Company redeems or otherwise repurchases the Series A Stock.

Dividends. Cumulative dividends accrue on each share of Series A Stock at the rate of 8% (the “Dividend Rate”) of the purchase price of $1,000.00 per share, commencing on the date of issuance. Dividends are payable quarterly, when and if declared by the Board, beginning on September 30, 2018 (each a “Dividend Payment Date”) and are payable in shares of common stock (a “PIK Dividend”) with such shares being valued at the daily volume weighted average price (“VWAP”) of the common stock for the thirty trading days immediately prior to each Dividend Payment Date or if not traded or quoted as determined by an independent appraiser selected in good faith by the Company. Any fractional shares of a PIK Dividend will be rounded to the nearest one-hundredth of a share. All shares of common stock issued in payment of a PIK Dividend will be duly authorized, validly issued, fully paid and non-assessable. Dividends will accumulate whether or not the Company has earnings, there are funds legally available for the payment of those dividends and whether or not those dividends are declared by the Board.

F-19

For the year ended December 31, 2023 and 2022, the Company had no preferred stock outstanding.

Common Stock

The Company is authorized to issue 100,000,000 shares of common stock at a par value of $0.0001 and had 461,722 and 26,766 shares of common stock issued and outstanding as of December 31, 2023 and 2022, respectively.

On January 24, 2022, the Company issued 125 shares of common stock to an investor upon the exercise of warrants for total proceeds of $250,000.

On February 3, 2022, the Company issued 167 shares of common stock with a fair value of $359,250 to Gault Seafood as partial consideration for the purchase of certain of its assets.

On March 31, 2022, the Company issued 15 shares of common stock to Intelligent Investments I LLC, with a fair value of $30,000, for legal services provided to the Company.

On March 31, 2022, the Company issued 5 shares of common stock with a fair value of $9,750 to TraDigital Marketing Group for consulting services provided to the Company.

On April 1, 2022, the Company issued 3 shares of common stock with a fair value of $6,000 to the designee of Clear Think Capital LLC (“ClearThink Capital”) for consulting services provided to the Company.

On April 4, 2022, the Company issued 10 shares of common stock with a fair value of $20,000 to SRAX, Inc. for consulting services provided to the Company which is amortized to expense over the term of the agreement. The Company recognized stock compensation expense of $15,000 for the year ended December 31, 2022 in connection with these shares.

On April 5, 2022, the Company issued an aggregate of 25 shares of common stock with a fair value of $156,341 to Newbridge Securities Corporation and its affiliates for consulting services provided to the Company.

On May 1, 2022, the Company issued 4 shares of common stock with a fair value of $6,000 to the designee of Clear Think Capital for consulting services provided to the Company.

On June 1, 2022, the Company issued 4 shares of common stock with a fair value of $6,000 to the designee of Clear Think Capital for consulting services provided to the Company.

On June 3, 2022, the Company issued 10 shares of common stock with a fair value of $13,800 to TraDigital Marketing Group for consulting services provided to the Company.

On June 30, 2022, the Company issued 24 shares of common stock to Intelligent Investments I LLC, with a fair value of $30,000, for legal services provided to the Company.

On July 1, 2022, the Company issued 5 shares of common stock with a fair value of $6,000 to the designee of Clear Think Capital for consulting services provided to the Company.

F-20

On August 1, 2022, the Company issued 5 shares of common stock with a fair value of $6,000 to the designee of Clear Think Capital for consulting services provided to the Company.

On August 25, 2022, the Company issued 222 shares of common stock to Lind, with a fair value of $271,111, in satisfaction of the convertible promissory note.

On September 1, 2022, the Company issued 5 shares of common stock with a fair value of $6,000 to the designee of Clear Think Capital for consulting services provided to the Company.

On September 26, 2022, the Company issued 222 shares of common stock to Lind, with a fair value of $176,666, in satisfaction of the convertible promissory note.

On October 1, 2022, the Company issued 10 shares of common stock with a fair value of $6,000 to the designee of Clear Think Capital for consulting services provided to the Company.

On November 1, 2022, the Company issued 7 shares of common stock with a fair value of $6,000 to the designee of Clear Think Capital for consulting services provided to the Company.

On December 1, 2022, the Company issued 9 shares of common stock with a fair value of $6,000 to the designee of Clear Think Capital for consulting services provided to the Company.

On December 21, 2022, the Company issued 222 shares of common stock to Lind with a fair value of $100,000, in satisfaction of the convertible promissory note.

On December 31, 2022, the Company issued 63 shares of common stock to each of Nubar Herian and John Keeler, 100 shares of common stock to each of Timothy McLellan and Trond Ringstad, 43 shares of common stock to each of Juan Carlos Dalto and Silvia Alana and 144 shares of common stock to Jeffrey Guzy with a total fair value of $222,222 for serving as directors of the Company.

On December 31, 2022, the Company issued an aggregate of 441 shares of common stock to Walter Lubkin Jr., Walter Lubkin III, Tracy Greco and John Lubkin in lieu of $176,228 of outstanding principal and interest under promissory notes issued by the Company to them in connection with the Coastal Pride acquisition.

In January 2023, the Company sold an aggregate of 474 shares of common stock for net proceeds of $182,982 in an “at the market” offering pursuant to a sales agreement between the Company and Roth Capital Partners, LLC (“Roth”). On January 31, 2023, 151 of shares were repurchased from Roth for $76,323. The offering was terminated on February 2, 2023.

On February 14, 2023, the Company issued 8,200 shares of common stock and 800 Pre-Funded Warrants to purchase common stock to Aegis Capital Corp. (“Aegis”) for net proceeds of $1,692,000 in connection with an underwritten offering.

F-21

On August 22, 2023, the Company issued 4,000 shares of common stock with a fair value of $157,980 to Mark Crone for consulting services to be provided to the Company starting on January 1, 2024, which will be amortized to expense over the term of the agreement and the shares will vest when services are provided. The Company recognized no stock compensation expense for the year ended December 31, 2023 in connection with these shares.

On September 11, 2023, the Company sold an aggregate of 13,800 shares of common stock for net proceeds of $321,195 in an underwritten public offering pursuant to a securities purchase agreement. The Company issued an aggregate of 34,008 shares upon the exercise of warrants.

On December 31, 2023, the Company issued an aggregate of 79,167 shares of common stock to John Keeler’s designee in lieu of payment of $570,000 of the principal amount of outstanding promissory notes held by Mr. Keeler.

On December 31, 2023, the Company issued 3,472 shares of common stock to each of Silvia Alana, Nubar Herian and John Keeler, 5,556 shares of common stock to each of Timothy McLellan and Trond Ringstad, 2,025 shares of common stock to Juan Carlos Dalto and 7,986 shares of common stock to Jeffrey Guzy with a total fair value of $227,083 for serving as directors of the Company.

On December 31, 2023, the Company issued 34,722 shares of common stock to Walter Lubkin Jr. in lieu of $250,000 of outstanding principal payment due under promissory notes issued by the Company in connection with the Coastal Pride acquisition.

During the year ended December 31, 2023, the Company issued an aggregate of 4,785 shares of common stock to the designee of ClearThink for consulting services provided to the Company.

During the year ended December 31, 2023, the Company issued an aggregate of 27,612 shares of common stock for cash proceeds of $343,849 pursuant to a securities purchase agreement, dated May 16, 2023, with ClearThink. In connection with such agreement, the Company also issued 1,250 shares of common stock to ClearThink as a commitment fee, with a fair value of $141,250, which was recorded as stock issuance costs.

During the year ended December 31, 2023, between October 2023 and November 2023, the Company issued an aggregate of 167,015 shares upon the exercise of warrants pursuant to a securities purchase agreement.

During the year ended December 31, 2023, the Company issued an aggregate of 27,584 shares of common stock to Lind with a fair value of $3,053,088 as payment of $2,075,900 of note principal due on a convertible promissory note, and recorded a loss of $977,188.

Note 10. Options

During the years ended December 31, 2023 and December 31, 2022, $69,125 and $187,385, respectively, in compensation expense was recognized on the following:

1.	Ten-year option to purchase 3,120 shares of common stock at an exercise price of $2,000.00, which vest one year from the date of grant, were issued to Christopher Constable, the Company’s former Chief Financial Officer, under the 2018 Plan during the year ended December 31, 2018 and have vested during the year ended December 31, 2019. In connection with our underwritten public offering, such shares underlying the option are subject to a lock-up and may not be sold or otherwise transferred until May 3, 2022.

F-22

2.	Ten-year options to purchase an aggregate of 351 shares of common stock at an exercise price of $2,000.00, which vest as to 25% of the shares subject to the option each year from the date of grant, were issued to various long-term employees under the 2018 Plan during the year ended December 31, 2019.
3.	Ten-year option to purchase 250 shares of common stock at an exercise price of $2,000.00, which vest as to 20% of the shares subject to the option each year from the date of grant, were issued to an officer of the Company under the 2018 Plan during the year ended December 31, 2019.
4.	Ten-year options to purchase an aggregate of 25 shares of common stock at an exercise price of $2,000.00, which vest as to 25% of the shares subject to the option each year from the date of grant, were issued to various contractors during the year ended December 31, 2019.
5.	Three-year options to purchase an aggregate of 500 shares of common stock at an exercise price of $2,000.00, which vest in equal monthly installments during the first year from the date of grant, were issued to the Company’s directors during the year ended December 31, 2021.
6.	Three-year option to purchase 7 shares of common stock at an exercise price of $6,000.00, which vest in equal monthly installments during the term of the option, were issued to an officer of the Company during the year ended December 31, 2021.
7.	Five-year options to purchase an aggregate of 175 shares of common stock at an exercise price of $2,000.00, which vest in equal monthly installments during the term of the option, were issued to the Company’s directors during the year ended December 31, 2022.
8.	Three-year options to purchase 26 shares of common stock at an exercise price of $860.00, which vest in equal monthly installments during the term of the option, were issued to an employee during the year ended December 31, 2022.
9.	Three-year option to purchase 6 shares of common stock at an exercise price of $790.00, which vest in equal monthly installments during the term of the option, were issued to an employee during the year ended December 31, 2022.
10.	Three-year option to purchase 864 shares of common stock at an exercise price of $40.00, which vest in equal monthly installments during the term of the option, were issued to an officer of the Company during the year ended December 31, 2023.
11.	Three-year option to purchase 1,030 shares of common stock at an exercise price of $17.50, which vest in equal monthly installments during the term of the option, were issued to an employee during the year ended December 31, 2023.

The following table summarizes the assumptions used to estimate the fair value of the stock options granted for the years ended December 31, 2023 and 2022:

	2023	2022
Expected Volatility	35% – 45%	39% – 48%
Risk Free Interest Rate	2.87% – 4.72%	2.87% – 4.27%
Expected life of options	3.0 – 5.0	3.0 – 5.0

On April 20, 2022, the Company’s existing directors and two newly appointed directors each entered into a one-year director service agreement with the Company, which will automatically renew for successive one-year terms unless either party notifies the other of its desire not to renew the agreement at least 30 days prior to the end of the then current term, or unless earlier terminated in accordance with the terms of the agreement. As compensation for serving on the Board of Directors, each director will be entitled to a $25,000 annual stock grant and for serving on a Committee of the Board, an additional $5,000 annual stock grant, both based upon the closing sales price of the common stock on the last trading day of the calendar year. Each director who serves as chairman of the Audit Committee, Compensation Committee and Nominating and Governance Committee will be entitled to an additional $15,000, $10,000 and $7,500 annual stock grant, respectively. As additional consideration for such Board service, on April 20, 2022, each director was granted a five-year option to purchase 25 shares of the Company’s common stock at an exercise price of $2,000.00 per share, which shares will vest in equal quarterly installments of 1.25 shares during the term of the option. The agreement also includes customary confidentiality provisions and one-year non-competition and non-solicitation provisions.

On September 16, 2022, the Company granted an employee a three-year option to purchase 28 shares of common stock at an exercise price of $860.00 which vests in equal monthly installments during the term of the option.

On November 22, 2022, the Company granted an employee a three-year option to purchase 6 shares of common stock at an exercise price of $790.00 which vests in equal monthly installments during the term of the option.

Under the Black-Scholes option pricing model, the fair value of the 175 options, 28 options and 6 options granted during the year ended December 31, 2022 is estimated at $84,334, $8,409, and $1,615, respectively, on the date of grant using the following assumptions: stock price of $31.40, $17.20 and $15.80 at the grant date, exercise price of the option, option term, volatility rate of 39.23%, 46.72% and 46.72% and risk-free interest rate of 2.87%, 3.81% and 4.27%, respectively. The unrecognized portion of the expense remaining at December 31, 2022 is $72,620, $7,600, and $1,558, respectively, which is expected to be recognized to expense over a period of three years.

F-23

For the year ended December 31, 2022, the Company determined that the five-year option to purchase 176 shares of common stock at an exercise price of $2,300 granted to an employee of TOBC in 2021 does not meet the vesting requirements pursuant to the terms of the option grant and accordingly, reversed the expense recorded of approximately $76,400 and $79,023 for the years ended December 31, 2022 and 2021, respectively.

On August 3, 2023, the Company granted an officer a three-year option to purchase 864 shares of common stock at an exercise price of $40.00, which vest in equal monthly installments during the term of the option.

On October 1, 2023, the Company granted an employee a three-year option to purchase 1,030 shares of common stock at an exercise price of $18.00, which vest in equal monthly installments during the term of the option.

Under the Black-Scholes option pricing model, the fair value of the 864 options and 1,030 options granted during the year ended December 31, 2023 is estimated at $12,261 and $5,489, respectively, on the date of grant using the following assumptions: stock price of $40.00 and $18.00 at the grant date, exercise price of the option, option term, volatility rate of 45.44% and 35.97% and risk-free interest rate of 4.58% and 4.72%, respectively. The unrecognized portion of the expense remaining at December 31, 2023 is $10,592 and $4,961, respectively, which is expected to be recognized to expense over a period of three years.

The following table represents option activity for the years ended December 31, 2023 and 2022:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life in Years	Aggregate Intrinsic Value
Outstanding - December 31, 2021	4,430	$2,000.00	6.23
Exercisable - December 31, 2021	3,807	$2,000.00	6.83	$-
Granted	208	$1,820.00
Forfeited	(176)	$2,300.00
Vested	4,122	-
Outstanding - December 31, 2022	4,462	$2,000.00	5.25
Exercisable - December 31, 2022	4,122	$2,000.00	5.28	$-
Granted	1,894	$28.88
Forfeited	(25)	$2,000.00
Vested	4,398	-
Outstanding - December 31, 2023	6,331	$1,555.52	3.80
Exercisable - December 31, 2023	4,398	$1,555.52	4.27	$-

For the year ended December 31, 2023, the Company determined that the five-year option to purchase 25 shares of common stock at an exercise price of $2,000.00 granted to a director in 2022 was forfeited as the director resigned in 2023.

The non-vested options outstanding are 1,933 and 340 for the years ended December 31, 2023 and 2022, respectively.

Note 11. Warrants

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life in Years	Aggregate Intrinsic Value
Outstanding – December 31, 2022	2,414	$3,110	1.32
Exercisable – December 31, 2022	2,414	$3.110	1.32	$-
Granted	214,028	$7.50
Exercised	(201,823)	$1.50
Forfeited or Expired	-	$-
Outstanding – December 31, 2023	14,619	$601.78	4.20
Exercisable – December 31, 2023	11,114	$770.50	5.52	$-

F-24

On January 24, 2022, in connection with the issuance of the $5,750,000 promissory note to Lind pursuant to a securities purchase agreement, the Company issued Lind a five-year warrant to purchase 1,000 shares of common stock at an exercise price of $4,500.00 per share. The warrant provides for cashless exercise and full ratchet anti-dilution if the Company issues securities at less than $4,500.00 per share. Under the Black-Scholes pricing model, the fair value of the warrant issued to purchase 1,000 shares of common stock was estimated at $1,412,213 on the date of issuance using the following assumptions: stock price of $3,970.00 at the date of the agreement, exercise price of the warrant, warrant term, volatility rate of 43.21% and risk-free interest rate of 1.53% from the Department of Treasury. The relative fair value of $1,035,253 was calculated using the net proceeds of the convertible note and accounted for as paid in capital.

For the year ended December 31, 2022, the Company issued 125 shares of common stock at an exercise price of $2,000.00 to an investor upon exercise of a warrant.

On May 30, 2023, in connection with the issuance of the $1,200,000 promissory note to Lind pursuant to a securities purchase agreement, the Company issued Lind a five-year warrant exercisable six months from the date of issuance to purchase 8,701 shares of common stock at an exercise price of $122.50 per share. The warrant provides for cashless exercise and full ratchet anti-dilution provisions. Under the Black-Scholes pricing model, the fair value of the warrants issued to purchase 8,701 shares of common stock was estimated at $381,538 on the date of issuance of the warrant and $664 as of December 31, 2023 using the following assumptions: stock price of $107.00 and $7.00; exercise price of $123.00, risk free rate of 3.81% and 3.84%, volatility of 46.01% and 50.12%; and expected term of five years. The fair value of the warrants of $381,538 was recorded as a discount to the 2023 Lind Note and classified as liabilities.

On July 27, 2023, in connection with the issuance of the $300,000 promissory note to Lind pursuant to the Purchase Agreement Amendment, the Company issued Lind a five-year warrant exercisable six months from the date of issuance to purchase 3,505 shares of common stock at an exercise price of $67.00 per share. The warrant provides for cashless exercise and full ratchet anti-dilution provisions. Under the Black-Scholes pricing model, the fair value of the warrants is estimated at $72,208 on the date of issuance of the warrant and $910 as of December 31, 2023 using the following assumptions: stock price of $53.50 and $7.00; exercise price of $67.00; risk free rate of 4.24% and 3.84%; volatility of 45.51% and 49.76%; and expected term of five years. The fair value of the warrants of $72,208 was recorded as a discount to the 2023 Purchase Agreement Amendment and classified as a liability.

On September 11, 2023, in connection with the underwritten public offering pursuant to a securities purchase agreement, the Company issued pre-funded warrants with the public offering price of $22.775 immediately exercisable to purchase up to 201,023 shares of common stock at an exercise price of $0.50 per share for gross proceeds of $4,578,294. Under the Black-Scholes pricing model, the fair value of the warrants issued to purchase 201,023 shares of common stock was estimated at $4,619,851 on the date of issuance of the warrant using the following assumptions: stock price of $23.45; exercise price of $0.50; warrant term; volatility rate of 149.06%; and risk-free interest rate of 5.40% from the US Department of Treasury.

On September 11, 2023, in connection with the underwritten public offering, the Company issued five-year Series A-1 warrants to purchase up to 214,823 shares of common stock which warrants are exercisable upon stockholder approval at an exercise price of $23.275 per share. Since the exercise of these warrants is contingent upon stockholder approval, which stockholder approval has not been obtained, such warrants were not considered as outstanding as of December 31, 2023.

On September 11, 2023, in connection with the underwritten public offering, the Company issued eighteen-month Series A-2 warrants to purchase up to 214,823 shares of common stock which warrants are exercisable upon stockholder approval at an exercise price of $23.28 per share. Since the exercise of these warrants is contingent upon stockholder approval, which stockholder approval has not been obtained, such warrants were not considered as outstanding as of December 31, 2023.

During the year ended December 31, 2023, the Company issued 800 shares of common stock at an exercise price of $199.00 per share pursuant to pre-funded warrants issued to Aegis in connection with an underwritten offering.

For the year ended December 31, 2023, between October 2023 and November 2023, the Company issued an aggregate of 201,023 shares of common stock at an exercise price of $0.50 to two investors upon exercise of Pre-Funded Warrants.

F-25

Note 12. Income taxes

Federal income tax expense differs from the statutory federal rates of 21% for the years ended December 31, 2023 and December 31, 2022 due to the following:

Rate Reconciliation	December 31, 2023		December 31, 2022

Provision/(Benefit) at statutory rate	$851,925	21.00%	$(2,770,944)	21.00%
State tax Provision/(Benefit) net of federal benefit	(206,832)	5.10%	(309,886)	2.35%
Permanent book/tax differences	(237,419)	5.85%	10,621	(0.048)%
Change in valuation allowance	74,848	(1.85)%	2,751,592	(20.85)%
Other	1,221,327	(30.11)%	318,617	(2.42)%
Income Tax Provision/(Benefit)	-	-	-	-

The components of the net deferred tax asset at December 31, 2023 and 2022, are as follows:

	December 31, 2023	December 31, 2022
Deferred Tax Assets
Business interest limitation	$-	$627,930
Allowance for bad debt	5,797	-
Fixed assets	136,208	140,494
Stock based compensation	-	1,017,629
Net operating loss carryovers	3,626,165	2,089,409
Non-capital Losses	511,340	365,053
Other	83,687	46,385
Net Deferred Tax Asset/(Liability)	4,363,197	4,286,900
Valuation Allowance	(4,363,197)	(4,286,900)
Net Deferred Tax Asset/(Liability)	$-	$-

Tax periods for all fiscal years after 2019 remain open to examination by the federal and state taxing jurisdictions to which the Company is subject. As of December 31, 2023, the Company has cumulative net federal and state operating losses of $14,896,960 and $11,456,916, respectively.

ASC 740, “Income Taxes” requires that a valuation allowance be established when it is “more likely than not” that all, or a portion of, deferred tax assets will not be recognized. A review of all available positive and negative evidence needs to be considered, including the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies. After consideration of all the information available, management believes that uncertainty exists with respect to future realization of its deferred tax assets and has, therefore, established a full valuation allowance as of December 31, 2023.

As of December 31, 2023, and 2022, the Company has evaluated and concluded that there were no material uncertain tax positions requiring recognition in the Company’s financial statements. The Company’s policy is to classify assessments, if any, for tax related interest as income tax expenses. No interest or penalties were recorded during the years ended December 31, 2023, and 2022.

F-26

Note 13. Commitment and Contingencies

Office lease

On January 1, 2022, the Company entered into a verbal month-to-month lease agreement for its executive offices with an unrelated third party and paid $23,200 on the lease for the three months ended March 31, 2022. For the year ended December 31, 2023, the Company has paid $69,900 on this lease.

Coastal Pride leased an aggregate of 1,600 square feet of office space in Beaufort, South Carolina under two leases for $1,255 and $750 per month. On October 1, 2023, both leases were terminated and Coastal Pride entered into a new one-year office lease for 1,100 square feet for $1,000 per month.

Coastal Pride also leased a 9,050 square foot facility for $1,000 per month from Gault for its soft-shell crab operations in Beaufort, South Carolina under a one-year lease that expired in February 2023. On February 3, 2023, the lease was renewed for $1,500 per month until February 2024. On February 3, 2024, the Coastal Pride entered into a verbal month-to-month lease agreement with Gault for $1,500 per month.

The offices and facility of TOBC are located in Nanaimo, British Columbia, Canada and are on land which was leased to TOBC for approximately $2,500 per month plus taxes, from Steve and Janet Atkinson, the former TOBC owners. On April 1, 2022, TOBC entered into a new five-year lease with Steve and Janet Atkinson for CAD$2,590 per month plus taxes, and an additional five-year lease with Kathryn Atkinson for CAD$2,370 per month plus. Both leases are renewable for two additional five-year terms.

Rental and equipment lease expenses were approximately $166,000 and $168,000 for the years ended December 31, 2023 and 2022, respectively.

Legal

The Company has reached a settlement agreement with a former employee. Although the agreement is not finalized the Company has reserved $70,000, representing the entire amount of the settlement.

Note 14. Employee Benefit Plan

The Company provides and sponsors a 401(k) plan for its employees. For the years ended December 31, 2023 and 2022, no contributions were made to the plan by the Company.

Note 15. Subsequent Events

In order to refinance interest due on the June 14, 2023 note issued to Agile, on January 2, 2024, the Company, and Keeler & Co. entered into a subordinated business loan and security agreement with Agile and Agile Capital as collateral agent, which provides for a term loan to the Company in the amount of $122,491 which principal and interest (of $48,996) is due on May 31, 2024. Commencing January 5, 2024, the Company is required to make weekly payments of $7,795 until the due date. The loan may be prepaid subject to a prepayment fee. An administrative agent fee of $5,833 was paid on the loan. A default interest rate of 5% will become effective upon the occurrence of an event of default. In connection with the loan, Agile was issued a subordinated secured promissory note, dated January 2, 2024, in the principal amount of $122,491 which note is secured by all of the Borrower’s assets, including receivables.

ClearThink Term Loan

On January 18, 2024, the Company entered into the Revenue-Based Factoring MCA Plus Agreement with ClearThink which provides, among other things, for a 33-week term loan in the principal amount of $200,000 (with an additional one-time commitment fee of $50,000). Interest accrues at the rate of 25% per annum with an additional 5% default interest rate in the event of circumstances described in the agreement or $50,000 will be added to the principal amount and accrue after principal is paid. The Company is required to make biweekly payments of $14,706, commencing February 1, 2024 for the term of the Agreement. On January 25, 2024, the Company issued 7,092 shares of common stock to ClearThink as a commitment fee, with a fair value of $50,000.

On January 23, 2024 and February 1, 2024, the Company issued 1,528 and 1,654 shares of common stock, respectively, to the designee of ClearThink for consulting services provided to the Company.

During February 2024 and March 2024, the Company issued an aggregate of 226,656 shares of common stock for cash proceeds of $836,360 pursuant to a securities purchase agreement, dated May 16, 2023 with ClearThink.

Afritex Agreements

On February 1, 2024, the Company entered into a ninety-day Master Services Agreement (the “Services Agreement”) with Afritex Ventures, Inc. a Texas corporation (“Afritex”), pursuant to which the Company will be responsible for all of Afritex’s operations and finance functions. The Company will provide Afritex with working capital in order to sustain operations and will purchase certain inventory listed in the Services Agreement. In consideration for its services, during the term of the Services Agreement, the Company will be entitled to all of the revenue and profits earned by Afritex. Under the Services Agreement, Afritex may not sell or otherwise use as consideration any of its intellectual property without the Company’s consent. The Company must maintain certain commercial liability insurance during the term of the Services Agreement. The Services Agreement also provides that the Company may not solicit Afritex employees for 24 months nor circumvent existing business relationships of Afritex for three years, after the term of the Services Agreement. The term of the Services Agreement will automatically extend for three thirty-day periods, if Afritex’s outstanding debt is no greater than $325,000.

In connection with the Services Agreement, on February 12, 2024, the Company entered into an Intangibles Assets and Machinery Option To Purchase Agreement with Afritex (the “Option Agreement”). Pursuant to the Option Agreement, the Company has the option to purchase Afritex’s intangible assets, machinery and equipment set forth in the Option Agreement for a purchase price of $554,714 for machinery and equipment and 100,000 shares of the Company’s common stock were issued on February 12, 2024 to be held in escrow, for intangible assets. In addition, for one year from the date of the Option Agreement, Afritex has an option to purchase up to $1,000,000 shares of the Company’s common stock at a 10% discount to the lowest volume-weighted average price in the immediately prior five days. The sale of any shares acquired by Afritex under the Option Agreement are subject to a “leak-out” provision as set forth in the Option Agreement. The closing of the Option Agreement is subject to, among other things, the successful restructuring of Afritex’s accounts payable debts so that no individual debt of $85,000 or aggregate debt of more than $325,000 is outstanding. The Option Agreement may be terminated if, among others, the closing has not has not occurred within 90 days, unless extended for two additional 30-day periods at the Company’s sole discretion. To date, the Company has not exercised its option to purchase such intangibles assets, machinery and equipment.

On March 11, 2024, the Company issued 15,000 shares of common stock to Lind, with a fair value of $60,000, as partial conversion of the principal pursuant to the May 2023 convertible promissory note.

Reverse Split

On May 7, 2024, the Company’s board of directors approved, and on April 30, 2024, the Company’s stockholders approved the granting of authority to the Board to amend the Company’s Certificate of Incorporation to effect a reverse stock split of the issued and outstanding shares of the Company’s common stock, by a ratio of not less than 1-for-2 and not more than 1-for-50, with the exact ratio to be determined by the Board in its sole discretion.

The Board determined to effectuate a 1:50 reverse stock split (the “Reverse Stock Split”) and on May 20, 2024 the Company amended its Certificate of Incorporation to effect the Reverse Stock Split which became effective on the same day. All share and per share amounts in the financial statements have been retrospectively adjusted for all periods presented to reflect the Reverse Stock Split.

F-27

Blue Star Foods Corp.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	MARCH 31, 2024	DECEMBER 31, 2023

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$22,298	$24,163
Accounts receivable, net of allowances and credit losses of $34,968 and $31,064	910,815	534,195
Inventory, net	2,280,480	2,608,521
Advances to related party	-	95,525
Other current assets	1,326,011	833,472
Total Current Assets	4,539,604	4,095,876
RELATED PARTY LONG-TERM RECEIVABLE	435,545	435,545
FIXED ASSETS, net	324,077	303,857
RIGHT OF USE ASSET	114,807	125,014
ADVANCES TO RELATED PARTY	1,299,984	1,299,984
OTHER ASSETS	144,345	102,222
TOTAL ASSETS	$6,858,362	$6,362,498
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accruals	$1,061,169	$661,377
Customer refunds	178,874	189,975
Deferred income	47,263	47,819
Current maturities of lease liabilities	35,650	35,428
Current maturities of related party long-term notes	100,000	100,000
Loan payable	412,265	156,938
Related party notes payable - subordinated	86,038	165,620
Derivative liability	957,265	1,047,049
Warrants liability	402	1,574
Other current liabilities	790,881	790,881
Total Current Liabilities	3,669,807	3,196,661
LONG-TERM LIABILITIES
Lease liability, net of current portion	79,157	89,586
Debt, net of current portion and discounts	533,058	481,329
TOTAL LIABILITIES	4,282,022	3,767,576
STOCKHOLDERS’ EQUITY
Series A 8% cumulative convertible preferred stock, $0.0001 par value; 10,000 shares authorized, 0 shares issued and outstanding as of March 31, 2024, and 0 shares issued and outstanding as of December 31, 2023	-	-
Common stock, $0.0001 par value, 100,000,000 shares authorized; 715,707 shares issued and outstanding as of March 31, 2024, and 461,722 shares issued and outstanding as of December 31, 2023	73	46
Additional paid-in capital	37,658,379	36,661,926
Accumulated other comprehensive loss	(101,962)	(179,995)
Accumulated deficit	(34,903,827)	(33,810,732)
Treasury stock, 151 shares as of March 31, 2024 and 151 shares as of December 31, 2023	(76,323)	(76,323)
TOTAL STOCKHOLDERS’ EQUITY	2,576,340	2,594,922
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,858,362	$6,362,498

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-28

Blue Star Foods Corp.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

	Three Months Ended March 31
	2024	2023

REVENUE, NET	$2,260,329	$1,898,439

COST OF REVENUE	2,089,567	1,614,077

GROSS PROFIT	170,762	284,362

COMMISSIONS	4,221	973
SALARIES AND WAGES	301,790	530,838
DEPRECIATION AND AMORTIZATION	1,299	2,669
OTHER OPERATING EXPENSES	705,651	700,090

LOSS FROM OPERATIONS	(842,199)	(950,208)

OTHER INCOME	1,535	1,902
CHANGE IN FAIR VALUE OF DERIVATIVE AND WARRANT LIABILITIES	82,636	-
LOSS ON SETTLEMENT OF DEBT	-	(648,430)
INTEREST EXPENSE	(335,067)	(354,666)

NET LOSS	(1,093,095)	(1,951,402)

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(1,093,095)	$(1,951,402)

COMPREHENSIVE LOSS:

CHANGE IN FOREIGN CURRENCY TRANSLATION ADJUSTMENT	78,033	85,574

COMPREHENSIVE LOSS	(1,015,062)	(1,865,828)

Loss per common share:
Net loss per common share - basic and diluted	$(2.07)	$(57.77)
Weighted average common shares outstanding - basic and diluted	527,750	33,777

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-29

Blue Star Foods Corp.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT) (UNAUDITED)

THREE MONTHS ENDED MARCH 31, 2024 AND 2023

	Series A Preferred Stock $.0001 par value		Common Stock $.0001 par value		Additional Paid-in	Accumulated	Accumulated Other Comprehensive	Treasury	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Income (Loss)	Stock	Equity
December 31, 2023	-	$-	461,722	$46	$36,661,926	$(33,810,732)	$(179,995)	$(76,323)	$2,594,922
Stock based compensation	-	-	-	-	8,800	-	-	-	8,800
Common stock issued for service	-	-	5,238	1	32,999	-	-	-	33,000
Common stock issued for conversion of note payable	-	-	15,000	2	68,318	-	-	-	68,320
Common stock issued for cash			226,656	23	836,337	-	-	-	836,360
Common stock issued for loan commitment fees	-	-	7,092	1	49,999	-	-	-	50,000
Net Loss	-	-	-	-	-	(1,093,095)	-	-	(1,093,095)
Cumulative translation adjustment	-	-	-	-	-	-	78,033	-	78,033
March 31, 2024	-	$-	715,707	$73	$37,658,379	$(34,903,827)	$(101,962)	$(76,323)	$2,576,340

	Series A Preferred Stock $.0001 par value		Common Stock $.0001 par value		Additional Paid-in	Accumulated	Accumulated Other Comprehensive	Treasury	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	Income (Loss)	Stock	(Deficit)
December 31, 2022	-	$-	26,766	$2	$28,329,248	$(29,339,120)	$(235,853)	$-	$(1,245,723)
Stock based compensation	-	-	-	-	20,190	-	-	-	20,190
Common stock issued for service	-	-	66	0	23,000	-	-	-	23,000
Common stock issued for note payment	-	-	7,471	1	1,743,229	-	-	-	1,743,230
Common stock issued for cash	-	-	9,474	1	1,880,691	-	-	-	1,880,692
Repurchase of common stock	-	-	-	-	-	-	-	(76,323)	(76,323)
Net Loss	-	-	-	-	-	(1,951,402)	-	-	(1,951,402)
Cumulative translation adjustment	-	-	-	-	-	-	85,574	-	85,574
March 31, 2023	-	$-	43,777	$4	$31,996,358	$(31,290,522)	(150,279)	$(76,323)	$479,238

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-30

Blue Star Foods Corp.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended March 31
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:

Net Loss	$(1,093,095)	$(1,951,402)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Stock based compensation	8,800	20,190
Common stock issued for service	33,000	23,000
Depreciation of fixed assets	1,299	1,046
Amortization of intangible assets	-	1,623
Amortization of debt discounts	113,352	273,614
Allowance for inventory obsolescence	160,049	-
Loss on settlement of debt	-	648,430
Lease expense	10,207	16,422
Credit loss expense	4,051	-
Gain on revaluation of fair value of derivative and warrant liabilities	(82,636)	-
Changes in operating assets and liabilities:
Accounts receivables	(380,671)	(231,928)
Inventories	167,992	1,294,534
Advances to related parties	95,525	-
Other current assets	(102,539)	(251,352)
Right of use liability	(10,207)	(16,457)
Other assets	6,254	-
Accounts payable and accruals	388,691	(1,234,498)
Net Cash (Used in) Operating Activities	(679,928)	(1,406,778)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of fixed assets	(23,146)	(15,351)
Net Cash (Used in) Investing Activities	(23,146)	(15,351)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from common stock offering	446,360	1,880,692
Proceeds from working capital line of credit	-	1,165,765
Proceeds from short-term loan	532,491	-
Repayments of working capital line of credit	-	(1,454,193)
Repayments of short-term loan	(276,643)	-
Repayments of related party notes payable	(79,582)	-
Purchase of treasury stock	-	(76,323)
Net Cash Provided by Financing Activities	622,626	1,515,941

Effect of Exchange Rate Changes on Cash	78,583	85,836

NET INCREASE IN CASH AND CASH EQUIVALENTS	(1,865)	179,648

CASH AND CASH EQUIVALENTS – BEGINNING OF PERIOD	24,163	9,262

CASH AND CASH EQUIVALENTS – END OF PERIOD	$22,298	$188,910

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$234,051	$86,811

SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES
Common stock issued for partial settlement of note payable	68,320	1,743,230
Common stock issued for loan commitment fees	50,000	-

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-31

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Company Overview

Blue Star Foods Corp., a Delaware corporation (“we”, “our”, the “Company”), is an international sustainable marine protein company based in Miami, Florida that imports, packages and sells refrigerated pasteurized crab meat, and other premium seafood products. The Company’s main operating business, John Keeler & Co., Inc. (“Keeler & Co.”) was incorporated in the State of Florida in May 1995. The Company has three other subsidiaries, Coastal Pride, TOBC and AFVFL which maintain the Company’s fresh crab meat, steelhead salmon and packaged seafood and other inventory businesses, respectively. The Company’s current source of revenue is from importing blue and red swimming crab meat primarily from Indonesia, Philippines and China and distributing it in the United States and Canada under several brand names such as Blue Star, Oceanica, Pacifika, Crab & Go, First Choice, Good Stuff and Coastal Pride Fresh, steelhead salmon and rainbow trout produced under the brand name Little Cedar Farms for distribution in Canada and purchasing raw materials for packaged seafood and other inventory under AFVFL to be sold to various customers in the United States.

On February 3, 2022, Coastal Pride entered into an asset purchase agreement with Gault Seafood, LLC, a South Carolina limited liability company (“Gault Seafood”), and Robert J. Gault II, President of Gault Seafood (“Gault”) pursuant to which Coastal Pride acquired all of the Seller’s right, title and interest in and to assets relating to Gault Seafood’s soft-shell crab operations, including intellectual property, equipment, vehicles and other assets used in connection with the soft-shell crab business. Coastal Pride did not assume any liabilities in connection with the acquisition. The purchase price for the assets consisted of a cash payment in the amount of $359,250 and the issuance of 167 shares of common stock of the Company with a fair value of $359,250. Such shares were subject to a leak-out agreement pursuant to which Gault Seafood could not sell or otherwise transfer the shares until February 3, 2023.

On June 9, 2023, the Company amended its Certificate of Incorporation to affect a one-for-twenty reverse stock split (“Reverse Stock Split”), which became effective on June 21, 2023. All share and per share amounts have been restated for all periods presented to reflect the Reverse Stock Split.

On February 1, 2024, the Company entered into a ninety-day Master Services Agreement (the “Services Agreement”) with Afritex Ventures, Inc. a Texas corporation (“Afritex”), pursuant to which the Company will be responsible for all of Afritex’s operations and finance functions. The Company will provide Afritex with working capital in order to sustain operations and will purchase certain inventory listed in the Services Agreement. In consideration for its services, during the term of the Services Agreement, the Company will earn all of the revenue and profits by the purchase and sale of Afritex’s inventory. Under the Services Agreement, Afritex may not sell or otherwise use as consideration any of its intellectual property without the Company’s consent. The Company must maintain certain commercial liability insurance during the term of the Services Agreement. The Services Agreement also provides that the Company may not solicit Afritex employees for 24 months nor circumvent existing business relationships of Afritex for three years, after the term of the Services Agreement. The term of the Services Agreement will automatically extend for three thirty-day periods, if Afritex’s outstanding debt is no greater than $325,000. To date, the Company has automatically extended the Services Agreement for the first additional 30-day period.

F-32

In connection with the Services Agreement, on February 12, 2024, the Company entered into an Intangibles Assets and Machinery Option To Purchase Agreement with Afritex (the “Option Agreement”). Pursuant to the Option Agreement, the Company has the option to purchase Afritex’s intangible assets, machinery and equipment set forth in the Option Agreement for a purchase price of $554,714 for machinery and equipment and 100,000 shares of the Company’s common stock were issued on February 12, 2024 to be held in escrow, for intangible assets. In addition, for one year from the date of the Option Agreement, Afritex has an option to purchase up to $1,000,000 shares of the Company’s common stock at a 10% discount to the lowest volume-weighted average price in the immediately prior five days. The sale of any shares acquired by Afritex under the Option Agreement are subject to a “leak-out” provision as set forth in the Option Agreement. The closing of the Option Agreement is subject to, among other things, the successful restructuring of Afritex’s accounts payable debts so that no individual debt of $85,000 or aggregate debt of more than $325,000 is outstanding. The Option Agreement may be terminated if, among others, the closing has not has not occurred within 90 days, unless extended for two additional 30-day periods at the Company’s sole discretion. To date, the Company has extended the Option Agreement for the first additional 30-day period and has not exercised its option to purchase such intangibles assets, machinery and equipment.

In connection with the Services Agreement, on February 1, 2024, AFVFL, a wholly-owned subsidiary of the Company, was incorporated in the State of Florida for the purpose of purchasing raw materials from Afritex for the preparation of packaged seafood and other inventory to be sold to various customers in the United States.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The following unaudited interim consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Accordingly, such interim financial statements do not include all the information and footnotes required by accounting principles generally accepted in the United States (“GAAP”) for complete annual financial statements. The information furnished reflects all adjustments, consisting only of normal recurring items which are, in the opinion of management, necessary in order to make the financial statements not misleading. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year. The consolidated balance sheet as of December 31, 2023 has been derived from the Company’s annual financial statements that were audited by our independent registered public accounting firm but does not include all of the information and footnotes required for complete annual financial statements. These financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto which are included in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on April 1, 2024 for a broader discussion of our business and the risks inherent in such business.

Advances to Suppliers and Related Party

In the normal course of business, the Company may advance payments to its suppliers, including of Bacolod Blue Star Export Corp. (“Bacolod”), a related party based in the Philippines. These advances are in the form of prepayments for products that will ship within a short window of time. In the event that it becomes necessary for the Company to return products or adjust for quality issues, the Company is issued a credit by the vendor in the normal course of business and these credits are also reflected against future shipments.

As of March 31, 2024, and December 31, 2023, the balance due from the related party for future shipments was approximately $1,300,000. No new purchases have been made from Bacolod since November 2020. There was no cost of revenue related to inventories purchased from Bacolod recorded for the three months ended March 31, 2024 and 2023.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers, as such, we record revenue when our customer obtains control of the promised goods or services in an amount that reflects the consideration which the Company expects to receive in exchange for those goods or services. The Company’s source of revenue is from importing blue and red swimming crab meat primarily from Mexico, Indonesia, the Philippines and China and distributing it in the United States and Canada under several brand names such as Blue Star, Oceanica, Pacifika, Crab & Go, First Choice, Good Stuff and Coastal Pride Fresh, steelhead salmon and rainbow trout fingerlings produced by TOBC under the brand name Little Cedar Farms for distribution in Canada and purchasing raw materials for packaged seafood and other inventory under AFVFL. The Company sells primarily to food service distributors. The Company also sells its products to wholesalers, retail establishments and seafood distributors.

F-33

To determine revenue recognition for the arrangements that the Company determines are within the scope of Topic 606, the Company performs the following five steps: (1) identify the contract(s) with a customer by receipt of purchase orders and confirmations sent by the Company which includes a required line of credit approval process, (2) identify the performance obligations in the contract which includes shipment of goods to the customer FOB shipping point or destination, (3) determine the transaction price which initiates with the purchase order received from the customer and confirmation sent by the Company and will include discounts and allowances by customer if any, (4) allocate the transaction price to the performance obligations in the contract which is the shipment of the goods to the customer and transaction price determined in step 3 above and (5) recognize revenue when (or as) the entity satisfies a performance obligation which is when the Company transfers control of the goods to the customers by shipment or delivery of the products.

The Company elected an accounting policy to treat shipping and handling activities as fulfillment activities. Consideration payable to a customer is recorded as a reduction of the arrangement’s transaction price, thereby reducing the amount of revenue recognized, unless the payment is for distinct goods or services received from the customer.

Accounts Receivable

Accounts receivable consist of unsecured obligations due from customers under normal trade terms, usually net 30 days. The Company grants credit to its customers based on the Company’s evaluation of a particular customer’s credit worthiness.

Allowances for credit losses are maintained for potential credit losses based on the age of the accounts receivable and the results of the Company’s periodic credit evaluations of its customers’ financial condition. Receivables are written off as uncollectible and deducted from the allowance for doubtful accounts after collection efforts have been deemed to be unsuccessful. Subsequent recoveries are netted against the allowance for credit losses. The Company generally does not charge interest on receivables.

Receivables are net of estimated allowances for doubtful accounts and sales return, allowances and discounts. They are stated at estimated net realizable value. As of March 31, 2024, the Company recorded allowances for sales returns, allowances and discounts of $34,968 and refund liability of $178,874. For the three months ended March 31, 2024, the Company recorded an allowance for bad debt of approximately $4,000. As of December 31, 2023, the Company recorded sales return, allowances and discounts of $31,064 and refund liability of $189,975. There was no allowance for bad debt recorded for the year ended December 31, 2023.

Inventories

Substantially all of the Company’s inventory consists of packaged crab meat located at a public cold storage facility and merchandise in transit from suppliers. The Company also has eggs and fish in process inventory from TOBC and raw materials for packaged seafood and other inventory from AFVFL. The cost of inventory is primarily determined using the specific identification method for crab meat and raw materials for packaged seafood inventory. Fish in process inventory is measured based on the estimated biomass of fish on hand. The Company has established a standard procedure to estimate the biomass of fish on hand using counting and sampling techniques. Inventory is valued at the lower of cost or net realizable value, cost being determined using the first-in, first-out method for crab meat and raw materials for packaged seafood inventory and using various estimates and assumptions in regard to the calculation of the biomass, including expected yield, market value of the biomass, and estimated costs of completion.

Merchandise is purchased cost and freight shipping point and becomes the Company’s asset and liability upon leaving the suppliers’ warehouse.

F-34

The Company periodically reviews the value of items in inventory and records an allowance to reduce the carrying value of inventory to the lower of cost or net realizable value based on its assessment of market conditions, inventory turnover and current stock levels. For the three months ended March 31, 2024, the Company recorded an inventory allowance of $336,049. For the year ended December 31, 2023, the Company recorded an inventory allowance in the amount of $176,000 which was charged to cost of goods sold.

The Company’s inventory as of March 31, 2024 and December 31, 2023 consists of:

	March 31, 2024	December 31, 2023

Inventory purchased for resale	$1,994,332	$1,708,311
Feeds and eggs processed	64,788	102,373
Raw materials for packaged seafood	442,733	-
Packaged seafood inventory	60,980	-
Inventory other	53,696	-
In-transit inventory	-	973,837
Less: Inventory allowance	(336,049)	(176,000)
Inventory, net	$2,280,480	$2,608,521

Inventory other is comprised of packaged inventory involving other protein items such as poultry, beef and pork.

Lease Accounting

The Company accounts for its leases under ASC 842, Leases, which requires all leases to be reported on the balance sheet as right-of-use assets and lease obligations. The Company elected the practical expedients permitted under the transition guidance that retained the lease classification and initial direct costs for any leases that existed prior to adoption of the standard.

The Company categorizes leases with contractual terms longer than twelve months as either operating or finance. Finance leases are generally those leases that would allow the Company to substantially utilize or pay for the entire asset over its estimated life. Assets acquired under finance leases are recorded in property and equipment, net. All other leases are categorized as operating leases. The Company did not have any finance leases as of March 31, 2024. The Company’s leases generally have terms that range from three years for equipment and six to seven years for real property. The Company elected the accounting policy to include both the lease and non-lease components of its agreements as a single component and accounts for them as a lease.

Lease liabilities are recognized at the present value of the fixed lease payments using a discount rate based on similarly secured borrowings available to us. Lease assets are recognized based on the initial present value of the fixed lease payments, reduced by landlord incentives, plus any direct costs from executing the lease. Lease assets are tested for impairment in the same manner as long-lived assets used in operations. Leasehold improvements are capitalized at cost and amortized over the lesser of their expected useful life or the lease term.

When we have the option to extend the lease term, terminate the lease before the contractual expiration date, or purchase the leased asset, and it is reasonably certain that we will exercise the option, we consider these options in determining the classification and measurement of the lease. Costs associated with operating lease assets are recognized on a straight-line basis within operating expenses over the term of the lease.

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The table below presents the lease-related assets and liabilities recorded on the balance sheet as of March 31, 2024.

March 31, 2024
Assets
Operating lease assets	$114,807

Liabilities
Current
Operating lease liabilities	$35,650
Noncurrent
Operating lease liabilities	$79,157

Supplemental cash flow information related to leases were as follows:

Three Months Ended March 31, 2024

Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$10,207
ROU assets recognized in exchange for lease obligations:
Operating leases	$-

The table below presents the remaining lease term and discount rates for operating leases.

March 31, 2024
Weighted-average remaining lease term
Operating leases	3.0 years
Weighted-average discount rate
Operating leases	7.3%

Maturities of lease liabilities as of March 31, 2024 were as follows:

Operating Leases

2024 (nine months remaining)	32,954
2025	43,939
2026	43,939
2027	10,985
2028	-
Total lease payments	131,817
Less: amount of lease payments representing interest	(17,010)
Present value of future minimum lease payments	$114,807
Less: current obligations under leases	$(35,650)
Non-current obligations	$79,157

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Long-lived Assets

Management reviews long-lived assets, including finite-lived intangible assets, for indicators of impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Cash flows expected to be generated by the related assets are estimated over the asset’s useful life on an undiscounted basis. If the evaluation indicates that the carrying value of the asset may not be recoverable, the potential impairment is measured using fair value. Fair value estimates are completed using a discounted cash flow analysis. Impairment losses for assets to be disposed of, if any, are based on the estimated proceeds to be received, less costs of disposal. No impairment was recognized for the three months ended March 31, 2024 and for the year ended December 31, 2023.

Foreign Currency Exchange Rates Risk

The Company manages its exposure to fluctuations in foreign currency exchange rates through its normal operating activities. Its primary focus is to monitor exposure to, and manage, the economic foreign currency exchange risks faced by, its operations and realized when the Company exchanges one currency for another. The Company’s operations primarily utilize the U.S. dollar and Canadian dollar as its functional currencies. Movements in foreign currency exchange rates affect its financial statements.

Fair Value Measurements and Financial Instruments

Fair value is defined as the amount that would be received for selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and is measured using inputs in one of the following three categories:

Level 1 measurements are based on unadjusted quoted prices in active markets for identical assets or liabilities that we have the ability to access. Valuation of these items does not entail a significant amount of judgment.

Level 2 measurements are based on quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active or market data other than quoted prices that are observable for the assets or liabilities.

Level 3 measurements are based on unobservable data that are supported by little or no market activity and are significant to the fair value of the assets or liabilities.

Our financial instruments include cash, accounts receivable, accounts payable, accrued expenses, debt obligations, derivative liabilities and warrant liabilities. We believe the carrying values of our cash, accounts receivable, accounts payable, and accrued expenses approximate their fair values because they are short term in nature or payable on demand. The derivative liability is the embedded conversion feature on the 2023 Lind convertible note. All derivatives and warrant liabilities are recorded at fair value. The change in fair value for derivatives and warrants liabilities is recognized in earnings. The Company’s derivative and warrant liabilities are measured at fair value on a recurring basis using the Black Scholes Pricing model as of March 31, 2024 and December 31, 2023. There were no financial assets and liabilities that were measured at fair value on a recurring basis under Levels 1 and 2.

	Level 3 Fair Value
	As of March 31, 2024	As of December 31, 2023
Liabilities
Derivative liability on convertible debt	$957,265	$1,047,049
Warrant liability	402	1,574
Total	$957,667	$1,048,623

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The table below presents the change in the fair value of the derivative liability convertible debt and warrant liability during the three months ended March 31, 2024:

Derivative liability balance, January 1, 2024	$1,047,049
Issuance of derivative liability during the period	-
Settlement of derivative liability	(8,320)
Change in derivative liability during the period	(81,464)
Derivative liability balance, March 31, 2024	$957,265

Warrant liability balance, January 1, 2024	$1,574
Issuance of warrant liability during the period	-
Change in warrant liability during the period	(1,172)
Warrant liability balance, March 31, 2024	$402

The fair market value of all derivatives and warrant liability as of December 31, 2023 was determined using the Black-Scholes option pricing model which used the following assumptions:

Stock price	$7
Expected dividend yield	0.00%
Expected stock price volatility	45.51% - 150.46%
Risk-free interest rate	3.81% - 4.91%
Expected term	1.42 – 5.00 years

The fair market value of all derivatives and warrant liability as of March 31, 2024 was determined using the Black-Scholes option pricing model which used the following assumptions:

Stock price	$4.50
Expected dividend yield	0.00%
Expected stock price volatility	50.84% - 139.57%
Risk-free interest rate	4.21% - 5.03%
Expected term	1.17 – 4.83 years

Recent Accounting Pronouncements

There are various updates recently issued to the accounting literature and these are not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

Note 3. Going Concern

The accompanying consolidated financial statements and notes have been prepared assuming the Company will continue as a going concern. For the three months ended March 31, 2024, the Company incurred a net loss of $1,093,095, had an accumulated deficit of $34,903,827 and a working capital surplus of $869,797, inclusive of $86,038 in stockholder debt. These factors raise substantial doubt as to the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon the Company’s ability to increase revenues, execute on its business plan to acquire complimentary companies, raise capital, and to continue to sustain adequate working capital to finance its operations. The failure to achieve the necessary levels of profitability and cash flows would be detrimental to the Company. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

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Note 4. Other Current Assets

Other current assets totaled $1,326,011 as of March 31, 2024 and $833,472 as of December 31, 2023. As of March 31, 2024, approximately $404,000, $158,000 and $390,000 of the balance was related to prepaid inventory to the Company’s suppliers, prepaid legal fees and receivables for shares issuance per the securities purchase agreement with ClearThink, respectively. The remainder of the balance was related to prepaid insurance and other prepaid expenses.

Note 5. Fixed Assets, Net

Fixed assets comprised the following:

	March 31, 2024	December 31, 2023
Computer equipment	$47,908	$47,908
RAS system	138,588	140,214
Leasehold improvements	17,904	17,904
Building Improvements	159,798	136,653
Total	364,198	342,679
Less: Accumulated depreciation	(40,121)	(38,822)
Fixed assets, net	$324,077	$303,857

For the three months ended March 31, 2024 and 2023, depreciation expense totaled approximately $1,300 and $1,000, respectively.

Note 6. Debt

Working Capital Line of Credit

On March 31, 2021, Keeler & Co. and Coastal Pride entered into a loan and security agreement (“Loan Agreement”) with Lighthouse Financial Corp., a North Carolina corporation (“Lighthouse”). Pursuant to the terms of the Loan Agreement, Lighthouse made available to Keeler & Co. and Coastal Pride (together, the “Borrowers”) a $5,000,000 revolving line of credit for a term of thirty-six months, renewable annually for one-year periods thereafter. Amounts due under the line of credit are represented by a revolving credit note issued to Lighthouse by the Borrowers.

The advance rate of the revolving line of credit is 85% with respect to eligible accounts receivable and the lower of 60% of the Borrowers’ eligible inventory, or 80% of the net orderly liquidation value, subject to an inventory sublimit of $2,500,000. The inventory portion of the loan will never exceed 50% of the outstanding balance. Interest on the line of credit is the prime rate (with a floor of 3.25%), plus 3.75% which increased to 4.75% in 2022. The Borrowers paid Lighthouse a facility fee of $50,000 in three instalments of $16,667 in March, April and May 2021 and paid an additional facility fee of $25,000 on each anniversary of March 31, 2021. On January 14, 2022, the maximum inventory advance under the line of credit was adjusted from 50% to 70% until June 30, 2022, 65% to July 31, 2022, 60% to August 31, 2022 and 55% to September 30, 2022 at a monthly fee of 0.25% on the portion of the loan in excess of the 50% advance in order to increase imports to meet customer demand.

The line of credit was secured by a first priority security interest on all the assets of each Borrower. Pursuant to the terms of a guaranty agreement, the Company guaranteed the obligations of the Borrowers under the note and John Keeler, Executive Chairman and Chief Executive Officer of the Company, provided a personal guaranty of up to $1,000,000 to Lighthouse. For the three months ended March 31, 2023, cash proceeds from the working capital line of credit totaled $1,165,765 and cash payments to the working capital line of credit totaled $1,454,193.

On June 16, 2023, the Company terminated the Loan Agreement and paid a total of approximately $108,400 to Lighthouse which included, as of June 16, 2023, an outstanding principal balance of approximately $93,400, accrued interest of approximately $9,900, and other fees incurred in connection with the line of credit of approximately $4,900. Upon the repayment of the total outstanding indebtedness owing to Lighthouse, the Loan Agreement and all other related financing agreements and documents entered into in connection with the Loan Agreement were deemed terminated.

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John Keeler Promissory Notes

The Company had unsecured promissory notes outstanding to John Keeler of approximately $86,000 of principal at March 31, 2024 and interest expense of $2,484 and $13,140 during the three months ended March 31, 2024 and 2023, respectively. These notes are payable on demand and accrue interest at an annual rate of 6%. The Company made principal payments of $79,582 during the three months ended March 31, 2024. The Company made no principal payments during the three months ended March 31, 2023.

Walter Lubkin Jr. Note

On November 26, 2019, the Company issued a five-year unsecured promissory note in the principal amount of $500,000 to Walter Lubkin Jr. as part of the purchase price for the Coastal Pride acquisition. The note bears interest at the rate of 4% per annum. The note is payable quarterly in an amount equal to the lesser of (i) $25,000 or (ii) 25% of the EBITDA of Coastal Pride, as determined on the first day of each quarter.

For the year ended December 31, 2023, $250,000 of the outstanding principal was paid in shares of common stock of the Company.

As of March 31, 2024, $1,041 of the outstanding interest for the first quarter was accrued on the note by the Company.

Interest expense for the note totaled approximately $1,000 and $3,500 during the three months ended March 31, 2024 and 2023, respectively.

As of March 31, 2024 and December 31, 2023, the outstanding principal balance on the note totaled $100,000.

Lind Global Fund II LP notes

2022 Note

On January 24, 2022, the Company entered into a securities purchase agreement with Lind Global Fund II LP, a Delaware limited partnership (“Lind”), pursuant to which the Company issued Lind a secured, two-year, interest free convertible promissory note in the principal amount of $5,750,000 (the “2022 Lind Note) and a five-year warrant to purchase 1,000,000 shares of common stock at an exercise price of $4.50 per share, subject to customary adjustments (1,000 shares of common stock at an exercise price of $4,500 per share after taking into account the Company’s Reverse Stock Split). The warrant provides for cashless exercise and for full ratchet anti-dilution if the Company issues securities at less than $4.50 per share (exercise price of $4,500 per share after taking into account the Company’s Reverse Stock Split). In connection with the issuance of the 2022 Lind Note and the warrant, the Company paid a $150,000 commitment fee to Lind and $87,144 of debt issuance costs. The Company recorded a total of $2,022,397 debt discount at issuance of the debt, including original issuance discount of $750,000, commitment fee of $150,000, $87,144 debt issuance cost, and $1,035,253 related to the fair value of warrants issued. Amortization expense recorded in interest expense totaled $0 and $273,614 for the three months ended March 31, 2024 and 2023, respectively.

The outstanding principal under the 2022 Lind Note was payable commencing July 24, 2022, in 18 consecutive monthly installments of $333,333, at the Company’s option, in cash or shares of common stock at a price (the “Repayment Share Price”) based on 90% of the five lowest volume weighted average prices (“VWAP”) during the 20-days prior to the payment date with a floor price of $1.50 per share (the “Floor Price”) (floor price of $1,500 per share after taking into account the Company’s Reverse Stock Split), or a combination of cash and stock provided that if at any time the Repayment Share Price is deemed to be the Floor Price, then in addition to shares, the Company would pay Lind an additional amount in cash as determined pursuant to a formula contained in the 2022 Lind Note.

F-40

In connection with the issuance of the 2022 Lind Note, the Company granted Lind a first priority security interest and lien on all of its assets, including a pledge of its shares in Keeler & Co., pursuant to a security agreement and a stock pledge agreement with Lind, dated January 24, 2022 (the “2022 Security Agreement). Each subsidiary of the Company also granted a second priority security interest in all of its respective assets.

The 2022 Lind Note was mandatorily payable prior to maturity if the Company issued any preferred stock (with certain exceptions described in the note) or, if the Company or its subsidiaries issued any debt. The Company also agreed not to issue or sell any securities with a conversion, exercise or other price based on a discount to the trading prices of the Company’s stock or to grant the right to receive additional securities based on future transactions of the Company on terms more favorable than those granted to Lind, with certain exceptions.

If the Company failed to maintain the listing and trading of its common stock, the note would become due and payable and Lind may convert all or a portion of the outstanding principal at the lower of the then current conversion price and 80% of the average of the 3-day VWAP during the 20 days prior to delivery of the conversion notice.

If the Company engaged in capital raising transactions, Lind had the right to purchase up to 10% of the new securities.

The 2022 Lind Note was convertible into common stock at $5.00 per share ($5,000 per share after taking into account the Company’s Reverse Stock Split), subject to certain adjustments, on April 22, 2022; provided that no such conversion may be made that would result in beneficial ownership by Lind and its affiliates of more than 4.99% of the Company’s outstanding shares of common stock. If shares are issued by the Company at less than the conversion price, the conversion price will be reduced to such price.

Upon a change of control of the Company, as defined in the 2022 Lind Note, Lind had the right to require the Company to prepay 10% of the outstanding principal amount of the 2022 Lind Note. The Company may prepay the outstanding principal amount of the note, provided Lind may convert up to 25% of the principal amount of the 2022 Lind Note at a price per share equal to the lesser of the Repayment Share Price or the conversion price. The 2022 Lind Note contained certain negative covenants, including restricting the Company from certain distributions, stock repurchases, borrowing, sale of assets, loans and exchange offers.

Upon an event of default as described in the 2022 Lind Note, the 2022 Lind Note would become immediately due and payable at a default interest rate of 125% of the then outstanding principal amount. Upon a default, all or a portion of the outstanding principal amount may be converted into shares of common stock by Lind at the lower of the conversion price and 80% of the average of the three lowest daily VWAPs.

During the year ended December 31, 2023, the Company made aggregate principal payments on the 2022 Lind Note of $2,075,900 through the issuance of an aggregate of 27,584 shares of common stock, including a principal payment of $1,094,800 through the issuance of an aggregate of 7,471 shares of common stock during the three months ended March 31, 2023. On September 15, 2023, the Company paid $2,573,142 to Lind and the 2022 Lind Note was extinguished.

2023 Note

On May 30, 2023, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with Lind pursuant to which the Company issued to Lind a secured, two-year, interest free convertible promissory note in the principal amount of $1,200,000 (the “2023 Lind Note”) and a warrant (the “Lind Warrant”) to purchase 8,701 shares of common stock of the Company commencing six months after issuance and exercisable for five years at an exercise price of $122.50 per share. The Lind Warrant includes cashless exercise and full ratchet anti-dilution provisions. In connection with the issuance of the Lind Note and the Lind Warrant, the Company paid Lind a $50,000 commitment fee. The proceeds from the sale of the Note and Warrant are for general working capital purposes.

In connection with the issuance of the 2022 Lind Note, the Company and Lind amended the 2022 Security Agreement to include the new 2023 Lind Note, pursuant to an amended and restated security agreement, dated May 30, 2023, between the Company and Lind.

The Company agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the shares of common stock issuable pursuant to the 2023 Lind Note and Lind Warrant. Lind was also granted piggyback registration rights.

F-41

If the Company engages in capital raising transactions, Lind has the right to purchase up to 20% of the new securities for 24 months.

The 2023 Lind Note is convertible into common stock of the Company after the earlier of 90 days from issuance or the date the registration statement is effective, provided that no such conversion may be made that would result in beneficial ownership by Lind and its affiliates of more than 4.99% of the Company’s outstanding shares of common stock. The conversion price of the 2023 Lind Note is equal to the lesser of: (i) $120.00; or (ii) 90% of the lowest single volume-weighted average price during the twenty-trading day period ending on the last trading day immediately preceding the applicable conversion date, subject to customary adjustments. The maximum number of shares of common stock to be issued in connection with the conversion of the 2023 Lind Note and the exercise of the Lind Warrant, in the aggregate, will not, exceed 19.9% of the outstanding shares of common stock of the Company immediately prior to the date of the 2023 Lind Note, in accordance with NASDAQ rules and guidance. Due to the variable conversion price of the 2023 Lind Note, the embedded conversion feature was accounted as a derivative liability. The fair value of the derivative liability at issuance amounting to $264,687 was recorded as debt discount and amortized over the term of the note.

The 2023 Lind Note contains certain negative covenants, including restricting the Company from certain distributions, stock repurchases, borrowing, sale of assets, loans and exchange offers.

Upon the occurrence of an event of default as described in the 2023 Lind Note, the 2023 Lind Note will become immediately due and payable at a default interest rate of 120% of the then outstanding principal amount of the Lind Note.

The Warrant entitles the Investor to purchase up to 8,701 shares of common stock of the Company during the exercise period commencing on the date that is six months after the issue date (“Exercise Period Commencement”) and ending on the date that is sixty months from the Exercise Period Commencement at an exercise price of $122.70 per share, subject to customary adjustments. The Warrant includes cashless exercise and full ratchet anti-dilution provisions.

On July 27, 2023, the Company, entered into a First Amendment to the Purchase Agreement (the “Purchase Agreement Amendment”) with Lind, which provided for the issuance of further senior convertible promissory notes up to an aggregate principal amount of up to $1,800,000 and the issuance of additional warrants in such amounts as the Company and Lind shall mutually agree.

Pursuant to the Purchase Agreement Amendment, the Company issued to Lind a two-year, interest free convertible promissory note in the principal amount of $300,000 and a warrant to purchase 3,505 shares of common stock of the Company at an exercise price of $67.00 per share for $250,000. In connection with the issuance of the note and the warrant, the Company paid a $12,500 commitment fee. The proceeds from the sale of the note and warrant are for general working capital purposes.

Due to the variable conversion price of the convertible promissory note, pursuant to the Purchase Agreement Amendment, the embedded conversion feature was accounted for as a derivative liability. The fair value of the derivative liability at issuance amounting to $118,984 was recorded as debt discount and amortized over the term of the note.

During the three months ended March 31, 2024, $60,000 of note principal was converted to 15,000 shares of common stock. As of March 31, 2024, the outstanding balance on the notes was $1,440,000, net of debt discount of $906,942, and totaling $533,058. For the three months ended March 31, 2024 and 2023, amortization of debt discounts totaled $113,352 and $273,614, respectively.

Agile Lending, LLC Loans

On June 14, 2023, the Company, and Keeler & Co. (each a “Borrower”) entered into a subordinated business loan and security agreement with Agile Lending, LLC as lead lender (“Agile”) and Agile Capital Funding, LLC as collateral agent, which provides for a term loan to the Company in the amount of $525,000 which principal and interest (of $231,000) is due on December 15, 2023. Commencing June 23, 2023, the Company is required to make weekly payments of $29,077 until the due date. The loan may be prepaid subject to a prepayment fee. An administrative agent fee of $25,000 was paid on the loan which was recognized as a debt discount and amortized over the term of the loan. In connection with the loan, Agile was issued a subordinated secured promissory note, dated June 14, 2023, in the principal amount of $525,000 which note is secured by all of the Borrower’s assets, including receivables. For the year ended December 31, 2023, the Company made principal and interest payments on the loan totaling $525,000 and $114,692, respectively, and the outstanding interest balance was refinanced in the January 2, 2024 loan.

F-42

On October 19, 2023, the Borrowers entered into a subordinated business loan and security agreement with Agile and Agile Capital as collateral agent, which provides for a term loan to the Company in the amount of $210,000 which principal and interest (of $84,000) is due on April 1, 2024. Commencing October 19, 2023, the Company is required to make weekly payments of $12,250 until the due date. The loan may be prepaid subject to a prepayment fee. An administrative agent fee of $10,000 was paid on the loan which was recognized as a debt discount and amortized over the term of the loan. In connection with the loan, Agile was issued a subordinated secured promissory note, dated October 19, 2023, in the principal amount of $210,000 which note is secured by all of the Borrowers’ assets, including receivables. For the three months ended March 31, 2024, the Company made principal payments on the loan totaling $112,000 and interest payments of $47,250. The outstanding balance on the loan was $0 as of March 31, 2024.

On January 2, 2024, the Company, and Keeler & Co. entered into a subordinated business loan and security agreement with Agile and Agile Capital as collateral agent, which provides for a term loan to the Company in the amount of $122,491 which principal and interest (of $48,996) is due on May 31, 2024. Commencing January 5, 2024, the Company is required to make weekly payments of $7,795 until the due date. The loan may be prepaid subject to a prepayment fee. An administrative agent fee of $5,833 was paid on the loan. A default interest rate of 5% will become effective upon the occurrence of an event of default. In connection with the loan, Agile was issued a subordinated secured promissory note, dated January 2, 2024, in the principal amount of $122,491 which note is secured by all of the Borrower’s assets, including receivables. For the three months ended March 31, 2024, the Company made principal payments on the loan totaling $72,381 and interest payments of $28,952. The outstanding balance on the loan was $50,110 as of March 31, 2024.

On March 1, 2024, the Borrowers entered into a subordinated business loan and security agreement with Agile and Agile Capital as collateral agent, which provides for a term loan to the Company in the amount of $210,000 which principal and interest (of $79,800) is due on August 29, 2024. Commencing March 7, 2024, the Company is required to make weekly payments of $11,146 until the due date. The loan may be prepaid subject to a prepayment fee. An administrative agent fee of $10,000 was paid on the loan which was recognized as a debt discount and amortized over the term of the loan. In connection with the loan, Agile was issued a subordinated secured promissory note, dated March 1, 2024, in the principal amount of $210,000 which note is secured by all of the Borrowers’ assets, including receivables. For the three months ended March 31, 2024, the Company made principal payments on the loan totaling $33,438 and no interest payments were made. The outstanding balance on the loan was $176,562 as of March 31, 2024.

ClearThink Term Loan

On January 18, 2024, the Company entered into the Revenue-Based Factoring MCA Plus Agreement with ClearThink Capital LLC (“ClearThink”) which provides, among other things, for a 33-week term loan in the principal amount of $200,000 (with an additional one-time commitment fee of $50,000). Interest accrues at the rate of 25% per annum with an additional 5% default interest rate or $50,000 will be added to the principal amount and accrue after principal is paid. The Company is required to make biweekly payments of $14,706, commencing February 1, 2024 for the term of the agreement. On January 25, 2024, the Company issued 7,092 shares of common stock to ClearThink as a commitment fee, with a fair value of $50,000. For the three months ended March 31, 2024, the Company made principal payments on the loan totaling $58,824 and no interest payments were made. The outstanding balance on the loan was $141,176 as of March 31, 2024.

Note 7. Stockholders’ Equity

In January 2023, the Company sold an aggregate of 474 shares of common stock for net proceeds of $182,982 in an “at the market” offering pursuant to a sales agreement between the Company and Roth Capital Partners, LLC (“Roth”). On January 31, 2023, 151 of shares were repurchased from Roth for $76,323. The offering was terminated on February 2, 2023.

F-43

On February 14, 2023, the Company issued 8,200 shares of common stock and 800 pre-funded warrants to purchase common stock to Aegis Capital Corp. (“Aegis”) for net proceeds of $1,692,000 in connection with an underwritten offering.

On August 22, 2023, the Company issued 4,000 shares of common stock with a fair value of $157,980 to Mark Crone for consulting services provided to the Company which is amortized to expense over the term of the agreement and no expense was recorded in 2023. The Company recognized stock compensation expense of $50,000 for the three months ended March 31, 2024 in connection with these shares.

On January 25, 2024, the Company issued 7,092 shares of common stock to ClearThink, with a fair value of $50,000, as a commitment fee on the term loan.

During February 2024 and March 2024, the Company issued an aggregate of 226,656 shares of common stock in consideration of $836,360 pursuant to a securities purchase agreement, dated May 16, 2023 with ClearThink. Cash proceeds received as of March 31, 2024 were $446,360 and the balance of $390,000 was received in April 2024.

On February 12, 2024, the Company issued 100,000 shares of common stock to be held by The Crone Law Group as Escrow Agent with a fair value of $630,000 in connection with the Option Agreement with Afritex Texas.

On March 11, 2024, the Company issued 15,000 shares of common stock to Lind as partial conversion of $60,000 principal pursuant to the May 2023 convertible promissory note.

During the three months ended March 31, 2024, the Company issued an aggregate of 5,238 shares of common stock to the designee of ClearThink for consulting services provided to the Company.

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Note 8. Options

The following table represents option activity for the three months ended March 31, 2024:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life in Years	Aggregate Intrinsic Value
Outstanding – December 31, 2023	6,331	$1,555.52	3.80
Exercisable – December 31, 2023	4,398	$1,555.52	4.27	$-
Granted	-	$-
Forfeited	-	$-
Vested	4,603
Outstanding – March 31, 2024	6,331	$1,475.00	3.55
Exercisable – March 31, 2024	4,603	$1,475.00	3.96	$-

For the three months ended March 31, 2024, the Company recognized $8,800 of compensation expense for vested stock options issued to directors, contractors and employees during 2019 to 2024.

Note 9. Warrants

The following table represents warrant activity for the three months ended March 31, 2024:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life in Years	Aggregate Intrinsic Value
Outstanding – December 31, 2023	14,619	$601.78	4.20
Exercisable – December 31, 2023	11,114	$770.50	5.52	$-
Granted	-	$-
Exercised	-	$-
Forfeited or Expired	(1,000)	$-
Outstanding – March 31, 2024	13,619	$315.55	4.25
Exercisable – March 31, 2024	13,619	$315.55	4.25	$-

On May 30, 2023, in connection with the issuance of the $1,200,000 promissory note to Lind pursuant to a securities purchase agreement, the Company issued Lind a five-year warrant exercisable six months from the date of issuance to purchase 8,701 shares of common stock at an exercise price of $122.70 per share. The warrant provides for cashless exercise and full ratchet anti-dilution provisions. The fair value of the warrants of $381,538 was recorded as a discount to the 2023 Lind Note and classified as liabilities.

On July 27, 2023, in connection with the issuance of the $300,000 promissory note to Lind pursuant to the Purchase Agreement Amendment, the Company issued Lind a five-year warrant exercisable six months from the date of issuance to purchase 3,505 shares of common stock at an exercise price of $67.00 per share. The warrant provides for cashless exercise and full ratchet anti-dilution provisions. The fair value of the warrants of $72,208 was recorded as a discount to the 2023 Purchase Agreement Amendment and classified as a liability.

F-45

On September 11, 2023, in connection with the underwritten public offering, the Company issued five-year Series A-1 warrants to purchase up to 214,823 shares of common stock which warrants are exercisable upon stockholder approval at an exercise price of $23.28 per share. Since the exercise of these warrants is contingent upon stockholder approval, which stockholder approval has not been obtained, such warrants were not considered as outstanding as of March 31, 2024.

On September 11, 2023, in connection with the underwritten public offering, the Company issued eighteen-month Series A-2 warrants to purchase up to 214,823 shares of common stock which warrants are exercisable upon stockholder approval at an exercise price of $23.28 per share. Since the exercise of these warrants is contingent upon stockholder approval, which stockholder approval has not been obtained, such warrants were not considered as outstanding as of March 31, 2024.

There was no warrant activity for the three months ended March 31, 2024.

Note 10. Commitment and Contingencies

Office lease

On January 1, 2022, the Company entered into a verbal month-to-month lease agreement for its executive offices with an unrelated third party and paid $17,400 on the lease for the three months ended March 31, 2023. For the three months ended March 31, 2024, the Company paid $17,400 under this lease.

Coastal Pride leases approximately 1,100 square feet of office space in Beaufort, South Carolina which consists of a lease with a related party for $1,000 per month that expires in October 2024. For the three months ended March 31, 2024, Coastal Pride paid $3,000 on the lease.

Coastal Pride also leased a 9,050 square foot facility for $1,000 per month from Gault for its soft-shell crab operations in Beaufort, South Carolina under a one-year lease that expired in February 2023. On February 3, 2023, the lease was renewed for $1,500 per month until February 2024. On February 3, 2024, Coastal Pride entered into a verbal month-to-month lease agreement with Gault for $1,500 per month. For the three months ended March 31, 2024, Coastal Pride paid $4,500 on the lease.

The offices and facility of TOBC are located in Nanaimo, British Columbia, Canada and are on land which was leased to TOBC for approximately $2,500 per month plus taxes, from Steve and Janet Atkinson, the former TOBC owners. On April 1, 2022, TOBC entered into a new five-year lease with Steve and Janet Atkinson for CAD$2,590 per month plus taxes, and an additional five-year lease with Kathryn Atkinson for CAD$2,370 per month plus taxes. Both leases are renewable for two additional five-year terms.

Rental and equipment lease expenses were approximately $42,600 and $44,500 for the three months ended March 31, 2024 and 2023, respectively.

F-46

Note 11. Subsequent Events

Afritex Manufacturing Agreement

On April 4, 2024, the Company entered into a two-year contract manufacturing agreement with Afritex Ventures, Inc., a Texas corporation, and a commercial manufacturer of food products (the “Supplier), and Eagle Rising Food Solutions LLC, a Florida corporation and a national seafood distributor (the “Buyer”), effective March 21, 2024. The agreement automatically renews for successive one-year terms if not terminated by either party at least sixty days prior to the end of the then current term. Pursuant to the agreement, the Supplier will manufacture certain food products and provide consulting services to Buyer based on Buyer’s purchase orders. The Buyer granted the Supplier a non-exclusive, worldwide, royalty-free license to use its trademarks for such products. Under the agreement, the Supplier is responsible for product production and certain storage and the Buyer is responsible for the cost of freight and delivery of the products and is required to pay invoices within 35 days of receipt of the products. Late payments are subject to interest of 1% of the outstanding amount per month. The agreement may be terminated in the event of certain defaults which are not cured as set forth in the agreement. Either party may terminate the agreement in the event of the other party’s insolvency or inability to meet obligations, (ii) filing of voluntary or involuntary petition of bankruptcy, (iii) institution of legal proceedings against the other party by creditors or stockholders, or (iv) appointment of a receiver.

Shares issuances

During April 2024, May 2024, and June 2024, the Company issued an aggregate of 1,113,000 shares of common stock in consideration of $2,147,090 pursuant to a securities purchase agreement, dated May 16, 2023 with ClearThink. Cash proceeds received as of July 27, 2024 were $2,147,090.

During April 2024, May 2024, and July 2024, the Company issued 16,219 shares of common stock to the designee of ClearThink for consulting services fee totaling $33,000 provided to the Company.

On April 2024, May 2024, June 2024, and July 2024, the Company issued an aggregate of 556,531 shares of common stock to Lind as partial conversion of $1,084,900 principal pursuant to the May 2023 convertible promissory note.

On May 22, 2024, the Company issued 10,000 shares of common stock to Hart, with a fair value of $23,300, as a commitment fee on the promissory note.

Note Issuances

On April 16, 2024, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with Hart Associates, LLC, a Delaware limited liability company (the “Hart”), pursuant to which the Company issued a promissory note in the principal amount of $300,000 and will issue 10,000 shares of its common stock to Hart (the “Hart Note”). The Hart Note has a one-time interest payment of $50,000 payable on the maturity date of May 15, 2024, which can be extended up to 90 days. The proceeds from the sale of the Hart Note are for general working capital. The Company may prepay the Hart Note at any time without penalty. The Company’s failure to comply with the material terms of the Hart Note will be considered an event of default and the principal sum of the Hart Note will increase by 20% of the outstanding balance for each subsequent 30 days it remains in default.

On April 16, 2024, the Company issued to 1800 Diagonal Lending LLC, a Virginia limited liability company (“Diagonal”), a convertible promissory note in the principal amount of $138,000 with an original issue discount of $23,000 (the “Diagonal Note”). The Diagonal Note has a one-time interest payment of $26,220 paid upon issuance and a maturity date of January 15, 2025. The proceeds from the sale of the Diagonal Note are for general working capital.

Upon the occurrence of an event of default as described in the Diagonal Note, the Diagonal Note will become immediately due and payable at a default interest rate of 150% of the then outstanding principal amount of the Diagonal Note. Additionally, Diagonal will have the right to convert all or any part of the outstanding and unpaid amount of the Diagonal Note into shares of the Company’s common stock at a conversion price of 61% of the market price as described in the Diagonal Note. The Company may not, without Diagonal’s written consent, sell, lease or otherwise dispose of any significant portion of its assets except in the ordinary course of business. The Company will reserve a sufficient number of shares to provide for the issuance of shares upon the full conversion of the Diagonal Note.

On May 9, 2024, the Company entered into a subordinated business loan and security agreement with Agile and Agile Capital as collateral agent whereby the Company issued a promissory note for a term loan in the amount of $210,000 which principal and interest (of $84,000) is due on November 22, 2024. Commencing May 17, 2024, the Company is required to make weekly payments of $10,500 until the due date. The loan may be prepaid subject to a prepayment fee. An administrative agent fee of $10,000 was paid on the loan which was recognized as a debt discount and amortized over the term of the loan. In connection with the loan, Agile was issued a subordinated secured promissory note, dated May 9, 2024, in the principal amount of $210,000 which note is secured by all of the Borrowers’ assets, including receivables. For the six months ended June 30, 2024, the Company made principal payments on the loan totaling $73,500 and no interest payments were made. The outstanding balance on the loan was $136,500 as of June 30, 2024.

On July 25, 2024, the Company entered into a second subordinated business loan and security agreement with Agile and Agile Capital as collateral agent whereby the Company issued a promissory note for a term loan in the amount of $210,000 which principal and interest (of $84,000) is due on January 31, 2025. Commencing August 2, 2024, the Company is required to make weekly payments of $10,888.89 until the due date. The loan may be prepaid subject to a prepayment fee. An administrative agent fee of $10,000 was paid on the loan.

On May 17, 2024 the Company issued a promissory note to FirstFire Global Opportunities Fund, LLC (“FirstFire”), in the principal amount of $240,000 (the “FirstFire Note”) at a rate of 19% per annum. The FirstFire Note has a one-time interest payment of $45,600 paid upon issuance and a maturity date of April 17, 2025. Commencing August 17, 2024, the Company is required to make monthly payments until the maturity date. The Company has the right to prepay in full at any time with no prepayment penalty. An administrative agent fee of $5,000 was paid on the loan which was recognized and amortized over the term of the loan.

Resignation of Chief Financial Officer and Director

On May 10, 2024, Silvia Alana, a director and the Company’s Chief Financial Officer, notified the Company of her resignation from the board of directors and as Chief Financial Officer, effective May 28, 2024.

Reverse Split

On May 7, 2024, the Company’s board of directors approved, and on April 30, 2024, the Company’s Stockholders approved the granting of authority to the Board to amend the Company’s Certificate of Incorporation to effect a reverse stock split of the issued and outstanding shares of the Company’s common stock, by a ratio of not less than 1-for-2 and not more than 1-for-50, with the exact ratio to be determined by the Board in its sole discretion.

The Board determined to effectuate a 1:50 reverse stock split (the “Reverse Stock Split”) and on May 20, 2024 the Company amended its Certificate of Incorporation to effect the Reverse Stock Split which became effective on the same day. All share and per share amounts in the financial statements have been retrospectively adjusted for all periods presented to reflect the Reverse Stock Split.

British Columbia Lawsuit

On July 16, 2024, the Company, through TOBC, filed a lawsuit in the Supreme Court of British Columbia (the “Court”) against their landlords Steven Atkinson, Kathryn Atkinson and Janet Atkinson (the “Landlords”) requesting a declaration that their commercial lease located at 2904 and 2934 Jameson Road, Nanaimo, B.C. V9R 6W8 dated April 1, 2022 by and between TOBC and their Landlords is a valid lease and remains in full force and effect. The Company cannot provide any assurance as to the timing of resolution or outcome of this matter.

F-47

BLUE STAR FOODS CORP.

19,876,735 shares of Common Stock

PRELIMINARY PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

We are paying all expenses of the offering. The following table sets forth all expenses to be paid by the registrant. All amounts shown are estimates except for the registration fee.

SEC Registration Fee	$1,022.06
Legal Fees and Expenses	35,000
Accounting Fees and Expenses	8,000
Miscellaneous Fees	-
Total	$44,022.06

* These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated amount of expenses of any offering of securities.

We have directors’ and officers’ liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers.

Item 14. Indemnification of Directors and Officers.

Our certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

●	any breach of the director’s duty of loyalty to us or our stockholders;

●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends in violation of the Delaware General Corporation Law; or

Our certificate of incorporation and bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law and provide for the advancement of expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any director or officer for any liability arising out of his, her or its actions in that capacity.

We believe that these provisions in our certificate of incorporation and bylaws are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

II-1

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities.

In the three years preceding the filing of this registration statement, we have issued the following securities that were not registered under the Securities Act. No underwriters were involved in the sales and the certificates representing the securities sold and issued contain legends restricting transfer of the securities without registration under the Securities Act or an applicable exemption from registration.

On February 8, 2021, the Company issued 50 shares of common stock to an investor relations firm for services provided to the Company under an investor relations consulting agreement.

On March 30, 2021, the Company issued 10 shares of common stock to the designee of a law firm for services provided to the Company.

On March 31, 2021, the Company issued 5 shares of common stock to an investor relations firm for services provided to the Company under an investor relations consulting agreement.

On March 31, 2021, the Company issued 12 shares of common stock to Series A preferred stockholders as a common stock dividend for the three months ended March 31, 2021.

On April 12, 2021, we granted each director a four-year option to purchase 100 shares of common stock at an exercise price of $2,000.00 per share which vests in twelve equal monthly installments over the first year of the date of grant.

On April 15, 2021, the Company issued an aggregate of 16 shares of common stock to Walter Lubkin Jr., Walter Lubkin III, Tracy Greco and John Lubkin (collectively, the “Coastal Sellers”) in lieu of $39,504 of outstanding interest under promissory notes issued by the Company to the Coastal Sellers in connection with the Coastal Pride acquisition.

On April 19, 2021, the Company issued 13 shares of common stock with a fair value of $25,000 to the designee of a law firm for services provided.

On April 29, 2021, the Company issued 106 shares of common stock to Kenar Overseas Corp. in lieu of $227,378 of outstanding interest under the promissory note issued to Kenar Overseas Corp.

II-2

On April 30, 2021, the Company issued 5 shares of common stock with a fair value of $28,500 to an investor relations firm for services provided to the Company under an investor relations consulting agreement.

On May 31, 2021, the Company issued 5 shares of common stock to an investor relations firm for services provided to the Company under an investor relations consulting agreement.

On June 17, 2021, we sold pursuant to subscription agreements an aggregate of 475 shares of common stock at a purchase price of $2,000.00 per share and issued warrants to purchase an aggregate of 475 shares at an exercise price of $2,000.00 per share in a private offering to four accredited investors for gross proceeds of $950,000.

On June 23, 2021, we sold pursuant to subscription agreements an aggregate of 213 shares of common stock at a purchase price of $2,000.00 per share and issued warrants to purchase an aggregate of 213 shares at an exercise price of $2,000.00 per share in a private offering to twenty-seven accredited investors for gross proceeds of $425,000.

On June 24, 2021, we issued an aggregate of 988 shares of common stock to the sellers of Taste of BC Aquafarms Inc. (“TOBC”) as partial consideration for the sale of TOBC to the Company.

On June 30, 2021, the Company issued 5 shares of common stock to an investor relations firm for services provided to the Company under an investor relations consulting agreement.

On June 30, 2021, the Company issued 10 shares of common stock to the designee of a law firm for services provided to the Company.

On June 30, 2021, we sold pursuant to subscription agreements an aggregate of 599 shares of common stock at a purchase price of $2,000.00 per share and issued warrants to purchase an aggregate of 599 shares at an exercise price of $2,000.00 per share in a private offering to twenty-six accredited investors for gross proceeds of $1,197,500.

On June 30, 2021, we issued an aggregate of 707 shares of common stock to Series A Stockholders upon the conversion of an aggregate of 28 shares of Series A Stock.

On July 8, 2021, we sold pursuant to subscription agreements an aggregate of 84 shares of common stock at a purchase price of $2,000.00 per share and issued warrants to purchase an aggregate of 84 shares at an exercise price of $2,000.00 per share in a private offering to sixteen accredited investors for gross proceeds of $167,500.

On July 14, 2021, we sold pursuant to subscription agreements an aggregate of 130 shares of common stock at a purchase price of $2,000.00 per share and issued warrants to purchase an aggregate of 130 shares at an exercise price of $2,000.00 per share in a private offering to four accredited investors for gross proceeds of $259,500.

On August 3, 2021, the Company issued 5 shares of common stock with a fair value of $30,000 to an investor relations firm for services provided to the Company under an investor relations consulting agreement.

On August 3, 2021, the Company issued a stock option to purchase an aggregate of 7 shares of common stock at an exercise price of $6,000 per share to Silvia Alana, its chief financial officer.

On November 5, 2021, we issued 800 shares of common stock to Newbridge Securities Corporation as underwriters’ representative, in connection with our underwritten public offering for gross proceeds of $4 million.

On November 5, 2021 we issued a warrant to purchase an aggregate of 56 shares of common stock at an exercise price of $5,000.00 per share to Newbridge. Such warrant is exercisable on a date which is 180 days from the closing of the underwritten offering and expires on November 11, 2024.

On December 31, 2021, the Company issued 18 shares of common stock to Intelligent Investments I LLC for legal services provided to the Company.

II-3

On December 31, 2021, the Company issued 5 shares of common stock to TraDigital Marketing Group for consulting services provided to the Company.

On December 31, 2021, we issued 11 shares of common stock to each of Nubar Herian and John Keeler, 15 shares of common stock to each of Timothy McLellan and Trond Ringstad and 20 shares of common stock to Jeffrey Guzy for serving as directors of the Company.

During the year ended December 31, 2021, we issued an aggregate of 371 shares of common stock to investors upon the exercise of warrants for total proceeds of $882,800.

During the year ended December 31, 2021, the Company sold pursuant to subscription agreements an aggregate of 1,500 shares of common stock at $2,000.00 per share and issued warrants to purchase an aggregate of 1,500 shares at an exercise price of $2,000.00 to various accredited investors in private offerings for gross proceeds of $3 million.

On January 24, 2022, the Company issued to Lind Global Fund II LP (“Lind”) a secured convertible promissory note in the principal amount of $5,750,000 and a five-year warrant to purchase 1,000 shares of common stock of the Company.

On January 24, 2022, the Company issued 6125 shares of common stock to an investor upon the exercise of warrants for total proceeds of $250,000.

On February 3, 2022, the Company issued 167 shares of common stock with a fair value of $359,250 to Gault Seafood as partial consideration for the purchase of certain of its assets.

On March 31, 2022, the Company issued 15 shares of common stock to Intelligent Investments I LLC, with a fair value of $30,000, for legal services provided to the Company.

On March 31, 2022, the Company issued 5 shares of common stock with a fair value of $9,750 to TraDigital Marketing Group for consulting services provided to the Company.

On April 1, 2022, the Company issued 3 shares of common stock with a fair value of $6,000 to the designee of ClearThink LLC (“ClearThink”) for consulting services provided to the Company.

On April 4, 2022, the Company issued 10 shares of common stock with a fair value of $20,000 to SRAX, Inc. for consulting services provided to the Company which is amortized to expense over the term of the agreement. The Company recognized stock compensation expense of $15,000 for the year ended December 31, 2022 in connection with these shares.

On April 5, 2022, the Company issued an aggregate of 25 shares of common stock with a fair value of $156,341 to Newbridge Securities Corporation and its affiliates for consulting services provided to the Company.

On May 1, 2022, the Company issued 4 shares of common stock with a fair value of $6,000 to the designee of ClearThink for consulting services provided to the Company.

On June 1, 2022, the Company issued 4 shares of common stock with a fair value of $6,000 to the designee of ClearThink for consulting services provided to the Company.

On June 3, 2022, the Company issued 10 shares of common stock with a fair value of $13,800 to TraDigital Marketing Group for consulting services provided to the Company.

On June 30, 2022, the Company issued 24 shares of common stock to Intelligent Investments I LLC, with a fair value of $30,000, for legal services provided to the Company.

On July 1, 2022, the Company issued 5 shares of common stock with a fair value of $6,000 to the designee of ClearThink for consulting services provided to the Company.

II-4

On August 1, 2022, the Company issued 5 shares of common stock with a fair value of $6,000 to the designee of ClearThink for consulting services provided to the Company.

On August 25, 2022, the Company issued 222 shares of common stock to Lind, with a fair value of $271,111, in satisfaction of the convertible promissory note.

On September 1, 2022, the Company issued 51 shares of common stock with a fair value of $6,000 to the designee of ClearThink for consulting services provided to the Company.

On September 26, 2022, the Company issued 222 shares of common stock to Lind, with a fair value of $176,666, in satisfaction of the convertible promissory note.

On October 1, 2022, the Company issued 10 shares of common stock with a fair value of $6,000 to the designee of ClearThink for consulting services provided to the Company.

On November 1, 2022, the Company issued 7 shares of common stock with a fair value of $6,000 to the designee of ClearThink for consulting services provided to the Company.

On November 22, 2022, the Company granted an employee a three-year option to purchase 6 shares of common stock at an exercise price of $790.00 which vests in equal monthly installments during the term of the option.

On December 1, 2022, the Company issued 9 shares of common stock with a fair value of $6,000 to the designee of ClearThink for consulting services provided to the Company.

On December 21, 2022, the Company issued 222 shares of common stock to Lind with a fair value of $100,000, in satisfaction of the convertible promissory note.

On December 31, 2022, the Company issued 63 shares of common stock to each of Nubar Herian and John Keeler, 100 shares of common stock to each of Timothy McLellan and Trond Ringstad, 43 shares of common stock to each of Juan Carlos Dalto and Silvia Alana and 144 shares of common stock to Jeffrey Guzy, for serving as directors of the Company.

On December 31, 2022, the Company issued an aggregate of 441 shares of common stock to Walter Lubkin Jr., Walter Lubkin III, Tracy Greco and John Lubkin in lieu of $176,228 of outstanding principal and interest under promissory notes issued to them by the Company in connection with the Coastal Pride acquisition.

On January 1, 2023, February 1, 2023, March 1, 2023, April 1, 2023, May 1, 2023, and June 1, 2023, the Company issued 15 shares, 12 shares, 39 shares, 47 shares, 48 shares, and 61 shares of common stock, respectively, to the designee of ClearThink for consulting services provided to the Company.

During the three months ended March 31, 2023, the Company issued an aggregate of 7,471 shares of common stock to Lind with a fair value of $1,743,230 as payment of $1,094,800 of note principal due on the convertible promissory note.

On May 16, 2023, the Company entered into a Purchase Agreement (the “ELOC Purchase Agreement”) with ClearThink. Pursuant to the ELOC Purchase Agreement, ClearThink has agreed to purchase from the Company, from time to time upon delivery by the Company to ClearThink of request notices (each a “Request Notice”), and subject to the other terms and conditions set forth in the ELOC Purchase Agreement, up to an aggregate of $10,000,000 of the Company’s common stock. The purchase price of the shares of common stock to be purchased under the ELOC Purchase Agreement will be equal to 80% of the two lowest daily VWAPs during a valuation period of six trading days, beginning three trading days preceding the draw down or put notice to three trading days commencing on the first trading day following delivery and clearing of the delivered shares. Each purchase under the ELOC Purchase Agreement will be in a minimum amount of $25,000 and a maximum amount equal to the lesser of (i) $1,000,000 and (ii) 300% of the average daily trading value of the common stock over the ten days preceding the Request Notice date. In addition, pursuant to the ELOC Purchase Agreement, the Company agreed to issue to ClearThink 1,250 restricted shares of the Company’s common stock as a “Commitment Fee.” The ELOC Purchase Agreement has a maturity date of May 16, 2025.

The issuance of shares to ClearThink are subject to a beneficial ownership limitation so that in no event will shares be issued which would result in ClearThink beneficially owning, together with its affiliates, more than 9.99% of the Company’s outstanding shares of Common Stock.

II-5

The Company may not deliver to ClearThink a Request Notice if we are in default. Events of default include:

(a) the effectiveness of a registration statement registering the resale of the Securities lapses for any reason for a period of ten (10) consecutive business days or for more than an aggregate of thirty (30) business days in any 365-day period, with certain exceptions;

(b) the suspension of the Common Stock from trading on the principal market for a period of one (1) business day, provided that the Company may not direct ClearThink to purchase any shares of Common Stock during any such suspension;

(c) the delisting of the Common Stock from The OTCQB, provided, however, that the Common Stock is not immediately thereafter trading on the New York Stock Exchange, The Nasdaq Global Market, The Nasdaq Global Select Market, the NYSE American (or nationally recognized successor to any of the foregoing);

(d) if the exchange cap is reached unless and until stockholder approval is obtained;

(e) the failure for any reason by the transfer agent to issue shares to ClearThink within three (3) business days after the applicable purchase date on which ClearThink is entitled to receive such shares;

(f) the Company breaches any representation, warranty, covenant or other term or condition under any of their transaction documents with ClearThink;

(g) if any person commences a proceeding against the Company pursuant to or within the meaning of any bankruptcy law or if the Company commences a proceeding within the meaning of any bankruptcy law;

(h) if at any time the Company is not eligible to transfer its Common Stock electronically as DWAC shares.

The ELOC Purchase Agreement terminates as follows:

(a) If pursuant to or within the meaning of any bankruptcy law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors, any of which would be an event of default, shall automatically terminate without any liability or payment to the Company without further action or notice by any person;

(b) In the event that the commencement of the ELOC Purchase Agreement shall not have occurred on or before December 31, 2023;

(c) for any reason or for no reason by delivering notice to ClearThink electing to terminate;

(d) automatically on the date that the Company sells and ClearThink purchases the full available amount under the ELOC Purchase Agreement;

(e) May 16, 2025.

ClearThink, its agents, representatives or affiliates, will not in any manner whatsoever, enter into or effect directly or indirectly, any (i) “short sale” of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

It is possible that we may not have access to the full amount available to us under the ELOC Purchase Agreement. We have also indemnified ClearThink pursuant to the ELOC Purchase Agreement.

II-6

In connection with the ELOC Purchase Agreement, the Company entered into a Registration Rights Agreement with ClearThink under which the Company agreed to file a registration statement with the Securities and Exchange Commission covering the shares of common stock issuable under the ELOC Purchase Agreement (the “Registration Rights Agreement”).

On May 16, 2023, the Company and ClearThink also entered into a Securities Purchase Agreement (the “SPA”) under which ClearThink has agreed to purchase from the Company an aggregate of 1,000 shares of the Company’s restricted common stock for a total purchase price of $200,000 in four closings. The first closing shall occur on or about the execution date of the SPA and the second, third, and fourth closings shall be within 60 days after the first closing. During the six months ended June 30, 2023, between May 2023 and September 2023, the Company issued an aggregate of 1,000 shares of common stock to ClearThink pursuant to the SPA and 1,250 to ClearThink pursuant to the ELOC Purchase Agreement, with a fair value of $341,250.

On May 30, 2023, the Company issued to Lind a secured convertible promissory note in the principal amount of $1,200,000 and a common stock purchase warrant to acquire 8,701 shares of common stock of the Company.

During the six months ended June 30, 2023, the Company issued an aggregate of 15,613 shares of common stock to Lind with a fair value of $2,501,820 as payment of $1,668,800 of note principal due on the convertible promissory note.

On July 1, 2023, the Company issued 105 shares of common stock with a fair value of $6,000 to the designee of ClearThink for consulting services provided to the Company.

On July 12, 2023, the Company issued 2,105 shares of common stock to Lind with a fair value of $92,500, in satisfaction of a convertible promissory note.

On July 20, 2023, the Company issued 345 shares of common stock to Steve Atkinson and Janet Atkinson as additional consideration in connection with the purchase of TOBC which were held in escrow since June 24, 2021.

On July 27, 2023, the Company issued to Lind a secured convertible promissory note in the principal amount of $300,000 and a common stock purchase warrant to acquire 3,505 shares of common stock of the Company.

On August 1, 2023, the Company issued 143 shares of common stock to the designee of Clear Think Capital for consulting services provided to the Company.

On August 8, 2023, the Company issued 2,107 shares of common stock to Lind with a fair value of $70,600, in satisfaction of a convertible promissory note.

On August 11, 2023, the Company issued 2,582 shares of common stock to Lind with a fair value of $86,500, in satisfaction of a convertible promissory note.

On August 22, 2023, the Company issued 2,586 shares of common stock to Lind with a fair value of $86,000, in satisfaction of a convertible promissory note.

On August 22, 2023, the Company issued 4,000 shares of common stock to The Crone Law Group P.C. for legal services provided to the Company.

On September 5, 2023, the Company issued 2,591 shares of common stock to Lind with a fair value of $85,400.

On September 11, 2023, the Company sold an aggregate of 13,800 shares of common stock for net proceeds of $ 321,195 in an underwritten public offering pursuant to a securities purchase agreement. The Company issued an aggregate of 34,008 shares of common stock at an exercise price of $0.50 per share pursuant to pre-funded warrants in connection with an underwritten offering pursuant to a securities purchase agreement.

On October 1, 2023, November 1, 2023, and December 1, 2023, the Company issued 846, 1,746, and 1,507 shares of common stock, respectively, to the designee of ClearThink Capital for consulting services provided to the Company.

On November 3, 2023, the Company issued 12,515 shares of common stock to Lind Global Fund LP and 154,500 shares of common stock to Armistice Capital upon the exercise of pre-funded warrants in connection with an underwritten offering pursuant to a securities purchase agreement.

On December 27, 2023, the Company issued 25,779 shares of common stock to ClearThink as part of the Securities Purchase Agreement (the “SPA”) under which ClearThink has agreed to purchase from the Company.

On December 31, 2023, the Company issued 3,472 shares of common stock to each of Nubar Herian, John Keeler, and our previous Chief Executive Officer and director Silvia Alana, 5,556 shares of common stock to each of Timothy McLellan and Trond Ringstad, 2,025 shares of common stock to prior board member Juan Carlos Dalto and 7,986 shares of common stock to Jeffrey Guzy.

On January 25, 2024, the Company issued 7,092 shares of common stock to ClearThink, with a fair value of $50,000, as a commitment fee on the term loan.

On May 22, 2024, the Company issued 10,000 shares of common stock to Hart, with a fair value of $23,300, as a commitment fee on the promissory note.

On January 23,2024, February 1, 2024, March 8, 2024, April 8, 2024, May 10, 2024, and July 1,2024, the Company issued 1,528, 1,654, 2,056, 2,391, 3,928, and 9,900 shares of common stock, respectively, to the designee of ClearThink Capital for consulting services provided to the Company.

On June 6, 2024, June 13, 2024, June 27, 2024, June 28, 2024, July 17, 2024, and July 23, 2024, the company issued 55,954, 55,954, 113,751, 56,970, 64,850, and 64,850 shares of common stock to Lind in satisfaction of a convertible promissory note.

These transactions were exempt from registration under Section 4(a)(2) and/or Rule 506(b) of Regulation D as promulgated by the Securities and Exchange Commission under of the Securities Act, as transactions by an issuer not involving any public offering. None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.

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Item 16. Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of November 8, 2018, by and among the Company Blue Star Acquisition Sub and John Keeler (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 14, 2018)
2.2	Articles of Merger between Blue Star and Acquisition Sub (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed with the SEC on November 14, 2018)
3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Company’s Form 10/A filed with the SEC on May 17, 2018)
3.2	Amended and Restated By-Laws (incorporated by reference to Exhibit 3.4 to the Company’s Form 10/A filed with the SEC on May 17, 2018)
3.3	Certificate of Amendment, dated November 5, 2018 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 9, 2018)
3.4	Certificate of Designation of 8% Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on November 9, 2018)
3.5	Certificate of Amendment to Amended and Restated Certificate of Incorporation, dated June 9, 2023 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 20, 2023)
4.1	Form of Promissory Note with TOBC (incorporated by reference to 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 30, 2021)
4.2	Form of Underwriters Warrant, issued November 5, 2021 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2021)
4.3	Form of Warrant Agent Agreement (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 15, 2023)
4.4	$5,750,000 Secured Convertible Promissory Note, dated January 24, 2022, issued to Lind Global Fund II LP (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on January 28, 2022)
4.5	$1,200,000 Senior Secured Convertible Promissory Note, dated May 30, 2023 issued to Lind Global Fund II LP (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 31, 2023)
4.6	Senior Secured Convertible Promissory Note, dated July 27, 2023, in the principal amount of $300,000 issued by Blue Star Foods Corp. to Lind Global Fund II LP (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 28, 2023)
4.7	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.7 to the Company’s Registration Statement on Form S-1 filed with the SEC on July 28, 2023)
4.8	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.8 to the Company’s Registration Statement on Form S-1 filed with the SEC on July 28, 2023)
4.9	Form of Pre-funded Warrant (incorporated by reference to Exhibit 4.9 to the Company’s Registration Statement on Form S-1 filed with the SEC on July 28, 2023)
5.1	Opinion of The Crone Law Group, P.C.
10.1	Form of Subscription Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2018)
10.2	Form of Amendment to Subscription Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2018)
10.3	Form of Warrant (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2018)
10.4	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2018)
10.5	Form of Settlement Agreement and Mutual General Release (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2018)
10.6	Forms of Lockup Agreement for Pre-Merger Stockholders and Officers and Directors (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2018)
10.7	Form of Redemption Agreement (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2018)
10.8	2018 Incentive Stock Option Plan (incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2018)
10.9	Form of Stock Option Agreement (incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K, dated November 8, 2018)
10.10	Loan and Security Agreement filed with the SEC on August 31, 2016 between the Company and ACF (incorporated by reference to Exhibit 10.10 to the Company’s Current Report on Form 8-K, dated November 8, 2018)
10.11	First Amendment to Loan and Security Agreement and Reservation of Rights, dated November 18, 2016, between the Company and ACF (incorporated by reference to Exhibit 10.11 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2018)
10.12	Second Amendment to Loan and Security Agreement, dated June 19, 2017, between the Company and ACF (incorporated by reference to Exhibit 10.12 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2018)
10.13	Third Amendment to Loan and Security Agreement, dated October 16, 2017, between the Company and ACF (incorporated by reference to Exhibit 10.13 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2018)

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10.14	Fourth Amendment to Loan and Security Agreement, dated September 19, 2018, between the Company and ACF (incorporated by reference to Exhibit 10.14 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2018)
10.15	Fifth Amendment to Loan and Security Agreement, dated November 8, 2018, between the Company and ACF (incorporated by reference to Exhibit 10.15 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2018)
10.16	$14,000,000 Revolving Credit Note, dated August 31, 2016 between the Company and ACF (incorporated by reference to Exhibit 10.16 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2018)
10.17	Patent Security Agreement, dated August 31, 2016, between Blue Star and ACF FINCO LP (incorporated by reference to Exhibit 10.17 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2018)
10.18	Lease Agreement, dated May 1, 2001, between Keeler & Co. and John Keeler Real Estate Holdings, Inc. (incorporated by reference to Exhibit 10.18 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2018)
10.19	Master Software Development Agreement, dated February 6, 2017 between the Company and Claritus Management Pvt. Ltd. (incorporated by reference to Exhibit 10.19 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2018)
10.20	$500,000 Demand Note, dated January 4, 2006 from Keeler & Co. in favor of John Keeler and Maria Keeler (incorporated by reference to Exhibit 10.20 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2018)
10.21	$200,000 Demand Note, dated March 31, 2006 from Keeler & Co. in favor of John Keeler and Maria Keeler (incorporated by reference to Exhibit 10.22 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2018)
10.22	$100,000 Demand Note, dated November 21, 2007, from Keeler & Co. in favor of John Keeler (incorporated by reference to Exhibit 10.23 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2018)
10.23	$516,833.83 Demand Note, dated July 31, 2013 from Keeler & Co. in favor of John Keeler (incorporated by reference to Exhibit 10.24 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2018)
10.24	Form of Subscription Agreement for February 1, 2019 offering (incorporated by reference to Exhibit 10.26 to the Company’s Annual Report on Form 10-K, filed with the SEC on April 1, 2019)
10.25	$1,000,000 Promissory Note, dated March 26, 2019, issued to Kenar Overseas Corp. (incorporated by reference to Exhibit 10.27 to the Company’s Annual Report on Form 10-K, filed with the SEC on April 1, 2019)
10.26	$100,000 Promissory Note, dated January 1, 2021, issued to Lobo Holdings, LLLP (incorporated by reference to Exhibit 10.26 to the Company’s Annual Report on Form 10-K filed with the SEC on April 15, 2021)
10.27	Agreement and Plan of Merger and Reorganization, dated as of November 26, 2019, by and among John Keeler & Co., Inc., Coastal Pride Seafood, LLC, Coastal Pride Company, Inc., The Walter F. Lubkin, Jr. Irrevocable Trust dated 1/8/03, Walter F. Lubkin III, Tracy Lubkin Greco and John C. Lubkin (incorporated by reference to Exhibit 10.29 to the Company’s Current Report on Form 8-K filed with the SEC on December 2, 2019)
10.28	4% Promissory Note in the principal amount of $500,000, dated November 26, 2019, issued by John Keeler & Co., Inc. to Walter Lubkin, Jr. (incorporated by reference to Exhibit 10.30 to the Company’s Current Report on Form 8-K filed with the SEC on December 2, 2019)
10.29	Form of 4% Convertible Promissory Note, dated November 26, 2019, issued by John Keeler & Co., Inc. (incorporated by reference to Exhibit 10.31 to the Company’s Current Report on Form 8-K filed with the SEC on December 2, 2019)
10.30	Form of Leak-Out Agreement, dated November 26, 2019 (incorporated by reference to Exhibit 10.32 to the Company’s Current Report on Form 8-K filed with the SEC on December 2, 2019)
10.31	Joinder and Seventh Amendment to Loan and Security Agreement, dated November 26, 2019, by and among ACF Finco I LP, John Keeler & Co., Inc. and Coastal Pride Seafood, LLC (incorporated by reference to Exhibit 10.33 to the Company’s Current Report on Form 8-K filed with the SEC on December 2, 2019)

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10.32	Form of Lock-Up and Resale Restriction Agreement, dated December 26, 2019 (incorporated by reference to Exhibit 10.34 to the Company’s Annual Report on Form 10-K filed with the SEC on May 29, 2020)
10.33	Loan Amendment, dated May 21, 2020 to Promissory Note issued to Kenar Overseas Corp. (incorporated by reference to Exhibit 10.36 to the Company’s Annual Report on Form 10-K filed with the SEC on May 29, 2020)
10.34	Eight Amendment to Loan and Security Agreement, dated May 7, 2020, between the Company and ACF Separation and Mutual Release Agreement, dated February 25, 2020, between the Company and Christopher Constable (incorporated by reference to Exhibit 10.37 to the Company’s Annual Report on Form 10-K filed with the SEC on May 29, 2020)
10.35	Separation and Mutual Release Agreement, dated February 25, 2020, between the Company and Christopher Constable (incorporated by reference to Exhibit 10.38 to the Company’s Annual Report on Form 10-K filed with the SEC on May 29, 2020)
10.36	Mutual Lease Termination Agreement, dated December 31, 2020, between Keeler & Co. and John Keeler Real Estate Holdings, Inc. (incorporated by reference to Exhibit 10.36 to the Company’s Annual Report on Form 10-K filed with the SEC on April 15, 2021)
10.37	Debt Repayment Agreement, dated December 30, 2020, between the Company and John Keeler (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 10-K filed with the SEC on February 9, 2021)
10.38	Investment Banking Agreement, dated July 1, 2020, between the Company and Newbridge Securities Corporation(incorporated by reference to Exhibit 10.38 to the Company’s Annual Report on Form 10-K filed with the SEC on April 15, 2021)
10.39	Amendment No. 1 to Investment Banking Agreement, dated October 30, 2020, between the Company and Newbridge Securities Corporation(incorporated by reference to Exhibit 10.39 to the Company’s Annual Report on Form 10-K filed with the SEC on April 15, 2021)
10.40	Loan and Security Agreement dated March 31, 2021, by and among John Keeler & Co. Inc. and Coastal Pride Seafood, LLC and Lighthouse Financial Corp. (incorporated by reference to Exhibit 10.40 to the Company’s Current Report on Form 10-K filed with the SEC on April 6, 2021)
10.41	Revolving Credit Note dated March 31, 2021 in the amount of up to $5,000,000 issued by John Keeler & Co. Inc. and Coastal Pride Seafood, LLC to Lighthouse Financial Corp. (incorporated by reference to Exhibit 10.41 to the Company’s Current Report on Form 10-K filed with the SEC on April 6, 2021)
10.42	Guarantee Agreement dated March 31, 2021 executed by Blue Star Foods Corp. in favor of Lighthouse Financial Corp. (incorporated by reference to Exhibit 10.42 to the Company’s Current Report on Form 10-K filed with the SEC on April 6, 2021)
10.43	Form of Director Services Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 31, 2021
10.44	Stock Purchase Agreement, dated April 27, 2021, by and among the Company, Taste of BC Aquafarms Inc., and Steve Atkinson and Janet Atkinson (incorporated by reference to Exhibit 10.44 to the Company’s Current Report on Form 8-K filed with the SEC on April 29, 2021)
10.45	Second Loan Amendment, dated April 28, 2021 between the Company and Kenar Overseas Corp. (incorporated by reference to Exhibit 10.45 to the Company’s Current Report on Form 8-K filed with the SEC on April 29, 2021)
10.46	Form of Subscription Agreement for common stock offering (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 23, 2021)
10.47	Form of common stock Purchase Warrant at $2.00 per share (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 23, 2021)
10.48	Form of Promissory Note with Taste of BC Aquafarms, Inc. Sellers (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 30, 2021)
10.49	First Amendment to Stock Purchase Agreement, dated June 24, 2021, by and among, the Company, Taste of BC Aquafarms, Inc, Steven Atkinson and Janet Atkinson (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 30, 2021)
10.50	Form of Confidentiality, Non-Competition and Non-Solicitation Agreement, dated June 24, 2021(incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on June 30, 2021)

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10.51	$100,000 Promissory Note, dated July 1, 2021, issued to Lobo Holdings, LLC (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 7, 2021)
10.52	Note Payoff Indemnity Agreement, dated July 6, 2021 between the Company and Kenar Overseas Corp. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 7, 2021)
10.53	Employment At Will Agreement, dated August 3, 2020, between the Company and Silvia Alana (incorporated by reference to Exhibit 10.53 to the Company’s Registration Statement on Form S-1 filed with the SEC on August 2, 2021)
10.54	Investment Banking Engagement Agreement, dated July 8, 2021, between the Company and Newbridge Securities Corporation (incorporated by reference to Exhibit 10.54 to the Company’s Registration Statement on Form S-1 filed with the SEC on August 2, 2021)
10.55	Consulting Agreement, dated July 8, 2021, between the Company and MEC Consulting, Inc. (incorporated by reference to Exhibit 10.55 to the Company’s Registration Statement on Form S-1 filed with the SEC on August 2, 2021)
10.56	Form of Warrant issuable to Newbridge Securities Corporation (incorporated by reference to Exhibit 10.56 to the Company’s Registration Statement on Form S-1/A filed with the SEC on October 25, 2021)
10.57	Securities Purchase Agreement, dated January 24, 2022, between the Company and Lind Global Fund II LP (incorporated by reference to Exhibit 10.57 to the Company’s Current Report on Form 8-K filed with the SEC on January 28, 2022)
10.58	Warrant, dated January 24, 2022, issued by the Company to Lind Global Fund II LP (incorporated by reference to Exhibit 10.58 to the Company’s Current Report on Form 8-K filed with the SEC on January 28, 2022)
10.59	Security Agreement, dated as of January 24, 2022, between the Company and Lind Global Fund II LP (incorporated by reference to Exhibit 10.59 to the Company’s Current Report on Form 8-K filed with the SEC on January 28, 2022)
10.60	Stock Pledge Agreement, dated as of January 24, 2022, between the Company and Lind Global Fund II LP (incorporated by reference to Exhibit 10.60 to the Company’s Current Report on Form 8-K filed with the SEC on January 28, 2022)
10.61	Form of Warrant, dated November 5, 2021 issued to Newbridge Securities Corporation (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2021)
10.62	Asset Purchase Agreement, dated February 3, 2022, between Coastal Pride Seafood, LLC, Gault Seafood, LLC and Robert J. Gault II (incorporated by reference to Exhibit 10.61 to the Company’s Current Report on Form 8-K filed with the SEC on February 9, 2022)
10.63	Consulting Agreement, dated February 3, 2022 between Coastal Pride Seafood, LLC and Robert J. Gault (incorporated by reference to Exhibit 10.62 to the Company’s Current Report on Form 8-K filed with the SEC on February 9, 2022)
10.64	Leak-Out Agreement, dated February 3, 2022 for Robert J. Gault (incorporated by reference to Exhibit 10.63 to the Company’s Current Report on Form 8-K filed with the SEC on February 9, 2022)
10.65	Fingerling Supply Agreement, dated December 3, 2021, between Taste of BC Aquafarms Inc. and West Coast Fishculture (Lois Lake) Ltd. (incorporated by reference to Exhibit 10.65 to the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2022)
10.66	Form of Director Service Agreement, dated April 20, 2022 (incorporated by reference to Exhibit 10.66 to the Company’s Current Report of Form 8-K filed with the SEC on April 25, 2022)
10.67	Land Lease Agreement, dated April 1, 2022, between Taste of BC Aquafarms Inc. and Steven and Janet Atkinson (incorporated by reference to Exhibit 10.67 to the Company’s Annual Report of Form 10-K filed with the SEC on April 17, 2023)
10.68	Land Lease Agreement, dated April 1, 2022, between Taste of BC Aquafarms Inc. and Kathryn Atkinson (incorporated by reference to Exhibit 10.68 to the Company’s Annual Report of Form 10-K filed with the SEC on April 17, 2023)
10.69	Vendor and Supply Agreement, effective January 28, 2023, between the Company and Just Food For Dogs, LLC (incorporated by reference to Exhibit 10.69 to the Company’s Annual Report of Form 10-K filed with the SEC on April 17, 2023)

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10.70	Warrant Agent Agreement, dated February 10, 2023, between the Company and VStock Transfer, LLC, including the Pre-Funded Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 15, 2023)
10.71	Purchase Agreement, dated May 16, 2023, by and between the Company and ClearThink Capital Partners, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 17, 2023)
10.72	Securities Purchase Agreement, dated May 16, 2023, by and between the Company and ClearThink Capital Partners, LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 17, 2023)
10.73	Registration Rights Agreement, dated May 16, 2023, by and between the Company and ClearThink Capital Partners, LLC (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on May 17, 2023)
10.74	Securities Purchase Agreement, dated May 30, 2023 by and between Blue Star Foods Corp. and Lind Global Fund II LP (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 31, 2023)
10.75	Warrant dated May 30, 2023 issued by the Company to Lind Global Fund II LP (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 31, 2023)
10.76	Amended and Restated Security Agreement dated as of May 30, 2023 by and between the Company and Lind Global Fund II LP (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 31, 2023)
10.77	Waiver Agreement, dated July 6, 2023, among the Company, Taste of BC Aquafarms Inc., Steve Atkinson and Janet Atkinson (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 11, 2023)
10.78	First Amendment to Securities Purchase Agreement, dated July 27, 2023 by and between Blue Star Foods Corp. and Lind Global Fund II LP (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 28, 2023)
10.79	Warrant dated July 27, 2023 issued by Blue Star Foods Corp. to Lind Global Fund II LP (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 28, 2023)
10.80	First Amendment to Security Agreement dated as of July 27, 2023 by and between Blue Star Foods Corp. and Lind Global Fund II LP (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on July 28, 2023)
10.81	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.81 to the Company’s Registration Statement on Form S-1 filed with the SEC on July 28, 2023)
10.82	Subordinated Business Loan and Security Agreement dated May 9, 2024 by and between Blue Star Foods Corp. and AgileLending, LLC
10.83	Subordinated Business Loan and Security Agreement dated July 25, 2024 by and between Blue Star Foods Corp. and AgileLending, LLC
10.84	Promissory Note dated May 17, 2024 by and between Blue Star Foods Corp. and FirstFire Global Opportunities Fund, LLC
10.85	Waiver and Acknowledgement Agreement by and between Blue Star Foods Corp. and Lind Global Fund II LLP
21.1	List of Subsidiaries of the Registrant
23.1	Consent of MaloneBailey, LLP (previously filed)
23.2	Consent of The Crone Law Group, P.C. (included in Exhibit 5.1)
24.1	Power of Attorney (included in Part II of this Registration Statement)
107	Filing Fee Table

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Item 17. Undertakings

The Company hereby undertakes:

(a)(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the Company under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Company undertakes that in a primary offering of securities of the undersigned Company pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Company relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Company or used or referred to by the undersigned Company;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Company or its securities provided by or on behalf of the undersigned Company; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Company to the purchaser.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the Company is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on August 12, 2024.

BLUE STAR FOODS CORP.

By:	/s/ John Keeler
John Keeler Chief Executive Officer and Executive Chairman (Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

August 12, 2024	By:	/s/ John Keeler
John Keeler Chief Executive Officer and Executive Chairman and director
(Principal Executive Officer)

August 12, 2024	By:	/s/ Claudia Campos
Claudia Campos Corporate Controller (Principal Financial and Accounting Officer)

August 12, 2024	By:	/s/ Jeffrey J. Guzy
Jeffrey J. Guzy Director

August 12, 2024	By:	/s/ Nubar Herian
Nubar Herian Director

August 12, 2024	By:	/s/ Timothy McLellan
Timothy McLellan
Director

August 12, 2024	By:	/s/ Trond Ringstad
Trond Ringstad
Director

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